Table of Contents

Registration No.  024-11053

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Amendment No. 3

DNA BRANDS, INC.

(Exact name of issuer as specified in its charter)

Colorado

(State or other jurisdiction of incorporation or organization)

6245 N. Federal Highway Suite 504

Fort Lauderdale, FL 33308

(561) 654-5722

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

URS Agents LLC

36 South 18th Avenue

Brighton, Colorado 80601

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7371	26-0394476
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PRELIMINARY OFFERING CIRCULAR SUBJECT TO COMPLETION,

DATED DECEMBER 18, 2019

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

DNA Brands, Inc.

MAXIMUM OFFERING AMOUNT: $2,500,000

This is a public offering (the “Offering”) of securities of DNA Brands, Inc., a Colorado corporation (the “Company”). We are offering a maximum of Two Billion Five Hundred Million (2,500,000,000) shares (the “Maximum Offering”) of our common stock, par value $0.00001 (the “Common Stock”) at an offering price of One Tenth of One Cent ($0.001) per share (the “Shares”) on a “best efforts” basis. This Offering will expire on the first to occur of (a) the sale of all 2,500,000,000 shares of Common Stock offered hereby, (b) February 15, 2020, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when the Company’s board of directors elects to terminate the Offering (as applicable, the “Termination Date”). There is no escrow established for this Offering. We will hold closings upon the receipt of investors’ subscriptions and acceptance of such subscriptions by the Company. If, on the initial closing date, we have sold less than the Maximum Offering, then we may hold one or more additional closings for additional sales, until the earlier of: (i) the sale of the Maximum Offering or (ii) the Termination Date. There is no aggregate minimum requirement for the Offering to become effective, therefore, we reserve the right, subject to applicable securities laws, to begin applying “dollar one” of the proceeds from the Offering in accordance with the Use of Proceeds section of this Offering Circular (See section “Use of Proceeds”) and such other uses as more specifically set forth in this offering circular (“Offering Circular”). We expect to commence the sale of the Shares as of the date on which the offering statement of which this Offering Circular is a part (the “Offering Statement”) is qualified by the United States Securities and Exchange Commission (the “SEC”).

The Company’s Common Stock is listed on the Over The Counter Bulletin Board (“OTCPNK”) under the symbol “DNAX,” and qualified Pink Current Information Tier. For further information, see “Plan of Distribution – Exchange Listing” of this Offering Circular.

Such Offering price and our valuation was determined by management in order to attract investors in this Offering. The valuation of our currently outstanding shares of Common Stock and the $0.001 per share Offering price of the Common Stock has been based upon the trading price and volume of trading of our Common Stock on the OTCPNK exchange and is not based on book value, assets, earnings or any other recognizable standard of value.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

	Price to Public	Commissions	Proceeds to the Company
Per Share	$0.001	$0.00	$0.001
Maximum Offering	$2,500,000.00	$0.00	$2,500,000.00

THE SECURITIES UNDERLYING THIS OFFERING STATEMENT MAY NOT BE SOLD UNTIL QUALIFIED BY THE SECURITIES AND EXCHANGE COMMISSION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL, NOR SOLICITING AN OFFER TO BUY, ANY SHARES OF OUR COMMON STOCK IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH SALE IS PROHIBITED.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN RISKS YOU SHOULD CONSIDER BEFORE PURCHASING ANY SHARES IN THIS OFFERING.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION, WHICH WE REFER TO AS THE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO (2) BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN TEN PERCENT (10%) OF THE GREATER OF YOUR ANNUAL INCOME OR YOUR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This Offering Circular follows the disclosure format prescribed by Part I of Form S-1 pursuant to the general instructions of Part II(a) (1)(ii) of Form 1-A.

The date of this Offering Circular is December 18, 2019.

The Company has not determined if it will require these services or such selected service providers. The Company reserves the right to engage one or more FINRA-member broker-dealers or placement agents in its discretion. Does not include expenses of the Offering, including fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be as much as $25,000.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

Unless otherwise indicated, data contained in this Offering Circular concerning the business of the Company are based on information from various public sources. Although we believe that these data are generally reliable, such information is inherently imprecise, and our estimates and expectations based on these data involve a number of assumptions and limitations. As a result, you are cautioned not to give undue weight to such data, estimates or expectations.

In this Offering Circular, unless the context indicates otherwise, references to “DNA Brands,” “we,” the “Company,” “our,” and “us” refer to the activities of and the assets and liabilities of the business and operations of DNA Brands, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward- looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors that you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	Our ability to effectively operate our business segments;

•	Our ability to manage our research, development, expansion, growth and operating expenses;

•	Our ability to evaluate and measure our business, prospects and performance metrics;

•	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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OFFERING CIRCULAR SUMMARY

This Offering Circular contains a fair summary of the material terms of documents summarized herein. All concepts, goals, estimates and business intentions are revealed and disclosed as such are known to management as of the date of this Offering Circular. Circumstances may change so as to alter the information presented herein at a later date. This material will be updated by Amendment to this document and by means of press releases and other communications to Shareholders. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

As used in this Offering Circular, all references to “DNA Brands,” “capital stock,” “Common Stock,” “Shares,” “preferred stock,” “stockholders,” “shareholders” applies only to DNA Brands, Inc. As used in this Offering Circular, the terms “Company,” “we,” “our” or words of like import mean DNA Brands, Inc., and its direct and indirect subsidiaries. All references in this Offering Circular to “years” and “fiscal years” means the twelve-month period ended December 31.

Corporate History and Information

The Company was formed in the state of Colorado with the filing of Articles of Incorporation on May 23, 2007 with the name of Famous Products, Inc. At formation, the principal operations of the Company were as a full service, brand-marketing organization whose activities are centered around its client's products, principally in the liquor industry. Brand marketing builds the value of the brand by connecting it with target audiences to achieve strategic marketing objectives. It was comprised of one corporation with a wholly-owned subsidiary, Fancy Face Promotions, Inc., a Colorado corporation. All of our operations are conducted through this subsidiary. On January 22, 2008, the Company filed a registration statement on Form SB-2 reporting $26,648 in assets which however consisted mostly of cash, $24,170. The company’s operations however consisted mostly of providing services out of one principal location in the downtown Denver metropolitan area. These operations continued until July 7, 2010 when the Company changed to its current name, DNA Brands, Inc. Through to this name change event, though it was never profitable, the Company was current in its filings requirements with the SEC reporting on its assets and operations in its fiscal year reports for 2007, 2008 and 2009 (it has a fiscal year end date of Oct. 31). For its period ending Oct. 31, 2007, it reported losses of $47,850 from its operations. For its fiscal year ending Oct. 31, 2008, it reported total revenues of $35,825 but reported a net loss of $18,4883. For its fiscal year ending Oct. 31, 2009, it reported total revenues of $6,214 and had operating expenses of $33,3614.

On July 6, 2010, the Company changed its business plan acquiring Grass Roots Beverage Company, Inc. and all of the remaining assets, liabilities and contract rights of DNA Beverage Corporation, and the Company amended its name to DNA Brands, Inc. on July 7, 2010.

Our mailing address is DNA Brands, Inc., 6245 N. Federal Highway, Suite 504, Fort Lauderdale, FL 33308 and our telephone number is (561) 654-5722. Our website address is www.dnabrandsinc.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Business Overview

On March 25, 2019, we announced that we were shifting our primary corporate focus to the transportation/ridesharing industry with the signing of a fleet agreement with the rideshare platform, Ridesharerental.com (http://www.Ridesharerental.com) (the “Rideshare Platform”). As of the date of this Offering Circular, the Company’s operating business segments will be primarily focused on our Fleet Agreement with Rideshare rental.com and the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent to rent to Uber and Lyft drivers in the South Florida Region (“Fleet Management”). Initially concentrating in the South Florida region, DNA Brands is the First fleet operator in the State of Florida with www.RideshareRentals.com and anticipates covering the whole state by years’ end.

The Company’s Fleet Management business focuses on the maintenance of a fleet of standard passenger vehicles, to be subsequently rented directly to drivers in the ridesharing economy. The Fleet Management business and vehicles are made commercially available through the Rideshare Platform, which is available at www.ridesharerental.com. DNA Brands has obtained financing (discussed in more detail below) in order to begin the fleet purchase process. The company fully intends to continue adding cars to its fleet monthly. The most significant portion of the use of proceeds of this offering will be to add additional vehicles to our Fleet Management business.

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The Company now has four vehicles in service.

Prior Financing

From mid-2013 through the third quarter of 2019, the Company has been financed principally by four main investors, Dr. Thomas Rutherford, Kerry Goodman, GPL Ventures, and Barry Romich (or related entities), two of whom (Dr. Rutherford and Mr. Goodman) are also shareholders of the Company. The promissory notes and debentures representing their investments are included as exhibits to this Registration Statement. The majority of the prior promissory notes and debentures issued by the Company, excluding those issued in 2019, were in default as of the date of this Offering Circular. The Company has spoken with nearly all of the holders of the defaulted instruments and other creditors of the Company, and feels that it has a good relationship with the holders and creditors. There can be no guarantee that one or more noteholders or other creditors of the Company will not seek to enforce the Company’s payment obligations.

Additional information about the notes and debentures can be found in the Section below entitled “DNA Brands Inc., Recent Financing Activities.” Other investors also provided financing, information about which can also be found in the Section entitled “DNA Brands Inc., Recent Financing Activities.”

The Ridesharing Industry

At the most basic level, real-time ridesharing is a service that arranges one-time shared rides on very short notice. The internet-connected, global positioning system (“GPS”) enabled device automatically detects your current location, takes the home location that you have programmed in previously and searches the database for drivers traveling a similar route and willing to pick up passengers. According to Wikipedia.org, “real-time” ridesharing is defined as “a single, or recurring Rideshare trip with no fixed schedule, organized on a one-time basis, with matching of participants occurring as little as a few minutes before departure or as far in advance as the evening before a trip is scheduled to take place”.

The growth of the ridesharing economy has resulted in increasing consumer demand for ridesharing services, provided by transportation network companies (“TNC”) such as Lyft, DIDI, VIA, Juno, Gett and Uber, that offer a ridesharing economy service through mobile applications. Ridesharing apps connect people who need a ride with people who have a vehicle and time to drive - notably, not necessarily people who are licensed taxi drivers. Companies like Lyft, DIDI, VIA, Juno, Gett and Uber provide a smartphone app that lets consumers hail a ride, set their destination, and pay without leaving the app itself. The benefits to the consumer is ease of use, availability of rides, and sometimes lower prices than traditional taxis. Many companies require at least some sort of certification for the drivers and take a portion of the drivers’ fares. Drivers can choose when they work (though they can receive bonuses for logging a certain number of hours) and provide their own vehicles. Early entrants in the TNC app space, like Uber and Flywheel, were founded around 2009. Overall, the industry has raised more than $10 billion in venture funding.

We believe that we have strong economic prospects by virtue of the following dynamics of the industry:

•	Continued Growth in Ridesharing Market. The ridesharing services market has grown faster, gone to more places and has produced robust growth and consumer traffic figures since commercial introduction in approximately 2009. The pace of growth is also picking up. It has been reported that Uber took six (6) years before it reached a billion rides in December of 2015, but it took only six (6) months for Uber to get to two billion rides. In the U.S., the number of users of ridesharing services is estimated to increase from 8.2 million in 2014 to 20.4 million in 2020, producing a compounded annual growth rate (“CAGR”) of approximately 13.92% over the seven-year period.

•	Globalization of Ridesharing. In the same vein, ridesharing which started as an experiment in California has grown into a global marketplace over a short period of time. Asia has emerged as a geographical territory to drive future growth. For example, Didi Chuang, the Chinese ridesharing company, completed 1.43 billion rides just in 2015 and it now claims to have 250 million users in 360 Chinese cities. Ridesharing is also acquiring deep roots in both India and Malaysia, and is making advances in Europe and Latin America, despite regulatory pushback.

•	Expanding Choices. Consumer options in ridesharing are expanding to attract an even larger audience, such as carpooling and private bus services. The expansion of consumer options has also attracted mass transit customers to more expensive luxury options. In addition, it has been reported that dominant TNC businesses are experimenting with pre-scheduled rides and multiple stops on single trip gain to meet customer needs. Our Fleet Management business and fleet of rental vehicles are designed to put more certified ridesharing vehicles on the roadways to meet the increasing consumer demand of the availability of ridesharing services.

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Our Opportunity

The increasing demand for ridesharing services has produced an increase in demand by TNC businesses for more ridesharing drivers and vehicles on the road at any given time. The growing demographic of ridesharing drivers, as determined on a global basis, has drawn ridesharing drivers to the ridesharing marketing to perform services for a host of private TNC businesses focused on ridesharing, such as Uber and Lyft. The Company believes that private ridesharing TNC businesses are hiring more than an estimated 50,000 drivers a month to keep pace with the current commercial demand for ridesharing services.

Complicating this matter further, many potential ridesharing drivers drawn to the ridesharing market are being rejected or turned away from driving for the private ridesharing TNCs on account of the fact that many potential ridesharing driver’s personal vehicles are failing to meet the Ridesharing Qualification Requirements imposed on all ridesharing drivers and vehicles by the private ridesharing TNCs. The Ridesharing Qualification Requirements include not only certain requirements on all ridesharing drivers and their respective vehicles (the “Driver Qualification Requirements”) but also additional vehicle safety tests, inspections and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs. Generally, the vehicle safety tests, inspections and precautions require all vehicles to pass a standard vehicle inspection test administered by the respective TNC employer (the “Vehicle Qualification Requirements”, together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”). For more information see “Ridesharing Qualification Requirements”. The Company estimates that approximately 30%-50% of potential ridesharing drivers do not own or have access to a car or vehicle that will meet the Ridesharing Qualification Requirements. Further, the Company believes that this issue surrounding the Ridesharing Qualifications Requirements are exacerbating the problem and resulting in a shortfall of ridesharing drivers on the road at any given time. Private ridesharing TNCs have responded to this issue by actively pursuing programs to get eligible ridesharing drivers into qualified cars that meet the Ridesharing Qualification Requirements. The Company believes that the TNC line of business and immense capital requirements in developing a fleet management business to service the growing ridesharing industry on such a large scale will restrict the ability of the private ridesharing TNCs to dominate the ridesharing vehicle rental market. Additionally, under the general rules being enforced by the leading TNCs, TNCs are restricted from owning a fleet of vehicles or partaking in the fleet management business. Further, despite the financial resources and scale of the dominant TNCs in the ridesharing business, the Company believes that third-party vehicle rental providers are a necessity to the growth and service of a robust ridesharing market.

Our Concurrent and Recent Financing Activities.

DNA Brands Inc., Recent Financing Activities

In February 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $500,000. The debenture bears interest at 12% per annum and carries an annual transaction fee of $30,000, of which both are payable in quarterly installments commencing in May 2011. These costs are recorded as interest expense in the Company's financial statements. In addition, as further inducement for loaning the Company funds, the Company issued 125,000 restricted shares of its common stock to the holder upon execution. The common shares were valued at $31,250, their fair market value, and recorded as discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In June 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $125,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 150,000 shares of the Company’s common stock. This beneficial conversion feature was valued at $90,750, using Black-Scholes methodology, and recorded as a discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In July and August 2011, the Company issued a series of secured convertible debentures to accredited investors aggregating $275,000 in gross proceeds. All proceeds from these debentures are to be utilized solely for the purpose of funding raw materials and inventory purchases through the use of an escrow agent. The debentures bear interest at 12% per annum, payable in monthly installments. The debentures are convertible at any time prior to maturity at a conversion price equal to 80% of the average share price of the Company’s common stock for the 10 previous trading days prior to conversion, but not less than $0.70. In addition, as further inducement for loaning the Company funds, the Company issued the lenders 68,750 restricted shares of its common stock and 137,500 common stock warrants exercisable at $1.25 per share. As a result, the Company had to allocate fair market value to each the beneficial conversion feature, restricted shares and warrants. The common shares were valued at $30,938, their fair market value. The Company determined the fair market value of the warrants as $94,255 using the Black-Scholes valuation model. Since the combined fair market value allocated to the warrants and beneficial conversion feature cannot exceed the convertible debenture amount, the beneficial conversion feature was valued at $149,807, the ceiling of its intrinsic value. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

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In February 2012, the Company issued a convertible debenture to an existing shareholder in the amount of $75,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 280,000 shares of the Company’s common stock. As further inducement, the Company issued the lender 280,000 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on January 31, 2017. Using the Black-Scholes model, the warrants were valued at $63,620 and recorded as a discount to the principal amount of the debenture. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February and June 2012, the Company converted $524,950 of its loans payable to officers into convertible debentures. These debentures were offered by the Company’s officers to certain accredited investors and a majority portion of the proceeds therefrom were deposited with the Company. The debentures had no maturity date and bear no interest. Therefore these debentures were payable on demand and were originally classified as a current liability. The debentures were convertible at any time into 3,499,667 shares, or $0.15 per share of common stock. The Company determined that these terms created a beneficial conversion feature. Using the Black- Scholes model, the beneficial conversion feature was valued at $524,950, the ceiling of its intrinsic value. Due to the nature of the debentures, the full value of the beneficial conversion feature was immediately recorded as interest expense in the Company’s financial statements. In August 2012, these convertible debentures were converted into 3,499,666 shares of the Company’s common stock.

On April 9, 2012, the Company executed an Investment Banking and Advisory Agreement with Charles Morgan Securities, Inc., New York, NY (“CMI”), wherein CMI agreed to provide consulting, strategic business planning, financing on a “best efforts” basis and investor and public relations services, as well as to assist the Company in its efforts to raise capital through the issuance of debt or equity. The agreement provided for CMI to engage in two separate private offerings with the initial private placement offering up to $3.0 million and the second private placement offering up to an additional $3.0 million; each on a “best efforts” basis. In connection with this agreement the Company issued 750,000 shares valued at $0.25 per share or a total value of $187,500. This amount was fully amortized in the Company's financial statements as of December 31, 2012.

In July 2012, the Company received proceeds from convertible debentures totaling $182,668 in connection with the CMI agreement. The debentures bear interest at 12% per annum, which is payable in cash or the Company’s common stock at the time of conversion or maturity. The debentures are convertible at any time prior to maturity at a conversion price equal to the lesser of 75% of the average share price of the Company’s common stock for the five previous trading days prior to conversion or $0.35, but not less than $0.15. In the event that the Company offers or issues shares of its common stock at a share price less than $0.15, the floor conversion price will adjust to the new lower price. The Company determined that the terms of the debentures created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $160,813 and recorded as a discount to the principal amount of the debentures. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On August 7, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture does not bear interest. As an inducement, the Company agreed to issue the lender 20,000 shares of its common stock. The common shares were valued at their trading price on the date of the agreement and recorded as interest expense in the Company’s results of operations. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the conversion terms of this note were modified and the note was converted into 1,500,000 shares of common stock.

On September 25, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the lender converted $23,000 of principal into 919,403 shares of common stock in accordance with the conversion terms of the debenture.

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On November 1, 2012, the Company issued a convertible debenture in the amount of $80,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the average closing bid price of the Company’s common stock on the 30 previous trading days prior to the day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $56,286, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

During the second quarter of 2013, the Company recorded $65,000 in gross proceeds from the issuance of three convertible debentures. The debentures bear interest at 12% per annum, which is payable in cash at the time of maturity. The debentures are convertible at any time prior to maturity into 216,667 shares of the Company’s common stock. As further inducement, the Company issued the lenders 216,667 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on February 28, 2017. Using the Black-Scholes model, the warrants were valued at $69,455 and recorded as a discount up to the principal amount of the debentures. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. As of December 31, 2013, two of the debentures totaling $35,000 in principal value were converted into 316,667 shares of common stock. Some of the original conversion terms were modified prior to the notes’ conversions. The remaining $30,000 debenture is in default, as its maturity date was April 25, 2013.

On September 17, 2013, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On October 31, 2013, the Company issued a convertible debenture in the amount of $204,000. The debenture bears interest at 18% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest closing bid price of the Company’s common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $204,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $53,000. The debenture bears interest at 8% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 58% of the average of the 3 lowest share closing bid prices of the Company’s common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $48,533, its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $125,000. The debenture bears interest at 10% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share closing bid price of the Company’s common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $125,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

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On November 6, 2013, the Company issued a convertible debenture in the amount of $80,000. The debenture bears no interest and is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the average share closing bid price of the Company’s common stock on the thirty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $80,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 21, 2013, the Company issued a convertible debenture in the amount of $100,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share intra-day price of the Company’s common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $100,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

June 10, 2014, the Company issued a convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum. This debenture is in default.

April 22, 2014, the Company issued a 1 year convertible debenture of $77,500, maturing April 22, 2015, to Tidepool Ventures Inc. Bearing 10% interest per annum. This note has a Conversion factor of 45% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days to the market. (Representing a 55% discount to market price). This note was sold to World Market Ventures LLC and converted into common stock.

April 22, 2014, the Company issued a 1 year maturity convertible debenture of $110,000 to Iconic Holding LLC. Bearing 5% interest per annum, maturing April 22 2015. This note has a Conversion factor of 50% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). $32,250 Was converted into Common stock for 2016. This note is in default.

May 2, 2014, the Company issued a 1 year convertible debenture to LG Capital funding LLC of $37,500 maturing May 2, 2015. Bearing 8% annual interest. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2014, the Company issued a 1 year maturity convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum maturing June 10, 2015. This note has a conversion factor of 60% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 40% discount to market price). This note is in default. $63K, was converted into Common stock for the year 2016.

Oct. 7, 2014, the Company issued a 1 year Convertible Debenture to Coventry Enterprises LLC for $30,000. Bearing 8% per annum. Maturing Oct. 7, 2015. This note has a Conversion ratio with a 50% of market price. Market price is Calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

Jan. 14, 2016 the company issued a convertible debenture to Darren Marks for $25,000 bearing 8% interest per annum. Maturing Jan. 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by the average of the lowest bid price of the trailing 5 business days (Representing a 60% discount to market). This note is in default.

Jan. 14, 2016 the company issued a convertible debenture to Darren Marks for $50,000 bearing 8% interest per annum. Maturing Jan. 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Jan. 14, 2016 the company issued a convertible debenture to Melvin Leiner for $50,000 bearing 8% interest per annum. Maturing Jan. 14, 2017. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

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Feb. 1, 2016 the company issued a convertible debenture to Andrew Telsey for $30,000, bearing 8% Interest per annum. Maturing Feb. 1, 2017. This note has a conversion of 60% of market value. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 40% discount to market price). This Note is in default.

Feb. 1, 2016, the Company issued a convertible Note to Darren Marks for $70,500, bearing 8% interest per annum. Maturing Feb. 1, 2017. This note has a conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market Price). This Note is in default.

Feb. 1, 2016, the Company issued a convertible Note to Melvin Leiner for $106,632.70, bearing 8% interest, with a conversion ratio, of 40% market price. Maturing Feb. 1, 2017. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. Discount to market. (Representing a 60% discount to market price). This Note is in default.

April 16, 2016, the Company issued a convertible debenture to Tidepool Ventures group for $10,000 bearing 5% interest per annum. Maturing April 16, 2017. This note has a conversion ratio of 45% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 55% discount to market). This debenture is in default.

April 26, 2016, the Company issued a convertible debenture to Iconic Holdings LLC for $25,000 bearing 10% interest per annum Maturing April 26, 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC for $3,000 bearing 5% interest per annum. Maturing June 10, 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing 50% discount to market price). This note is in default.

June 29, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC of Eight thousand seven hundred fifty dollars ($8,750) bearing 5% interest per annum. Maturing June 29, 2017. This Note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

August 12, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC $3,000 bearing 5% interest per annum. Maturing August 12, 2017. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

Sept 7, 2016, the Company issued a convertible debenture to Dr. Rutherford for $20,000 Bearing 5% interest per annum. Maturing September 7, 2017. This note has a conversion of 50% discount of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

May 21, 2017, Company issued a convertible Promissory Note to Heidi Michitsch for One Hundred Thousand Dollars, bearing 9.875% interest ($100K). This note is in default.

November 24, 2017, the Company issued a convertible debenture to Mr. Fred Rosen for Four Thousand Dollars ($4,000), for funds loaned to the company. This note is in default.

On November 25, 2017, the Company issued a Convertible Note for Twenty Thousand Dollars USD ($20,000) Dr. Thomas Rutherford, for funds loaned to the company. This note is in default.

On November 29, 2017, company issued a Convertible Promissory Note to Mr. Joseph Gibson, for Five Thousand Dollars USD ($5,000) USD. This note is in default.

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On or about November 30, 2017, the Company issued a Convertible Promissory Note to Dr. Doug Engers Five Thousand USD ($5K) for funds loaned to the Company. This note is in default.

On or about December 13, 2017, the Company issued a Convertible Promissory Note to Barry Romich of Ten Thousand dollars USD ($10,000), for funds loaned to the company. This note is in default.

On or about December 15, 2017, the Company issued a Convertible Promissory Note to Mr. Kerry Goodman for One hundred Thousand Dollars USD ($100K, $50K cashed late December, $50K cashed early February). This note is in default.

On or about December 31, 2017, company issued a Convertible promissory Note payable to Ms. Heidi Michitsch of Six thousand Dollars USD ($6K) for Back Salaries Due, Q4 2017. This note is in default.

On Dec. 31, 2017, the Company issued a Convertible promissory Note to CEO Adrian P. McKenzie or his company PBDC LLC in the amount of Thirty One Thousand, two hundred and Eighty USD ($31,280). This Promissory Note covers monies loaned to the company for the Token Talk Acquisition and Back Salaries owed to Mr. McKenzie over the given time period. This note is in default.

On or about August 13, 2018, the Company issued a Convertible Note of Fifty Thousand Dollars USD in exchange for Fifty Thousand Dollar USD ($50,000) Loan to the Company, to the BA Romich Trust. This note is in default.

On or about August 13, 2018, the Company issued a Convertible note in the amount of Fifty Thousand Dollars USD ($50,000) as a Charitable donation to the Romich Foundation. This note is in default.

On or November 18, 2018, the Company issued a convertible promissory Note to Dr. Thomas Rutherford for One Hundred Thousand Dollars USD ($100,000), for funds loaned to the company. This note is in default.

Risks Related to Our Business

Our business and our ability to execute our business strategy are subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, but are not limited to the following:

•	Our limited operating history by which potential investors may measure our chances of achieving success in under our business model. In addition, our executive officers have a lack of experience in managing companies similar to the Company.

•	Federal or state regulations concerning the ridesharing industry or adoption of new regulations that could have a material adverse effect on our business segments.

•	Our ability to pay significant indebtedness.

•	Our ability to effectively operate our business segments and respond to the highly competitive and rapidly evolving marketplace and regulatory environment in which we intend to operate.

•	Our ability to manage our expansion, growth and operating expenses.

•	Our management team’s lack of prior managerial experience within a highly competitive industry, such as the vehicle rental business or transportation industry, subjects our Company to certain qualitative risks and uncertainties.

•	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry.

•	No active market for our common stock exists or may develop, and you may not be able to resell your common stock at or above the initial public offering price.

•	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand.

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REGULATION A+

We are offering our Common Stock pursuant to recently adopted rules by the Securities and Exchange Commission mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier 1” of Regulation A+, which allows us to offer of up to $20 million in a 12-month period.

In accordance with the requirements of Tier 1 of Regulation A+, we will be required to update certain issuer information by electronically filing a Form 1-Z exit report with the Commission on EDGAR not later than 30 calendar days after termination or completion of an offering.

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THE OFFERING

Issuer:	DNA Brands, Inc.

Shares Offered:	A maximum of Two Billion Five Hundred Million (2,500,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of One Tenth of One Cent ($0.001) per share (the “Shares”).

Number of shares of Common Stock Outstanding before the Offering:	147,046,461 shares of Common Stock.

Number of shares of Common Stock to be Outstanding after the Offering:	397,046,461 shares of Common Stock if the Maximum Offering is sold.

Price per Share:	One tenth of a penny ($0.001).

Listing:	Our shares of Common Stock are listed on Over the Counter Pink Sheets exchange under the symbol “DNAX.”

There can be no assurance that the Company Common Stock sold in this Offering will be continue to be approved for listing on OTCPNK or other recognized securities exchange. For more information see the section “Risk Factors.”

Maximum Offering:	Two Billion Five Hundred Million (2,500,000,000) shares of our Common Stock (the “Maximum Offering”), at an offering price of One Tenth of One Cent ($0.001) per share (the “Shares”), for total gross proceeds of Two Hundred and fifty Thousand Dollars ($2,500,000).

Use of Proceeds:	If we sell all of the Shares being offered, our net proceeds (after our estimated Offering expenses) will be $2,500,000. We will use these net proceeds for the operation of our business segments, working capital and general corporate purposes, and such other purposes described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors”.

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RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this Offering Circular, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our shares of common stock could decline and you may lose all or part of your investment.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. See “Cautionary Note Regarding Forward Looking Statements” above for a discussion of forward-looking statements and the significance of such statements in the context of this Offering Circular.

RISKS RELATED TO OUR COMPANY

We have a limited operating history in the rideshare industry on which to judge our business prospects and management.

We have limited operating history as a rideshare company upon which to base an evaluation of our business and prospects. You must consider the risks and difficulties we face as a small operating company with limited operating history.

On March 25, 2019, we announced that we were shifting our primary corporate focus in the transportation/ridesharing industry towards the vehicle rental business with a focus on the maintenance of a fleet of standard passenger vehicles to be made commercially available for rent to rideshare drivers. We have limited operating history in the vehicle rental, fleet management and transportation industry.

If we do not successfully address these risks, our business, prospects, operating results and financial condition will be materially and adversely harmed. Operating results for future periods are subject to numerous uncertainties and we cannot assure you that the Company will achieve or sustain profitability. The Company’s prospects must be considered in light of the risks encountered by small operating companies with limited operating history, particularly companies in new and rapidly evolving markets. Operating results will depend upon many factors, including our success in attracting and retaining motivated and qualified personnel, our ability to establish short term credit lines or obtain financing from other sources, such as the contemplated Regulation A+ offering, our ability to develop and market new products, control costs, and general economic conditions. We cannot assure you that the Company will successfully address any of these risks.

We will need but may be unable to obtain additional funding on satisfactory terms, which could dilute our shareholders or impose burdensome financial restrictions on our business.

We have relied upon cash from financing activities and in the future, we hope to rely more predominantly on revenues generated from operations to fund all of the cash requirements of our activities. However, there can be no assurance that we will be able to generate significant cash from our operating activities in the future to funds our continuing operations. Future financings may not be available on a timely basis, in sufficient amounts or on terms acceptable to us, if at all. Any debt financing or other financing of securities senior to the Common Stock will likely include financial and other covenants that will restrict our flexibility. Any failure to comply with these covenants would have a material adverse effect on our business, prospects, financial condition and results of operations because we could lose our existing sources of funding and impair our ability to secure new sources of funding. However, there can be no assurance that the Company will be able to generate any investor interest in its securities.

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We have a history of losses and we expect significant increases in our costs and expenses to result in continuing losses for at least the foreseeable future.

For the fiscal year ended December 31, 2018, we generated a loss of approximately ($622,915), bringing the accumulated deficit to approximately ($2,430,455) at December 31, 2018. Increases in costs and expenses may result in a continuation of losses for the foreseeable future. There can be no assurance that we will be commercially successful.

We have outstanding debt and lease commitments, which is secured by our assets and it may make it more difficult for us to make payments on the notes and our other debt and lease obligations.

As of December 31, 2018, we had outstanding indebtedness totaling approximately $1,943,146. Our debt commitments could have important consequences to you. For example, they could:

•	make it more difficult for us to obtain additional financing in the future for our acquisitions and operations, working capital requirements, capital expenditures, debt service or other general corporate requirements;

•	require us to dedicate a substantial portion of our cash flows from operations to the repayment of our debt and the interest associated with our debt rather than to other areas of our business;

•	limit our operating flexibility due to financial and other restrictive covenants, including restrictions on incurring additional debt, creating liens on our properties, making acquisitions or paying dividends;

•	make it more difficult for us to satisfy our obligations with respect to the notes;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	make us more vulnerable in the event of adverse economic and industry conditions or a downturn in our business.

Our ability to meet our debt service and lease obligations depends on our future financial and operating performance, which will be impacted by general economic conditions and by financial, business and other competitive factors, many of which are beyond our control. These factors could include operating difficulties, increased operating costs, competition, regulatory developments and delays in our business strategies. Our ability to meet our debt service and lease obligations may depend in significant part on the extent to which we can successfully execute our business strategy and successfully operate our business segments. We may not be able to execute our business strategy and our business operations may be materially impacted.

If our business does not generate sufficient cash flow from operations or future sufficient borrowings are not available to us under our credit agreements or from other sources we might not be able to service our debt and lease commitments, including the notes, or to fund our other liquidity needs. If we are unable to service our debt and lease commitments, due to inadequate liquidity or otherwise, we may have to delay or cancel acquisitions, sell equity securities, sell assets or restructure or refinance our debt. We might not be able to sell our equity securities, sell our assets or restructure or refinance our debt on a timely basis or on satisfactory terms or at all. In addition, the terms of our agreements with original equipment manufacturers or debt agreements may prohibit us from pursuing any of these alternatives.

To service our debt, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on our debt, and to refinance our debt and fund planned capital expenditures will depend on our ability to generate cash in the future. This ability, to some extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

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We do not believe that our cash flow from operating activities and our existing capital resources, including the liquidity provided by our credit agreements and lease financing arrangements, will be sufficient to fund our operations and commitments for the next twelve months. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to pay our debt or to fund our other liquidity needs. We may need to refinance some or all of our debt on or before maturity, sell assets, reduce or delay capital expenditures or seek additional equity financing. We cannot assure you that efforts to refinance any of our debt will be successful.

Our debt and other commitments expose us to a number of risks, including:

Cash requirements for debt and lease obligations. A significant portion of the cash flow we generate must be used to service the interest and principal payments relating to our various financial commitments, $1,943,146 of long-term debt as of December 31, 2018. A sustained or significant decrease in our operating cash flows could lead to an inability to meet our debt service requirements or to a failure to meet specified financial and operating covenants included in certain of our agreements. If this were to occur, it may lead to a default under one or more of our commitments. In the event of a default for this reason, or any other reason, the potential result could be the acceleration of amounts due, which could have a significant and adverse effect on us.

Availability. Because we finance the majority of our operating and strategic initiatives using a variety of commitments, including $1,943,146 in total notes payable and loan facilities, we are dependent on continued availability of these sources of funds. If these agreements are terminated or we are unable to access them because of a breach of financial or operating covenants or otherwise, we will likely be materially affected.

Interest rate variability. The interest rates we are charged on a substantial portion of our debt, including the Second Note payable, are variable, increasing or decreasing based on changes in certain published interest rates. Increases to such interest rates would likely result in significantly higher interest expense for us, which would negatively affect our operating results. Because many of our customers finance their vehicle purchases, increased interest rates may also decrease vehicle sales, which would negatively affect our operating results.

We face intense competition that may lead to downward pricing or an inability to increase prices.

The vehicle rental and used-vehicle sale industries are highly competitive and are increasingly subject to substitution. We believe that price is one of the primary competitive factors in the vehicle rental market and that technology has enabled cost-conscious customers, including business travelers, to more easily compare rates available from rental companies. If we try to increase our pricing, our competitors, some of whom may have greater resources and better access to capital than us, may seek to compete aggressively on the basis of pricing. In addition, our competitors may reduce prices in order to, among other things, attempt to gain a competitive advantage, capture market share, or to compensate for declines in rental activity. To the extent we do not match or remain within a reasonable competitive margin of our competitors’ pricing, our revenues and results of operations, financial condition, liquidity and cash flows could be materially adversely affected. If competitive pressures lead us to match any of our competitors’ downward pricing and we are not able to reduce our operating costs, then our margins, results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

Further, we may in the future develop and launch other products or services that may be in direct competition with the various players in the ridesharing industry, such as Uber and Lyft, and all of whom have greater resources than us. There are low barriers to entry, and we expect that competition will intensify in the future. We believe that numerous factors, including price, offerings, reliability, client base, brand name and general economic trends will affect our ability to compete successfully. Our existing and future competitors may include many large companies that have substantially greater market presence and financial, technical, marketing and other resources than we do. There can be no assurance that we will have the financial resources, technical expertise or marketing and support capabilities to compete successfully. Increased competition could result in significant competition, which in turn could result in lower revenues, which could materially adversely affect our potential profitability.

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We face competition that may lead to downward pricing or an inability to increase prices.

The markets in which we operate are highly competitive and are increasingly subject to substitution. We believe that price is one of the primary competitive factors in the vehicle rental market and that the internet has enabled cost-conscious customers, including business travelers, to more easily compare rates available from rental companies. If we try to increase our pricing, our competitors, some of whom may have greater resources and better access to capital than us, may seek to compete aggressively on the basis of pricing. In addition, our competitors may reduce prices in order to attempt to gain a competitive advantage, capture market share, or to compensate for declines in rental activity. To the extent we do not match or remain within a reasonable competitive margin of our competitors’ pricing, our revenues and results of operations, financial condition, liquidity and cash flows could be materially adversely affected. If competitive pressures lead us to match any of our competitors’ downward pricing and we are not able to reduce our operating costs, then our margins, results of operations, financial condition, liquidity and cash flows could be materially adversely impacted.

We face risks related to liabilities and insurance.

Our businesses expose us to claims for personal injury, death and property damage resulting from the use of the vehicles rented by us, and for employment-related injury claims by our employees. We cannot assure you that we will not be exposed to uninsured liability potentially resulting in multiple payouts or otherwise, liabilities in respect of existing or future claims exceeding the level of our insurance, availability of sufficient capital to pay any uninsured claims or the availability of insurance with unaffiliated carriers maintained on economically reasonable terms, if at all. While we have insurance for many of these risks, we retain risk relating to certain of these perils and certain perils are not covered by our insurance.

Regulatory issues. We are subject to a wide variety of regulatory activities, including:

Governmental regulations, claims and legal proceedings. Governmental regulations affect almost every aspect of our business, including the fair treatment of our employees, wage and hour issues, and our financing activities with customers. We could also be susceptible to claims or related actions if we fail to operate our business in accordance with applicable laws.

Vehicle Requirements. Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles. Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

Environmental regulations. We are subject to a wide range of environmental laws and regulations, including those governing: discharges into the air and water; the operation and removal of storage tanks; and the use, storage and disposal of hazardous substances. In the normal course of our operations we use, generate and dispose of materials covered by these laws and regulations. We face potentially significant costs relating to claims, penalties and remediation efforts in the event of non-compliance with existing and future laws and regulations.

Accounting rules and regulations. The Financial Accounting Standards Board is currently evaluating several significant changes to generally accepted accounting standards in the U.S., including the rules governing the accounting for leases. Any such changes could significantly affect our reported financial position, earnings and cash flows. In addition, the Securities and Exchange Commission is currently considering adopting rules that would require us to prepare our financial statements in accordance with International Financial Reporting Standards, which could also result in significant changes to our reported financial position, earnings and cash flows.

Changes in ridesharing Vehicle Requirements. Federal and state governments in our markets have increasingly placed restrictions and limitations on the vehicles sold in the market in an effort to combat perceived negative environmental effects. For example, in the U.S., vehicle manufacturers are subject to federally mandated corporate average fuel economy standards which will increase substantially through 2025. Furthermore, numerous states, including California, have adopted or are considering requiring the sale of specified numbers of zero-emission vehicles. Significant increases in fuel economy requirements and new federal or state restrictions on emissions on vehicles and automobile fuels in the U.S. could adversely affect prices of and demand for the new vehicles that we sell.

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Changes in the U.S. legal and regulatory environment that affect our operations, including laws and regulations relating to taxes, automobile related liability, insurance rates, insurance products, consumer privacy, data security, employment matters, licensing and franchising, automotive retail sales, cost and fee recovery and the banking and financing industry could disrupt our business, increase our expenses or otherwise have a material adverse effect on our results of operations, financial condition, liquidity and cash flows.

We are subject to a wide variety of U.S. laws and regulations and changes in the level of government regulation of our business have the potential to materially alter our business practices and materially adversely affect our financial condition, results of operations, liquidity and cash flows, including our profitability. Those changes may come about through new laws and regulations or changes in the interpretation of existing laws and regulations.

Any new, or change in existing, U.S. law and regulation with respect to optional insurance products or policies could increase our costs of compliance or make it uneconomical to offer such products, which would lead to a reduction in revenue and profitability. If customers decline to purchase supplemental liability insurance products from us as a result of any changes in these laws or otherwise, our results of operations, financial condition, liquidity and cash flows could be materially adversely affected.

Certain proposed or enacted laws and regulations with respect to the banking and finance industries, including the Dodd- Frank Wall Street Reform and Consumer Protection Act (including risk retention requirements) and amendments to the SEC's rules relating to asset-backed securities, could restrict our access to certain financing arrangements and increase our financing costs, which could have a material adverse effect on our financial condition, results of operations, liquidity and cash flows.

Inadequacy of capital.

The expected gross offering proceeds of a maximum of $2,500,000 may never be realized. While we believe that such proceeds will capitalize and sustain us to allow for the continued execution and operation of our business segments, if only a fraction of this Offering is sold, or if certain business segments financially underperform expectations, we may have inadequate funds to fully develop our business. Although we believe that the proceeds from this Offering will be sufficient to help sustain our development process and business operations, there is no guarantee that we will raise all the funds needed to adequately fund the operations of our business segments.

We may not be able to obtain adequate financing to continue our operations.

We will need to raise additional funds through the issuance of equity, equity-related, or debt securities or through obtaining credit from government or financial institutions. This capital will be necessary to our Fleet Management business. We cannot be certain that additional funds will be available to us on favorable terms when required, or at all. If we cannot raise additional funds when we need them, our financial condition, results of operations, business and prospects would be materially and adversely affected.

We may pursue strategic transactions which could be difficult to implement, disrupt our business or change our business profile significantly.

Any future strategic acquisition or disposition of assets or a business could involve numerous risks, including: (i) potential disruption of our ongoing business and distraction of management; (ii) difficulty integrating the acquired business or segregating assets and operations to be disposed of; (iii) exposure to unknown, contingent or other liabilities, including litigation arising in connection with the acquisition or disposition or against any business we may acquire; (iv) changing our business profile in ways that could have unintended negative consequences; and (v) the failure to achieve anticipated synergies.

If we enter into significant strategic transactions, the related accounting charges may affect our financial condition and results of operations, particularly in the case of an acquisition. The financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. A material disposition could require the amendment or refinancing of our outstanding indebtedness or a portion thereof.

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We rely on our management team, which has little experience working together.

We depend on a small number of executive officers and other members of management to work effectively as a team, to execute our business strategy and operating business segments, and to manage employees and consultants. Our success will be dependent on the personal efforts of Howard Ullman and Adrian McKenzie, our president and CEO respectively, and such other key personnel. Any of our officers or employees can terminate his or her employment relationship at any time, and the loss of the services of such individuals could have a material adverse effect on our business and prospects. Our management team has worked together for only a very short period of time and may not work well together as a management team.

Raising additional capital by issuing additional securities may cause dilution to our current and future shareholders.

We will need to, or desire to, raise substantial additional capital in the future. Our future capital requirements will depend on many factors, including, among others:

•	Our degree of success in generating rental and fees from our Fleet Management business;
•	The costs of establishing or acquiring sales, marketing, and distribution capabilities for our services;
•	The extent to which we acquire or invest in businesses, products, or technologies, and other strategic relationships; and
•	The costs of financing unanticipated working capital requirements and responding to competitive pressures.

If we raise additional funds by issuing equity or convertible debt securities, we will reduce the percentage of ownership of the then-existing shareholders, and the holders of those newly-issued equity or convertible debt securities may have rights, preferences, or privileges senior to those possessed by our then-existing shareholders. Additionally, future sales of a substantial number of shares of our Common Stock, or other equity-related securities in the public market could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities. We cannot predict the effect that future sales of our Common Stock, or other equity-related securities would have on the market price of our Common Stock at any given time.

If our management is unable to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in our rental operations accordingly, our results of operations, financial condition, liquidity and cash flows could suffer.

Because vehicle costs typically represent our single largest expense and vehicle purchases are typically made weeks or months in advance of the expected use of the vehicle, our business is dependent upon the ability of our management to accurately estimate future levels of rental activity and consumer preferences with respect to the mix of vehicles used in our rental operations. To the extent we do not purchase sufficient numbers of vehicles, or the right types of vehicles, to meet consumer demand, we may lose revenue to our competitors. If we purchase too many vehicles, our vehicle utilization could be adversely affected and we may not be able to dispose of excess vehicles in a timely and cost-effective manner. If our management is unable to accurately estimate future levels of rental activity and determine the appropriate mix of vehicles used in our rental operations, including because of changes in the competitive environment or economic factors outside of our control, our results of operations, financial condition, liquidity and cash flows could suffer.

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Limitations of Director Liability and Indemnification of Directors and Officers and Employees.

Our Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:

•	breach of their duty of loyalty to us or our stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	transactions for which the directors derived an improper personal benefit.

These limitations of liability do not apply to liabilities arising under the federal or state securities laws and do not affect the availability of equitable remedies such as injunctive relief or rescission. Our bylaws provide that we will indemnify our directors, officers and employees to the fullest extent permitted by law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding. We believe that these bylaw provisions are necessary to attract and retain qualified persons as directors and officers. The limitation of liability in our Certificate of Incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might provide a benefit to us and our stockholders. Our results of operations and financial condition may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Risks of borrowing.

If we incur additional indebtedness, a portion of our future revenues will have to be dedicated to the payment of principal and interest on such indebtedness. Typical loan agreements also might contain restrictive covenants, which may impair our operating flexibility. Such loan agreements would also provide for default under certain circumstances, such as failure to meet certain financial covenants. A default under a loan agreement could result in the loan becoming immediately due and payable and, if unpaid, a judgment in favor of such lender which would be senior to our rights. A judgment creditor would have the right to foreclose on any of our assets resulting in a material adverse effect on our business, ability to generate revenue, operating results or financial condition.

Unanticipated obstacles to the operations of our business segments.

Many of our potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. The Board of Directors believes that the chosen operations and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of our principals and advisors. The Board of Directors reserve the right to make significant modifications to our stated strategies depending on future events.

Risks of operations.

Our operating results may be volatile, difficult to predict and may fluctuate significantly in the future due to a variety of factors, many of which may be outside of our control. Due to the nature of our target market, we may be unable to accurately forecast our future revenues and operating results. There are no assurances that we can generate significant revenue or achieve profitability. We anticipate having a sizeable amount of fixed expenses, and we expect to incur losses due to the execution of our business strategy, continued development efforts and related expenses. As a result, we will need to generate significant revenues while containing costs and operating expenses if we are to achieve profitability. We cannot be certain that we will ever achieve sufficient revenue levels to achieve profitability.

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Minimal employees or infrastructure.

We will have a small number of employees and we don’t have any operational infrastructure or prior operating history. We intent to rely on our management team, our advisors, third-party consultants, outside attorneys, advisors, accountants, auditors, and other administrators. The loss of services of any of such personnel may have a material adverse effect on our business and operations and there can be no assurance that if any or all of such personnel were to become unavailable, that qualified successors can be found, on acceptable terms.

Limitation on remedies; indemnification.

Our Certificate of Incorporation, as amended from time to time, provides that officers, directors, employees and other agents and their affiliates shall only be liable to the Company and its shareholders for losses, judgments, liabilities and expenses that result from the fraud or other breach of fiduciary obligations. Additionally, we intend to enter into corporate indemnification agreements with each of our officers and directors consistent with industry practice. Thus, certain alleged errors or omissions might not be actionable by the Company. Our governing instruments also provide that, under the broadest circumstances allowed under law, we must indemnify its officers, directors, employees and other agents and their affiliates for losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Company, including liabilities under applicable securities laws.

No dividends or return of profits.

We have not had any profits from any operations to date. We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to finance the expansion of our operations. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

We may fail to respond adequately to changes in technology and customer demands.

In recent years our industry has been characterized by rapid changes in technology and customer demands. For example, in recent years, industry participants have taken advantage of new technologies to improve vehicle utilization, decrease customer wait times and improve customer satisfaction. Our industry has also seen the entry of new competitors whose businesses and efforts continue to introduce various types of self-driving vehicles. Our ability to continually improve our current processes, products and offerings in response to changes in technology is essential in maintaining our competitive position and maintaining current levels of customer satisfaction. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced product offerings.

Force Majeure.

Our business is uniquely susceptible to unforeseen delays or failures that are caused by forces of nature and related circumstances. These factors are outside and beyond our control. Delay or failure may be due to any act of God, fire, war, terrorism, flood, strike, labor dispute, disaster, transportation or laboratory difficulties or any similar or dissimilar event beyond our control. We will not be held liable to any shareholder in the event of any such failure.

We may not be able to manage our growth effectively.

Our growth is expected to place, a significant strain on our managerial, operational and financial resources. As the number of our users, partners and other business partners grows, we must increasingly manage multiple relationships with various customers, strategic partners and other third parties. There can be no assurance that our systems, procedures or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully grow and scale our services, products and offerings. Our operating results will also depend on our ability to expand sales and marketing commensurate with the growth of our business and the ridesharing industry. If we are unable to manage growth effectively, our business, results of operations and financial condition will be adversely affected.

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Maintaining favorable brand recognition is essential to our success, and failure to do so could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Our business is heavily dependent upon the favorable brand recognition that our “DNA Brands” brand names have in the markets in which they participate. Factors affecting brand recognition are often outside our control, and our efforts to maintain or enhance favorable brand recognition, such as marketing and advertising campaigns, may not have their desired effects. In addition, it may be difficult to monitor or enforce such requirements, particularly in foreign jurisdictions and various laws may limit our ability to enforce the terms of these agreements or to terminate the agreements. Any decline in perceived favorable recognition of our brands could materially adversely affect our results of operations, financial condition, liquidity and cash flows.

Changes in U.S., global or regional economic conditions.

A decrease in economic activity in the United States or in other regions of the world in which we plan to offer our Fleet Management offerings and related services could adversely affect demand, thus reducing our ability to generate revenue. A decline in economic conditions could reduce our users interest in utilizing our products and services. In addition, an increase in price levels generally, or in price levels in a particular sector such as the fuel sector, could result in a shift in consumer demand away from ridesharing services, which could also adversely affect our revenues and, at the same time, increase our costs.

In the car rental business, a decline in economic activity typically results in a decline in both business and leisure travel and, accordingly, a decline in the volume of car rental transactions. In the equipment rental business, a decline in economic activity typically results in a decline in activity in non-residential construction and other businesses in which our equipment rental customers operate and, therefore, results in a decline in the volume of equipment rental transactions. In the case of a decline in car or equipment rental activity, we may reduce rental rates to meet competitive pressures, which could have a material adverse effect on our results of operations. A decline in economic activity also may have a material adverse effect on residual values realized on the disposition of our revenue earning cars and/or equipment.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

If our efforts to attract prospective customers to our Fleet Management business are not successful, or we fail to retain customers or continue attracting existing customers to our products and services, our growth prospects and revenue will be adversely affected.

Our ability to grow our business and generate revenue depends on retaining and expanding our total customer base, increasing revenue by effectively increasing the number of customers to our Fleet Management business. We must convince prospective customers of the benefits of our ridesharing vehicle rental services and equipment offerings and our existing users of the continuing value of our products and services. Our ability to attract new users and customers, retain existing users and customers. If we fail to keep pace with competing offerings or technological advancements to the ridesharing industry or our partner fails to offer compelling product offerings and state-of-the-art delivery for its Rideshare Platform to meet consumer demands, our ability to grow or sustain the reach of our product and service offerings, attract and retain users and customers may be adversely affected.

We have no control over the Vehicle Registration Requirements or such other ridesharing vehicle requirements imposed by the major TNC providers, and our business may be adversely affected in the event that TNC providers restrict or limit prospective ridesharing drivers from utilizing or registering rental vehicles with the TNC.

We rely on the major TNC businesses that drive and service the ridesharing economy, over whom we have no control, to impose the Vehicle Registration Requirements and permit prospective ridesharing drivers to utilize lease or rental vehicles, such as our product offerings, under their employment with the major TNC ridesharing services. We cannot guarantee that each major TNC business will always permit prospective ridesharing drivers to use third-party lease or rental vehicles under their employment agreement with the TNC.

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Our business may be adversely affected if our ability to rent vehicles maintained under our Fleet Management business is limited, impaired or delayed because of a modification to the Vehicle Registration Requirements or any similar prohibition that prevents prospective ridesharing drivers from renting our Fleet Management vehicles or other third-party vehicle rentals for use under the terms of the prospective ridesharing drivers agreement with such TNC businesses.

We face risks of increased costs of cars and of decreased profitability, including as a result of limited supplies of competitively priced cars.

Certain car manufacturers, such as Ford, have adopted strategies to de-emphasize sales to the car rental industry which they view as less profitable due to historical sales incentive and other discount programs that tended to lower the average cost of cars for fleet purchasers such as us. Reduced or limited supplies of equipment together with increased prices are risks that we also face in our equipment rental business. We cannot offer assurance that we will be able to pass on increased costs of cars or equipment to our rental customers. Failure to pass on significant cost increases to our customers would have a material adverse impact on our results of operations and financial condition.

Fluctuations in fuel costs or reduced supplies could harm our business.

We could be adversely affected by limitations on fuel supplies, the imposition of mandatory allocations or rationing of fuel or significant increases in fuel prices. A severe or protracted disruption of fuel supplies or significant increases in fuel prices could have a material adverse effect on our financial condition and results of operations, either by directly interfering with our normal activities or by disrupting the air travel on which a significant portion of our car rental business relies.

The concentration of our reservations, accounting and information technology functions at a limited number of facilities in Florida creates risks for us.

We have concentrated our reservations functions for the United States in one office location in Fort Lauderdale, Florida, and we have concentrated our accounting functions for the United States in one office location in Los Angeles. In addition, our major information systems are centralized in our office location in Fort Lauderdale. A disruption of normal business at any of our principal office location in Fort Lauderdale, Florida, whether as the result of localized conditions (such as a fire or explosion) or as the result of events or circumstances of broader geographic impact (such as an earthquake, storm, flood, epidemic, strike, act of war, civil unrest or terrorist act), could materially adversely affect our business by disrupting normal reservations, customer service, accounting and systems activities.

We face risks arising from our heavy reliance on communications networks and centralized information systems.

We rely heavily on information systems to accept reservations, process rental and sales transactions, manage our fleets of cars and equipment, account for our activities and otherwise conduct our business. We have centralized our information systems in one office location in Fort Lauderdale, Florida, and we rely on communications service providers to link our systems with the business locations these systems serve. A simultaneous loss of both facilities, or a major disruption of communications between the systems and the locations they serve, could cause a loss of reservations, interfere with our ability to manage our fleet, slow rental and sales processes and otherwise materially adversely affect our ability to manage our business effectively. Our systems back-up plans, business continuity plans and insurance programs are designed to mitigate such a risk, not to eliminate it. In addition, because our systems contain information about individuals and businesses, our failure to maintain the security of the data we hold, whether the result of our own error or the malfeasance or errors of others, could harm our reputation or give rise to legal liabilities leading to lower revenues, increased costs and other material adverse effects on our results of operations.

The misuse or theft of information we possess could harm our reputation or competitive position, adversely affect the price at which shares of our common stock trade or give rise to material liabilities.

We possess non-public information with respect to individuals, including our customers and our current and former employees, and businesses, as well as non-public information with respect to our own affairs. The misuse or theft of that information by either our employees or third parties could result in material damage to our brand, reputation or competitive position or materially affect the price at which shares of our Common Stock trade. In addition, depending on the type of information involved, the nature of our relationship with the person or entity to which the information relates, the cause and the jurisdiction whose laws are applicable, that misuse or theft of information could result in governmental investigations or material civil or criminal liability. The laws that would be applicable to such a failure are rapidly evolving and becoming more burdensome.

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If we acquire any businesses in the future, they could prove difficult to integrate, disrupt our business, or have an adverse effect on our results of operations.

We intend to pursue growth primarily through internal growth, but from time to time we may consider opportunistic acquisitions which may be significant. Any future acquisition would involve numerous risks including, without limitation:

•	potential disruption of our ongoing business and distraction of management;

•	difficulty integrating the acquired business; and

•	exposure to unknown liabilities, including litigation against the companies we may acquire.

If we make acquisitions in the future, acquisition-related accounting charges may affect our balance sheet and results of operations. In addition, the financing of any significant acquisition may result in changes in our capital structure, including the incurrence of additional indebtedness. We may not be successful in addressing these risks or any other problems encountered in connection with any acquisitions.

We are subject to a number of risks related to other payment solution providers.

We will accept payments through various payment solution providers, such as telco integrated billings and prepaid codes vendors. These payment solution providers provide services to us in exchange for a fee, which may be subject to change. Furthermore, we rely on their accurate and timely reports on sales and redemptions. If such accurate and timely reports are not being provided, it will affect the accuracy of our reports to our licensors, and also affect the accuracy of our financial reporting.

Our business is seasonal in Florida, and a disruption in rental activity during our peak season could materially adversely affect our results of operations.

Certain significant components of our expenses, including real estate taxes, rent, utilities, maintenance and other facility- related expenses, the costs of operating our information systems and minimum staffing costs, are fixed in the short-run. Seasonal changes in our revenues do not alter those fixed expenses, typically resulting in higher profitability in periods when our revenues are higher and lower profitability in periods when our revenues are lower. The Company believes that the second and third quarters of the year will be stronger quarters due to their increased levels of leisure travel and construction activity. Any occurrence that disrupts rental activity during the second or third quarters could have a disproportionately material adverse effect on our liquidity and/or results of operations.

Governmental regulation and associated legal uncertainties could limit our ability to expand our product offerings or enter into new markets and could require us to expend significant resources, including the attention of our management, to review and comply with such regulations.

Elements of the ridesharing industry are currently or will be regulated by Federal, state, city and/or local governments, and our ability to provide these services is and will continue to be affected by government regulations. The implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies with respect to the ridesharing industry or “Transportation Network Companies” (“TNC”) could require us to incur significant compliance costs, cause the development of the affected markets to become impractical and otherwise have a material adverse effect on our business, results of operations and financial condition. Moreover, in the future, we may elect to add services or products to our business plan that compete directly with ridesharing services, such as Uber and Lyft, which could expose us to additional regulations, compliance obligations and legal challenges. In addition, our business strategy involves expansion into regions around the world, many of which have different legislation, regulatory environments, tax laws and levels of political stability. Compliance with foreign legal, governmental, regulatory or tax requirements will place demands on our time and resources, and we may nonetheless experience unforeseen and potentially adverse legal, regulatory or tax consequences. It is intended that our business will assist with the processing of customer credit card transactions which would result in us receiving and storing personally identifiable information. This information is increasingly subject to legislation and regulations in numerous jurisdictions around the world. This legislation and regulation is generally intended to protect the privacy and security of personal information, including credit card information, that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if government regulations require TNCs, and as a result, us to significantly change our business practices with respect to this type of information.

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Manufacturer safety recalls could create risks to our business.

Our Fleet Management vehicles may be subject to safety recalls by their manufacturers. The Raechel and Jacqueline Houck Safe Rental Car Act of 2015 prohibits us from renting vehicles with open federal safety recalls and to repair or address these recalls prior to renting or selling the vehicle. Any federal safety recall with respect to our vehicles would require us to decline to rent recalled vehicles until we can arrange for the steps described in the recall to be taken. If a large number of vehicles are the subject of a recall or if needed replacement parts are not in adequate supply, we may not be able to rent recalled vehicles for a significant period of time. Those types of disruptions could jeopardize our ability to fulfill existing contractual commitments or satisfy demand for our vehicles and could also result in the loss of business to our competitors. Depending on the severity of any recall, it could materially adversely affect our revenues, create customer service problems, reduce the residual value of the recalled vehicles and harm our general reputation.

If we are unable to purchase adequate supplies of competitively priced vehicles and the cost of the vehicles we purchase increases, our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

The price and other terms at which we can acquire vehicles vary based on market and other conditions. For example, certain vehicle manufacturers have in the past, and may in the future, utilize strategies to de-emphasize sales to the vehicle rental industry, which can negatively impact our ability to obtain vehicles on competitive terms and conditions. Consequently, there is no guarantee that we can purchase a sufficient number of vehicles at competitive prices and on competitive terms and conditions. If we are unable to obtain an adequate supply of vehicles, or if we obtain less favorable pricing and other terms when we acquire vehicles and are unable to pass on any increased costs to our customers, then our financial condition, results of operations, liquidity and cash flows may be materially adversely affected.

If third parties claim that we infringe their intellectual property, it may result in costly litigation.

We cannot assure you that third parties will not claim our current or future products or services infringe their intellectual property rights. Any such claims, with or without merit, could cause costly litigation that could consume significant management time. As the number of product and services offerings in the ridesharing industry increases and functionalities increasingly overlap, companies such as ours may become increasingly subject to infringement claims. Such claims also might require us to enter into royalty or license agreements. If required, we may not be able to obtain such royalty or license agreements or obtain them on terms acceptable to us.

Failure to comply with federal and state privacy laws and regulations, or the expansion of current or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal and state laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal, state and foreign legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. Further, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal, state or international privacy or consumer protection-related laws, regulations or industry self- regulatory principles could result in claims, proceedings or actions against us by governmental entities or others or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could adversely affect our business. Federal and state governmental authorities continue to evaluate the privacy implications inherent in the use of third-party web “cookies” for behavioral advertising. The regulation of these cookies and other current online advertising practices could adversely affect our business.

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Our business model is entirely dependent on the continued success and viability of the ridesharing industry and “transportation network companies”, and we may become subject to government regulation and legal uncertainties that could reduce demand for our products and services or increase the cost of doing business, thereby adversely affecting our ability to generate revenues.

The past year has seen a boom in the number of ridesharing companies that allow customers to order rides on demand using apps on their smartphones. Private drivers use their personal automobiles to pick up the customers and drive them to the desired destination in exchange for a negotiated fee. The passengers then write reviews, similar to other peer-to-peer online services. Large amounts of venture capital and private equity has been invested in a handful of these new companies, which have the potential to disrupt the traditional transportation industry. However, the ridesharing marketplace has come under increased scrutiny from governments and various interested groups (such as taxi drivers, taxi companies, environmentalists, etc.) have continuously opposed the proliferation of ridesharing services in recent years. Despite opposition from many of these interested groups and governmental agencies, on September 19, 2013, the California Public Utilities Commission (“CPUC”) voted unanimously to allow these ridesharing services to operate in California as a new category of business called “transportation network companies” (“TNC”).

In many states and possibly Florida, licenses will be issued to qualifying TNCs, subject to new regulations that require drivers to undergo criminal background checks and vehicle inspections, receive driver training, follow a zero-tolerance policy on drugs and alcohol, and carry insurance policies with a minimum of $1 Million in liability coverage. Some of the companies that are expected to receive new TNC licenses include Lyft (www.lyft.me), SideCar (www.side.cr) and UberX (www.uber.com). The CPUC has responded to rapidly evolving disruptive technology and its decision will likely set an example for cities and states across the country. Its decision is also expected to preempt ongoing efforts by some California cities to regulate or ban peer-to-peer ridesharing under their authority to license taxi companies. The City of Los Angeles, however, is currently considering a possible appeal of the CPUC decision and implementing additional regulations to TNC drivers, which have been referred to as “Bandit cabs” by some on the City Council. Other cities across the country are also now looking at new regulations for Rideshare companies.

As can be gleaned from these recent events around the ridesharing industry, this new business model is not without its opponents. Some raise concerns about public safety and the potential for abuse or unintended consequences, while others question whether the new regulations require additional enforcement capability. The taxi industry, which is less than pleased to see this new competition, has criticized these ridesharing apps as operating essentially like unlicensed taxi cabs. Since the new technology uses GPS to measure the distance of a ride and the corresponding fee, the taxi industry believes that it works similarly to a taxi meter and should therefore comply with local taxi ordinances. Some of the primary concerns raised by skeptics include how liability will be allocated between the TNC and its independent contractor driver, and how the insurance industry will adapt to this new business. Proper hiring practices, training and oversight by the TNC also will be necessary to ensure public safety. The extent to which the TNCs will be inspected and the new regulations enforced is still unclear, but this will be an important means by which the public may judge the safety of this new industry. Based on the direction states and cities are heading with respect to the governance of TNCs or ridesharing services, and the ever increasing popularity and use of ridesharing services and TNCs, it is likely that a number of laws and regulations will become applicable to us or the TNCs which we rely upon for the operation of products and related services or may be adopted in the future with respect to mobile applications and/or TNCs covering issues such as: (i) liability, (ii) unionization, (iii) rules and standards for drivers, vehicles, and passenger safety, (iv) licensing and insurance requirements, and (v) environmental concerns, among others. It is difficult to predict how existing laws will be applied to our business and the new laws and regulations to which we and/or ridesharing services will likely become subject. If ridesharing services are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be directly harmed, and we may be forced to implement new measures to sustain our operating business segments. We anticipate that scrutiny and regulation of the ridesharing industry will increase and we will be required to devote legal and other resources to addressing such regulation, either directly or indirectly. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace. Such uncertainty could reduce demand for our services or increase the cost of doing business due to increased costs of litigation or increased service or operating costs.

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We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business financial condition and results of operations.

We may be subject to a number of risks related to credit card payments, including data security breaches and fraud that we or third parties experience or additional regulation, any of which could adversely affect our business, financial condition and results of operations. We anticipate accepting payment from our users primarily through credit card transactions and certain online payment service providers. The ability to access credit card information on a real time-basis without having to proactively reach out to the consumer each time we process an auto-renewal payment or a payment for the purchase of a premium feature on any of our dating products is critical to our success. When we or a third party experiences a data security breach involving credit card information, affected cardholders will often cancel their credit cards. In the case of a breach experienced by a third party, the more sizable the third party's customer base and the greater the number of credit card accounts impacted, the more likely it is that our users would be impacted by such a breach. To the extent our users are ever affected by such a breach experienced by us or a third party, affected users would need to be contacted to obtain new credit card information and process any pending transactions. It is likely that we would not be able to reach all affected users, and even if we could, some users' new credit card information may not be obtained and some pending transactions may not be processed, which could adversely affect our business, financial condition and results of operations. Even if our users are not directly impacted by a given data security breach, they may lose confidence in the ability of service providers to protect their personal information generally, which could cause them to stop using their credit cards online and choose alternative payment methods that are not as convenient for us or restrict our ability to process payments without significant user effort. Additionally, if we fail to adequately prevent fraudulent credit card transactions, we may face civil liability, diminished public perception of our security measures and significantly higher credit card-related costs, any of which could adversely affect our business, financial condition and results of operations. Finally, the passage or adoption of any legislation or regulation affecting the ability of service providers to periodically charge consumers for recurring membership payments may adversely affect our business, financial condition and results of operations.

We depend on the continued growth and reliability of the internet, global positioning systems, ridesharing services and apps.

The recent growth in the use of apps and ridesharing services may cause periods of decreased performance for many ridesharing services, internet providers, apps and related service providers. If app and ridesharing usage continues to grow rapidly, the infrastructure these services are reliant upon (i.e. the internet, global positioning systems, and telecommunications networks and devices) may not be able to support these demands and therefore performance and reliability may decline. Decreased performance with respect to some or all of these critical components of our business model has also been attributed to illegal attacks by third parties. If outages or delays occur frequently or increase in frequency, or businesses are not able to protect themselves adequately from such illegal attacks, the market for mobile apps, ridesharing services and related technologies could grow more slowly or decline, which may reduce the demand for our Rideshare Platform and related services.

Our business is dependent upon consumers renting our Fleet Management vehicles, and using the related services of our partner’s Rideshare Platform and if we fail to obtain broad adoption, our business would be adversely affected.

Our success will depend on our ability to monetize our fleet of vehicles, which depends on our partner’s Rideshare Platform being fully functional and reliable as intended, and our customers adopting it as a ridesharing vehicle rental service provider. We do not know if the products and services will be successful over the long term and market acceptance may be hindered if our Rideshare platform doesn’t function efficiently and/or our user experience isn’t compelling and financially beneficial to our users. If consumers do not adopt and use our Rideshare Platform and related services, we will not be able to generate revenues and our financial condition will suffer as a result.

No assurances of protection for proprietary rights; reliance on trade secrets.

In certain cases, we may rely on trade secrets to protect intellectual property, proprietary technology and processes, which we have acquired, developed or may develop in the future. There can be no assurances that secrecy obligations will be honored or that others will not independently develop similar or superior products or technology. The protection of intellectual property and/or proprietary technology through claims of trade secret status has been the subject of increasing claims and litigation by various companies both in order to protect proprietary rights as well as for competitive reasons even where proprietary claims are unsubstantiated. The prosecution of proprietary claims or the defense of such claims is costly and uncertain given the uncertainty and rapid development of the principles of law pertaining to this area. We may also be subject to claims by other parties with regard to the use of intellectual property, technology information and data, which may be deemed proprietary to others.

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We currently have a small sales and marketing organization. If we are unable to expand our direct sales force in Florida to promote our services and related products, the commercial appeal and brand awareness for our products and services may be diminished.

We currently have a small sales and marketing organization. The Company may expand the core sales and marketing team to oversee the sales and marketing of our “DNA Brands!” business. We will incur significant additional expenses and commit significant additional management resources to expand and grow our sales force. We may not be able to build on the expansion of these capabilities despite these additional expenditures. If we elect to rely on third parties to sell our products in the U.S., we may receive less revenue than if we sold our products directly. In addition, although we would intend to diligently monitor their activities, we may have little or no control over the sales efforts of those third parties. In the event we are unable to develop and expand our own sales force or collaborate with a third party to sell our products, we may not be able to operate our products and/or services which would negatively impact our ability to generate revenue. We may not be able to enter into any marketing arrangements on favorable terms or at all. If we are unable to enter into a marketing arrangement for our products, we may not be able to develop an effective sales force to successfully operate our products and/or services. If we fail to enter into marketing arrangements for our products and are unable to develop an effective sales force, our ability to generate revenue would be limited.

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RISKS RELATED TO THIS OFFERING

Our Offering differs significantly from an underwritten initial public offering.

This is not an underwritten initial public offering. This listing differs from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

•	There are no underwriters. Consequently, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery;
•	There can be no assurance that we will be able to stay current with OTC Bulletin Board Pink Current Information requirements;
•	There may be low trading volume of our Common Stock limiting their liquidity;
•	We are not currently working with a market maker, therefore is no underwriters’ option to purchase additional shares to help stabilize, maintain, or affect the public price of our Common Stock;
•	Given that there will be no underwriters’ option to purchase additional shares or otherwise underwriters in engaging in stabilizing transactions, there could be greater volatility in the public price of our Common Stock during the period immediately following qualification of this Offering; and
•	We will not conduct a traditional “roadshow” with underwriters prior to the qualification of this Offering. As a result, there may not be efficient price discovery with respect to our ordinary shares or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our ordinary shares.

Such differences from an underwritten initial public offering could result in a volatile market price for our Common Stock and uncertain trading volume and may adversely affect your ability to sell your Common Stock.

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

As this Offering is taking place via a process that is not an underwritten initial public offering, there will be no book building process and no price at which underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on securities exchange markets. Following this Offering, the public price of our Common Stock on the OTCPNK exchange may lead to price volatility.

No minimum capitalization.

We do not have a minimum capitalization and we may use the proceeds from this Offering immediately following our acceptance of the corresponding subscription agreements. It is possible we may only raise a minimum amount of capital, which could leave us with insufficient capital to operate our business segments, potentially resulting in greater operating losses unless we are able to raise the required capital from alternative sources. There is no assurance that alternative capital, if needed, would be available on terms acceptable to us, or at all.

We may not be able maintain a listing of our Common Stock.

To maintain our listing on the OTCPNK exchange, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our Common Stock, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the OTCPNK Market may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, in order to maintain our listing, we will be required to, among other things, file our regular quarterly reports on otcmarkets.com. The post-qualification amendment of the Offering Statement is subject to review by the SEC, and there is no guarantee that such amendment will be qualified promptly after filing. Any delay in the qualification of the post-qualification amendment may cause a delay in the trading of offering Shares. For all of the foregoing reasons, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

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There may be significantly less trading volume and analyst coverage of, and significantly less investor interest in, our Common Stock, which may lead to lower trading prices for our Common Stock.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Shares.

There has been no public market for our Common Stock prior to this Offering, and an active market in which investors can resell their shares may not develop.

Prior to this Offering, there has been no public market for our Common Stock. We cannot predict the extent to which an active market for our Common Stock will develop or be sustained after this Offering, or how the development of such a market might affect the market price of our Common Stock. The initial offering price of our Common Stock in this offering is based on a number of factors, including market conditions in effect at the time of the offering, and it may not be in any way indicative of the price at which our shares will trade following the completion of this offering. Investors may not be able to resell their shares at or above the initial offering price.

The market price of our Common Stock may fluctuate, and you could lose all or part of your investment.

The offering price for our Common Stock is based on a number of factors. The price of our Common Stock may decline following this Offering. The stock market in general, and the market price of our Common Stock, will likely be subject to fluctuation, whether due to, or irrespective of, our operating results, financial condition and prospects. Our financial performance, our industry’s overall performance, changing consumer preferences, technologies and advertiser requirements, government regulatory action, tax laws and market conditions in general could have a significant impact on the future market price of our Common Stock. Some of the other factors that could negatively affect our share price or result in fluctuations in our share price includes:

•	actual or anticipated variations in our periodic operating results;
•	increases in market interest rates that lead purchasers of our Common Stock to demand a higher yield;
•	changes in earnings estimates;
•	changes in market valuations of similar companies;
•	actions or announcements by our competitors;
•	adverse market reaction to any increased indebtedness we may incur in the future;
•	additions or departures of key personnel;
•	actions by stockholders;
•	speculation in the press or investment community; and
•	our intentions and ability to list our Common Stock on a national securities exchange and our subsequent ability to maintain such listing.

We do not expect to declare or pay dividends in the foreseeable future.

We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

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Sales of our Common Stock under Rule 144 could reduce the price of our stock.

In general, persons holding “restricted securities,” including affiliates, must hold their shares for a period of at least six (6) months, may not sell more than one percent (1%) of the total issued and outstanding shares in any ninety (90) day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the ninety (90) days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

Management discretion as to the actual use of the proceeds derived from this Offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.” However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering. Investors who purchase our Common Stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.

The offering price of our Common Stock was arbitrarily determined and does not reflect the value of the company, our assets or our business.

The offering price of our Common Stock was arbitrarily determined by our management and is not based on book value, assets, earnings or any other recognizable standard of value. We arbitrarily established the offering price considering such matters as the state of our business development and the general condition of, and opportunities present in, the industry in which we operate. No assurance can be given that our Common Stock Shares, or any portion thereof, could be sold for the offering price or for any amount. If profitable results are not achieved from our operations, of which there can be no assurance, the value of our Common Stock sold pursuant to this Offering will fall below the offering price and become worthless. Prospective investors should not consider the offering price of the Common Stock as indicative of their actual value. The offering price bears little relationship to our assets, net worth, or any other objective criteria.

General securities investment risks.

All investments in securities involve the risk of loss of capital. No guarantee or representation is made that an investor will receive a return of its capital. The value of our Common Stock can be adversely affected by a variety of factors, including development problems, regulatory issues, technical issues, commercial challenges, competition, legislation, government intervention, industry developments and trends, and general business and economic conditions.

Multiple securities offerings and potential for integration of our offerings.

We are currently and will in the future be involved in one or more additional offers of our securities in other unrelated securities offerings. Any two or more securities offerings undertaken by us could be found by the SEC, or a state securities regulator, agency, to be “integrated” and therefore constitute a single offering of securities, which finding could lead to a disallowance of certain exemptions from registration for the sale of our securities in such other securities offerings. Such a finding could result in disallowance of one or more of our exemptions from registration, which could give rise to various legal actions on behalf of a federal or state regulatory agency and the Company.

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Offering not reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our Common Stock.

We cannot guarantee that we will sell any specific number of Common Stock shares in this Offering.

There is no commitment by anyone to purchase all or any part of the Common Stock Shares offered hereby and, consequently, we can give no assurance that all of the Common Stock shares in this Offering will be sold. Additionally, there is no underwriter for this Offering; therefore, you will not have the benefit of an underwriter's due diligence efforts that would typically include the underwriter being involved in the preparation of this Offering Circular and the pricing of our Common Stock shares offered hereunder. Therefore, there can be no assurance that this Offering will be successful or that we will raise enough capital from this Offering to further our development and business activities in a meaningful manner. Finally, prospective investors should be aware that we reserve the right to withdraw, cancel, or modify this Offering at any time without notice, to reject any subscription in whole or in part, or to allot to any prospective purchaser fewer Common Stock Shares than the number for which he or she subscribed.

Investors will experience immediate and substantial dilution in the book value of their investment, and will experience additional dilution in the future.

If you purchase our Common Stock in this Offering, you will experience immediate and substantial dilution because the price you pay will be substantially greater than the net tangible book value per share of the shares you acquire. Since we will require funds in addition to the proceeds of this Offering to conduct our planned business, we will raise such additional funds, to the extent not generated internally from operations, by issuing additional equity and/or debt securities, resulting in further dilution to our existing stockholders (including purchasers of our Common Stock in this Offering).

We may be unable to meet our current and future capital requirements from capital raised by this Offering.

Our capital requirements depend on numerous factors, including but not limited to the rate and success of our development efforts, marketing efforts, market acceptance of our products and services and other related services, our ability to establish and maintain our agreements with the ridesharing services currently operating, our ability to maintain and expand our user base, the rate of expansion of our user community, the level of resources required to develop and operate our products and services, information systems and research and development activities, the availability of software and services provided by third-party vendors and other factors. The capital requirements relating to development of our technology and the continued and expanding operations of our business segments will be significant. We cannot accurately predict the timing and amount of such capital requirements. However, we are dependent on the proceeds of this Offering as well as additional financing that will be required in order to operate our business segments and execute on our business plans. However, in the event that our plans change, our assumptions change or prove to be inaccurate, or if the proceeds of this Offering prove to be insufficient to operate our business segments, we would be required to seek additional financing sooner than currently anticipated. There can be no assurance that any such financing will be available to us on commercially reasonable terms, or at all. Furthermore, any additional equity financing may dilute the equity interests of our existing shareholders (including those purchasing shares pursuant to this Offering), and debt financing, if available, may involve restrictive covenants with respect to dividends, raising future capital and other financial and operational matters. If we are unable to obtain additional financing as and when needed, we may be required to reduce the scope of our operations or our anticipated business plans, which could have a material adverse effect on our business, operating results and financial condition.

There may be little to no volume in the trading of our common stock, and you may not be able to resell your Common Stock at or above the initial public offering price.

There can no assurance that our Common Stock shares will maintain a sufficient trading market sufficient for the shares in this offering. If no active trading market for our Common Stock is sustained following this Offering, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

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The market price of our Common Stock may fluctuate significantly, and investors in our Common Stock may lose all or a part of their investment.

If a market for our Common Stock develops following this Offering, the trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. The market prices for securities of transportation ridesharing companies have historically been highly volatile, and the market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

•	actual or anticipated adverse results or delays in our research and development efforts;
•	our failure to operate our business;
•	unanticipated serious safety concerns related to our business;
•	adverse regulatory decisions;
•	legal disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our intellectual property, government investigations and the results of any proceedings or lawsuits, including patent or stockholder litigation;
•	changes in laws or regulations applicable to our business and the ridesharing industry;
•	our dependence on third parties;
•	announcements of the introduction of new products by our competitors;
•	market conditions in the ridesharing or transportation sectors;
•	announcements concerning product development results or intellectual property rights of others;
•	future issuances of our Common Stock or other securities;
•	the addition or departure of key personnel;
•	actual or anticipated variations in quarterly operating results;
•	announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
•	our failure to meet or exceed the estimates and projections of the investment community;
•	issuances of debt or equity securities;
•	trading volume of our Common Stock;
•	sales of our Common Stock by us or our stockholders in the future;
•	overall performance of the equity markets and other factors that may be unrelated to our operating performance or the operating performance of our competitors, including changes in market valuations of similar companies;
•	failure to meet or exceed any financial guidance or expectations regarding development milestones that we may provide to the public;
•	ineffectiveness of our internal controls;
•	general political and economic conditions;
•	effects of natural or man-made catastrophic events;
•	other events or factors, many of which are beyond our control; and
•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts.

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Further, price and volume fluctuations result in volatility in the price of our common stock, which could cause a decline in the value of our Common Stock. Price volatility of our common stock might worsen if the trading volume of our Common Stock is low. The realization of any of the above risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of our Common Stock.

A sale of a substantial number of shares of the Common Stock may cause the price of our Common Stock to decline.

If our stockholders sell, or the market perceives that our stockholders intend to sell for various reasons, substantial amounts of our Common Stock in the public market, including shares issued in connection with the exercise of outstanding options or warrants, the market price of our Common Stock could fall. Sales of a substantial number of shares of our Common Stock may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate. We may become involved in securities class action litigation that could divert management’s attention and harm our business. The stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices for the Common Stock of pharmaceutical companies. These broad market fluctuations may cause the market price of our Common Stock to decline. In the past, securities class action litigation has often been brought against a company following a decline in the market price of a company’s securities. We may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect our business.

Our semi-annual operating results may fluctuate significantly.

We expect our operating results to be subject to semi-annual fluctuations. Our net loss and other operating results will be affected by numerous factors, including:

•	variations in the level of expenses related to our business segments;
•	any intellectual property infringement lawsuit in which we may become involved;
•	regulatory developments affecting our business and industry; and
•	our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially.

Our ability to use our net operating loss carry forwards may be subject to limitation.

Generally, a change of more than fifty percent (50%) in the ownership of a company’s stock, by value, over a three-year period constitutes an ownership change for U.S. federal income tax purposes. An ownership change may limit our ability to use our net operating loss carryforwards attributable to the period prior to the change. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carryforwards to offset U.S. federal taxable income may become subject to limitations, which could potentially result in increased future tax liability for us.

The number of securities traded on an ATS may be very small, making the market price more easily manipulated.

While we understand that many ATS platforms have adopted policies and procedures such that security holders are not free to manipulate the trading price of securities contrary to applicable law, and while the risk of market manipulation exists in connection with the trading of any securities, the risk may be greater for our Common Stock because the ATS we choose may be a closed system that does not have the same breadth of market and liquidity as the national market system. There can be no assurance that the efforts by an ATS to prevent such behavior will be sufficient to prevent such market manipulation.

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The preparation of our financial statements involves the use of estimates, judgments and assumptions, and our financial statements may be materially affected if such estimates, judgments or assumptions prove to be inaccurate.

Financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) typically require the use of estimates, judgments and assumptions that affect the reported amounts. Often, different estimates, judgments and assumptions could reasonably be used that would have a material effect on such financial statements, and changes in these estimates, judgments and assumptions may occur from period to period over time. These estimates, judgments and assumptions are inherently uncertain and, if our estimates were to prove to be wrong, we would face the risk that charges to income or other financial statement changes or adjustments would be required. Any such charges or changes could harm our business, including our financial condition and results of operations and the price of our securities. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of the accounting estimates, judgments and assumptions that we believe are the most critical to an understanding of our consolidated financial statements and our business.

If securities industry analysts do not publish research reports on us, or publish unfavorable reports on us, then the market price and market trading volume of our Common Stock could be negatively affected.

Any trading market for our Common Stock will be influenced in part by any research reports that securities industry analysts publish about us. We do not currently have and may never obtain research coverage by securities industry analysts. If no securities industry analysts commence coverage of us, the market price and market trading volume of our Common Stock could be negatively affected. In the event we are covered by analysts, and one or more of such analysts downgrade our securities, or otherwise reports on us unfavorably, or discontinues coverage or us, the market price and market trading volume of our Common Stock could be negatively affected.

Our management has broad discretion as to the use of certain of the net proceeds from this Offering.

We intend to use a significant portion of the net proceeds from this Offering (if we sell all of the shares being offered) for working capital and other general corporate purposes. However, we cannot specify with certainty the particular uses of such proceeds. Our management will have broad discretion in the application of the net proceeds designated for use as working capital or for other general corporate purposes. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. Our management may spend a portion or all of the net proceeds from this Offering in ways that holders of our Common Stock may not desire or that may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. Please see “Use of Proceeds” below for more information.

Our Common Stock could be subject to the “Penny Stock” rules of the Securities and Exchange Commission if it were publicly traded and may be difficult to sell.

Our shares of Common Stock are considered to be “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51- 1(a) under the Exchange Act. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks and that the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination and that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

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The market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and
•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Offered Shares. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

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USE OF PROCEEDS

Assuming the sale by us of the Maximum Offering of $2,500,000 and no estimated expenses, the total net proceeds to us would be $2,500,000, which we currently intend to use as set forth below. We expect from time to time to evaluate the acquisition of businesses, products and technologies for which a portion of the net proceeds may be used, although we currently are not planning or negotiating any such transactions. As of the date of this Offering Circular, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of Common Stock. Accordingly, we will retain broad discretion over the use of these proceeds, if any. The following table represents management’s best estimate of the uses of the net proceeds received from the sale of Common Stock assuming the sale of, respectively, 100%, 75%, 50% and 25% of the Common Stock shares offered for sale in this Offering.

Percentage of Offering Sold

	100%	75%	50%	25%
Marketing & Customer Acquisition Incentives	$250,000	$187,500	$125,000	$62,5000
Professional Services	375,000	281,250	187,5000	93,750
Strategic Partnerships/Acquisitions	250,000	187,500	125,000	62,500
Leased Vehicle Purchases	1,250,000	937,5000	625,000	312,500
Miscellaneous Operating Expenses	375,000	281,250	187,5000	93,750
TOTAL	$2,500,000	$1,875,000	$1,250,000	$625,000

The amounts set forth above are estimates, and we cannot be certain that actual costs will not vary from these estimates. Our management has significant flexibility and broad discretion in applying the net proceeds received in this Offering. We cannot assure you that our assumptions, expected costs and expenses and estimates will prove to be accurate or that unforeseen events, problems or delays will not occur that would require us to seek additional debt and/or equity funding, which may not be available on favorable terms, or at all. See “Risk Factors.”

This expected use of the net proceeds from this Offering represents our intentions based upon our current financial condition, results of operations, business plans and conditions. As of the date of this Offering Circular, we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the closing of this Offering or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

We may also use a portion of the net proceeds for the investment in strategic partnerships and possibly the acquisition of complementary businesses, products or technologies, although we have no present commitments or agreements for any specific acquisitions or investments. Pending our use of the net proceeds from this Offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DILUTION

If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

On December 12, 2019, there were an aggregate of 147,046,361 shares of Company Common Stock issued and outstanding. Our net book value as of March 31, 2019, was $(2,442,040) or $(0.02) per then-outstanding share of our Common Stock.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering:

Funding Level	$2,500,000	$1,875,000	$1,250,000	$625,000
Offering Price	$0.001	$0.001	$0.001	$0.001
Historical net tangle book value per Common Stock share before the Offering	$-0.0015	$-0.0015	$-0.0015	$-0.0015
Increase in net tangible book value per share attributable to new investors in this Offering	$0	$0	$0	$0
Net tangle book value per share, after the Offering	$-0.00051	$-0.00073	$-0.00105	$-0.00150
Dilution per share to new investors	$0.00151	$0.00173	$0.00205	$0.00250

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MANAGEMENT'S DISCUSSION & ANALYSIS OF

FINANCIAL CONDITION & RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors,” "Cautionary Statement regarding Forward-Looking Statements" and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Significant Accounting Policies and Recent Accounting Pronouncements.

Overview

DNA Brands, Inc. (hereinafter referred to as “us,” “our,” “we,” the “Company” or “DNA”) was incorporated in the State of Colorado on May 23, 2007 under the name Famous Products, Inc. Prior to July 6, 2010 we were a beverage company. We are looking to reproduce, market and sell a proprietary line of five carbonated blends of DNA Energy Drink®, Citrus, Sugar Free Citrus, Original (a unique combination of Red Bull® and Monster® energy drinks), Cryo- Berry (a refreshing mix of cranberry and raspberry) and Molecular Melon (a cool and refreshing taste); as well as three milk based energy coffees with fortified with Omega 3. These flavors are Mocha, Vanilla Latte and Caramel Macchiato.

Our business commenced in May 2006 in the State of Florida under the name Grass Roots Beverage Company, Inc. (“Grass Roots”). Initial operations of Grass Roots included development of our energy drinks, sampling and other marketing efforts and initial distribution in the State of Florida. In May 2006 we formed DNA Beverage Corporation, a Florida corporation (“DNA Beverage”). Our early years were devoted to brand development, creating awareness through heavy sampling programs and creating credibility among our then core demographic by concentrating marketing efforts on action sports locations and events (surf, motocross, skate, etc.).

Effective July 6, 2010, we executed agreements to acquire all of the assets, liabilities and contract rights of DNA Beverage and 100% of the common stock of DNA Beverage’s wholly owned subsidiary Grass Roots Beverage Company, Inc. (“Grass Roots”) in exchange for the issuance of 31,250,000 shares of our common stock. The share issuance represented approximately 94.6% of our outstanding shares at the time of issuance. As a result of this transaction we also changed our name to “DNA Brands, Inc.”

Grass Roots was dissolved and ceased activity on December 31, 2013. Whereby DNA Brands Inc has been the surviving entity.

Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Pursuant to these rules and regulations, certain information and note disclosures, normally included in financial statements prepared in accordance with GAAP, have been condensed or omitted. GAAP requires management to make estimates and assumptions that affect reported amounts and related disclosures. In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary for a fair presentation have been included. Operating results for the Company ended December 31, 2018. The balance sheet as of December 31, 2018 has been derived from the unaudited financial statements at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. For further information, refer to the Company’s financial statements and notes thereto. The notes to the unaudited condensed consolidated financial statements are presented on a continuing basis unless otherwise noted.

Summary of Results

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

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Revenue Recognition

Prior to March 25, 2019, the Company derived revenues solely from the sale of carbonated energy drinks and other related products. Revenue is recognized when all of the following elements are satisfied: (i) there are no uncertainties regarding customer acceptance; (ii) there is persuasive evidence that an agreement exists; (iii) delivery has occurred; (iv) legal title to the products has transferred to the customer; (v) the sales price is fixed or determinable; and (vi) collectability is reasonably assured. At this time the company is in a reorganization phase and has minimal to no revenue.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company will bill its customers after its products are shipped. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts, and writes off any uncollectible amounts against the allowance.

Inventory

No Inventory at present or for Fiscal year 2018

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company’s management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required. The Company is in the process of pricing and ordering inventory.

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Property and Equipment

None at present or for fiscal year 2018

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2018

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification (“ASC”) 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

No events or changes in circumstances have been identified which would impact the recoverability of the Company’s long- lived assets reported at December 31, 2017 and 2018.

Liquidity, Capital Resources and Plan of Operations

Financings and Securities Offerings

DNA Brands, Inc., Equity Offerings

In February 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $500,000. The debenture bears interest at 12% per annum and carries an annual transaction fee of $30,000, of which both are payable in quarterly installments commencing in May 2011. These costs are recorded as interest expense in the Company's financial statements. In addition, as further inducement for loaning the Company funds, the Company issued 125,000 restricted shares of its common stock to the holder upon execution. The common shares were valued at $31,250, their fair market value, and recorded as discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In June 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $125,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 150,000 shares of the Company’s common stock. This beneficial conversion feature was valued at $90,750, using Black-Scholes methodology, and recorded as a discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In July and August 2011, the Company issued a series of secured convertible debentures to accredited investors aggregating $275,000 in gross proceeds. All proceeds from these debentures are to be utilized solely for the purpose of funding raw materials and inventory purchases through the use of an escrow agent. The debentures bear interest at 12% per annum, payable in monthly installments. The debentures are convertible at any time prior to maturity at a conversion price equal to 80% of the average share price of the Company’s common stock for the 10 previous trading days prior to conversion, but not less than $0.70. In addition, as further inducement for loaning the Company funds, the Company issued the lenders 68,750 restricted shares of its common stock and 137,500 common stock warrants exercisable at $1.25 per share. As a result, the Company had to allocate fair market value to each the beneficial conversion feature, restricted shares and warrants. The common shares were valued at $30,938, their fair market value. The Company determined the fair market value of the warrants as $94,255 using the Black-Scholes valuation model. Since the combined fair market value allocated to the warrants and beneficial conversion feature cannot exceed the convertible debenture amount, the beneficial conversion feature was valued at $149,807, the ceiling of its intrinsic value. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

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In February 2012, the Company issued a convertible debenture to an existing shareholder in the amount of $75,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 280,000 shares of the Company’s common stock. As further inducement, the Company issued the lender 280,000 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on January 31, 2017. Using the Black-Scholes model, the warrants were valued at $63,620 and recorded as a discount to the principal amount of the debenture. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February and June 2012, the Company converted $524,950 of its loans payable to officers into convertible debentures. These debentures were offered by the Company’s officers to certain accredited investors and a majority portion of the proceeds therefrom were deposited with the Company. The debentures had no maturity date and bear no interest. Therefore these debentures were payable on demand and were originally classified as a current liability. The debentures were convertible at any time into 3,499,667 shares, or $0.15 per share of common stock. The Company determined that these terms created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $524,950, the ceiling of its intrinsic value. Due to the nature of the debentures, the full value of the beneficial conversion feature was immediately recorded as interest expense in the Company’s financial statements. In August 2012, these convertible debentures were converted into 3,499,666 shares of the Company’s common stock.

On April 9, 2012, the Company executed an Investment Banking and Advisory Agreement with Charles Morgan Securities, Inc., New York, NY (“CMI”), wherein CMI agreed to provide consulting, strategic business planning, financing on a “best efforts” basis and investor and public relations services, as well as to assist the Company in its efforts to raise capital through the issuance of debt or equity. The agreement provided for CMI to engage in two separate private offerings with the initial private placement offering up to $3.0 million and the second private placement offering up to an additional $3.0 million; each on a “best efforts” basis. In connection with this agreement the Company issued 750,000 shares valued at $0.25 per share or a total value of $187,500. This amount was fully amortized in the Company's financial statements as of December 31, 2012.

In July 2012, the Company received proceeds from convertible debentures totaling $182,668 in connection with the CMI agreement. The debentures bear interest at 12% per annum, which is payable in cash or the Company’s common stock at the time of conversion or maturity. The debentures are convertible at any time prior to maturity at a conversion price equal to the lesser of 75% of the average share price of the Company’s common stock for the five previous trading days prior to conversion or $0.35, but not less than $0.15. In the event that the Company offers or issues shares of its common stock at a share price less than $0.15, the floor conversion price will adjust to the new lower price. The Company determined that the terms of the debentures created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $160,813 and recorded as a discount to the principal amount of the debentures. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On August 7, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture does not bear interest. As an inducement, the Company agreed to issue the lender 20,000 shares of its common stock. The common shares were valued at their trading price on the date of the agreement and recorded as interest expense in the Company’s results of operations. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the conversion terms of this note were modified and the note was converted into 1,500,000 shares of common stock.

On September 25, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the lender converted $23,000 of principal into 919,403 shares of common stock in accordance with the conversion terms of the debenture.

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On November 1, 2012, the Company issued a convertible debenture in the amount of $80,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the average closing bid price of the Company’s common stock on the 30 previous trading days prior to the day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $56,286, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

During the second quarter of 2013, the Company recorded $65,000 in gross proceeds from the issuance of three convertible debentures. The debentures bear interest at 12% per annum, which is payable in cash at the time of maturity. The debentures are convertible at any time prior to maturity into 216,667 shares of the Company’s common stock. As further inducement, the Company issued the lenders 216,667 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on February 28, 2017. Using the Black-Scholes model, the warrants were valued at $69,455 and recorded as a discount up to the principal amount of the debentures. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. As of December 31, 2013, two of the debentures totaling $35,000 in principal value were converted into 316,667 shares of common stock. Some of the original conversion terms were modified prior to the notes’ conversions. The remaining $30,000 debenture is in default, as its maturity date was April 25, 2013.

On September 17, 2013, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On October 31, 2013, the Company issued a convertible debenture in the amount of $204,000. The debenture bears interest at 18% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest closing bid price of the Company’s common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $204,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $53,000. The debenture bears interest at 8% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 58% of the average of the 3 lowest share closing bid prices of the Company’s common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $48,533, its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $125,000. The debenture bears interest at 10% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share closing bid price of the Company’s common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $125,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $80,000. The debenture bears no interest and is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the average share closing bid price of the Company’s common stock on the thirty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $80,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

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On November 21, 2013, the Company issued a convertible debenture in the amount of $100,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share intra-day price of the Company’s common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $100,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

June 10, 2014, the Company issued a convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum. This debenture is in default.

April 22, 2014, the Company issued a 1 year convertible debenture of $77,500, maturing April 22, 2015, to Tidepool Ventures Inc. Bearing 10% interest per annum. This note has a Conversion factor of 45% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days to the market. (Representing a 55% discount to market price). This note was sold to World Market Ventures LLC and converted into common stock.

April 22, 2014, the Company issued a 1 year maturity convertible debenture of $110,000 to Iconic Holding LLC. Bearing 5% interest per annum, maturing April 22, 2015. This note has a Conversion factor of 50% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). $32,250 Was converted into Common stock for 2016. This note is in default.

May 2, 2014, the Company issued a 1 year convertible debenture to LG Capital funding LLC of $37,500 maturing May 2 2015. Bearing 8% annual interest. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2014, the Company issued a 1 year maturity convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum maturing June 10th 2015. This note has a conversion factor of 60% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 40% discount to market price). This note is in default. $63K, was converted into Common stock for the year 2016.

Oct 7, 2014, the Company issued a 1 year Convertible Debenture to Coventry Enterprises LLC for $30,000. Bearing 8% per annum. Maturing Oct 7, 2015. This note has a Conversion ratio with a 50% of market price. Market price is Calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

Jan 14, 2016, the Company issued a convertible debenture to Darren Marks for $25,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by the average of the lowest bid price of the trailing 5 business days (Representing a 60% discount to market). This note is in default.

Jan 14, 2016, the Company issued a convertible debenture to Darren Marks for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Jan 14, 2016, the Company issued a convertible debenture to Melvin Leiner for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2017. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Feb 1, 2016, the Company issued a convertible debenture to Andrew Telsey for $30,000, bearing 8% interest per annum. Maturing Feb 1, 2017. This note has a conversion of 60% of market value. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 40% discount to market price). This Note is in default.

Feb 1, 2016, the Company issued a convertible Note to Darren Marks for $70,500, bearing 8% interest per annum. Maturing Feb 1, 2017. This note has a conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This Note is in default.

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Feb 1, 2016, the Company issued a convertible Note to Melvin Leiner for $106,632.70, bearing 8% interest, with a conversion ratio, of 40% market price. Maturing Feb 1, 2017. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. Discount to market. (Representing a 60% discount to market price). This Note is in default.

April 16, 2016, the Company issued a convertible debenture to Tidepool Ventures group for $10,000 bearing 5% interest per annum. Maturing April 16, 2017. This note has a conversion ratio of 45% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 55% discount to market). This debenture is in default.

April 26, 2016, the Company issued a convertible debenture to Iconic Holdings LLC for $25,000 bearing 10% interest per annum Maturing April 26, 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC for $3,000 bearing 5% interest per annum. Maturing June 10, 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing 50% discount to market price). This note is in default.

June 29, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC of Eight thousand seven hundred fifty dollars ($8,750) bearing 5% interest per annum. Maturing June 29 2017. This Note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

August 12, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC $3,000 bearing 5% interest per annum. Maturing August 12, 2017. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

Sept 7, 2016, the Company issued a convertible debenture to Dr. Rutherford for $20,000 Bearing 5% interest per annum. Maturing September 7, 2017. This note has a conversion of 50% discount of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

Feb. 1, 2017, the Company issued a Convertible debenture to CEO Adrian McKenzie or his company PBDC LLC for Eighty Nine Thousand Dollars ($89,000). Bearing 9.875% interest for Annual Back Salary and Annual Bonus for 2016. This debenture is in default.

March 31, 2017, the Company issued a convertible note to CEO Adrian McKenzie or his company PBDC LLC for Eight thousand dollars ($8,000), bearing 9.875% interest for Back Salaries for the months of February and March 2017. This note is in default.

May 21, 2017, the Company issued a convertible Promissory Note to Heidi Michitsch for One Hundred Thousand Dollars, bearing 9.875% interest ($100K). This note is in default.

June 30, 2017, the Company issued a convertible debenture to CEO Adrian McKenzie or his company PBDC LLC in the amount of Six Thousand Dollars ($6,000), bearing 9.875% interest, for back salary for Q2, 2017. This debenture is in default.

November 24, 2017, the Company issued a convertible debenture to Mr. Fred Rosen for Four Thousand Dollars ($4,000), for funds loaned to the company. This debenture is in default.

On November 25, 2017, the Company issued a Convertible Note for Twenty Thousand Dollars USD ($20,000) Dr. Thomas Rutherford, for funds loaned to the company. This note is in default.

On Nov. 29, 2017, the Company issued a Convertible Promissory Note. to Mr. Joseph Gibson, for Five Thousand Dollars USD ($5,000) USD. This note is in default.

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On or about November 30, 2017, the Company issued a Convertible Promissory Note to Dr. Doug Engers Five Thousand USD ($5K) for funds loaned to the Company. This note is in default.

On or about December 13, 2017, the Company issued a Convertible Promissory Note to Barry Romich of Ten Thousand dollars USD ($10,000), for funds loaned to the company. This note is in default.

On or about December 15, 2017, the Company issued a Convertible Promissory Note to Mr. Kerry Goodman for One hundred Thousand Dollars USD ($100K, $50K cashed late December, $50K cashed early February). This note is in default.

On or about December 31, 2017, the Company issued a Convertible promissory Note payable to Ms. Heidi Michitsch of Six thousand Dollars USD ($6K) for Back Salaries Due, Q4 2017. This note is in default.

On Dec. 31, 2017, the Company issued a Convertible promissory Note to CEO Adrian P. McKenzie or his company PBDC LLC in the Amount of Thirty One Thousand, two hundred and Eighty USD ($31,280). This Promissory Note covers monies loaned to the company for the Token Talk Acquisition and Back Salaries owed to Mr. McKenzie over the given time period. This note is in default.

On or about March 31, 2018, the Company issued a Convertible promissory note to CEO Adrian P. McKenzie, for Eleven thousand Five Hundred USD ($11,500) or his company PBDC LLC for back salaries owed. This note is in default.

On or about June 30, 2018, the Company issued a Convertible note in the amount of Twenty Six Thousand Five Hundred dollars USD ($26,500) to CEO Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about August 13, 2018, the Company issued a Convertible Note of Fifty Thousand Dollars USD in exchange for Fifty Thousand Dollar USD ($50,000) Loan to the Company, to the BA Romich Trust. This note is in default.

On or about August 13, 2018, the Company issued a Convertible note in the amount of Fifty Thousand Dollars USD ($50,000) as a Charitable donation to the Romich Foundation. This note is in default.

On or about September 30, 2018, the Company issued a Convertible note in the amount of Thirty Thousand Dollars ($30,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or November 18, 2018, the company issued a convertible promissory Note to Dr. Thomas Rutherford for One Hundred Thousand Dollars USD ($100,000), for funds loaned to the company. This note is in default.

On or about December 31, 2018, the Company issued a Convertible note in the amount of Twenty One Thousand Dollars ($21,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

Current Plan of Operations

Our plan of operations is currently focused on the development of our Fleet business. We expect to incur substantial expenditures in the foreseeable future for the potential operations of our business segments and ongoing internal research and development. At this time, we cannot reliably estimate the nature, timing or aggregate amount of such costs. We intend to continue to build our corporate and operational infrastructure and to build interest in our product and service offerings and as such are unable to project those costs at this time.

As noted above, the pivot to this plan of operations requires us to raise significant additional capital immediately. If we are successful in raising capital through the sale of shares offered for sale in this Offering Circular we believe that the Company will have sufficient cash resources to fund its plan of operations for the next twelve months.

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We continually evaluate our plan of operations discussed above to determine the manner in which we can most effectively utilize our limited cash resources. The timing of completion of any aspect of our plan of operations is highly dependent upon the availability of cash to implement that aspect of the plan and other factors beyond our control. There is no assurance that we will successfully obtain the required capital or revenues, or, if obtained, that the amounts will be sufficient to fund our ongoing operations. The inability to secure additional capital would have a material adverse effect on us, including the possibility that we would have to sell or forego a portion or all of our assets or cease operations. If we discontinue our operations, we will not have sufficient funds to pay any amounts to our stockholders.

Even if we raise additional capital in the near future, if our operating business segments fail to achieve anticipated financial results, our ability to raise additional capital in the future to fund our operating business segments would likely be seriously impaired. If in the future we are not able to demonstrate favorable financial results or projections from our operating business segments, we will not be able to raise the capital we need to continue our then current business operations and business activities, and we will likely not have sufficient liquidity or cash resources to continue operating.

Because our working capital requirements depend upon numerous factors there can be no assurance that our current cash resources will be sufficient to fund our operations. At present, we have no committed external sources of capital, and do not expect any significant product revenues for the foreseeable future. Thus, we will require immediate additional financing to fund future operations. There can be no assurance, however, that we will be able to obtain funds on acceptable terms, if at all.

Credit Facilities

As of December 31, 2018, the Company had notes payable of $1,943,146 in convertible notes payable, other current liabilities of $482,848 and accounts payable of $107,752. Other than the foregoing, and to vendors and service providers in the ordinary course of our business, we do not have any other credit facilities or other access to bank credit.

Off-Balance Sheet Arrangements

The Company does not have any derivative financial instrument or other off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company's management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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OUR BUSINESS

Corporate History

DNA Brands, Inc. (hereinafter referred to as “us,” “our,” “we,” the “Company” or “DNA”) was incorporated in the State of Colorado on May 23, 2007 under the name Famous Products, Inc. Prior to July 6, 2010 we were a beverage company. We are looking to reproduce, market and sell a proprietary line of five carbonated blends of DNA Energy Drink®, Citrus, Sugar Free Citrus, Original (a unique combination of Red Bull® and Monster® energy drinks), Cryo- Berry (a refreshing mix of cranberry and raspberry) and Molecular Melon (a cool and refreshing taste); as well as three milk based energy coffees with fortified with Omega 3. These flavors are Mocha, Vanilla Latte and Caramel Macchiato.

Our business commenced in May 2006 in the State of Florida under the name Grass Roots Beverage Company, Inc. (“Grass Roots”). Initial operations of Grass Roots included development of our energy drinks, sampling and other marketing efforts and initial distribution in the State of Florida. In May 2006 we formed DNA Beverage Corporation, a Florida corporation (“DNA Beverage”). Our early years were devoted to brand development, creating awareness through heavy sampling programs and creating credibility among our then core demographic by concentrating marketing efforts on action sports locations and events (surf, motocross, skate, etc.).

Effective July 6, 2010, we executed agreements to acquire all of the assets, liabilities and contract rights of DNA Beverage and 100% of the common stock of DNA Beverage’s wholly owned subsidiary Grass Roots Beverage Company, Inc. (“Grass Roots”) in exchange for the issuance of 31,250,000 shares of our common stock. The share issuance represented approximately 94.6% of our outstanding shares at the time of issuance. As a result of this transaction we also changed our name to “DNA Brands, Inc.”

Grass Roots was dissolved and ceased activity on December 31, 2013. Whereby DNA Brands Inc. has been the surviving entity.

Our mailing address is DNA Brands, Inc., 6245 N. Federal Highway, Suite 504, Fort Lauderdale, FL 33308 and our telephone number is (561) 654-5722. Our website address is, www.dnabrandsinc.com. The information contained therein or accessible thereby shall not be deemed to be incorporated into this Offering Circular.

Business Overview

Although we own All the IP for our 2 time award winning Energy drink. On March 25, 2019, we announced that we were shifting our primary corporate focus to the transportation/ridesharing industry with the signing of a fleet agreement with the rideshare platform, Ridesharerental.com (http://www.Ridesharerental.com) (the “Rideshare Platform”). As of the date of this Offering Circular, the Company’s operating business segments will be primarily focused on the development and maintenance of a fleet of standard passenger vehicles to be made commercially available for rent to rent to Uber and Lyft drivers in the South Florida Region (“Fleet Management”). Initially concentrating in the South Florida region, DNA Brands is the First fleet operator in the State of Florida with www.RideshareRentals.com and anticipates covering the whole state by years end.

The Company’s Fleet Management business will focus on the maintenance of a fleet of standard passenger vehicles, to be subsequently rented directly to drivers in the ridesharing economy. The Fleet Management business and vehicles will be made commercially available through the Rideshare Platform, which is available at www.ridesharerental.com. The company fully intends to continue adding cars to its fleet monthly. The most significant portion of the use of proceeds of this offering will be to add additional vehicles to our Fleet Management business.

The Company now has four vehicles in service.

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Fleet Management Business

The Company’s Fleet Management business will maintain a fleet of standard passenger vehicles to be subsequently rented directly to drivers in the ridesharing economy through the Rideshare Platform. The Company’s fleet of vehicles, as well as other third-party vehicles will be made commercially available for rental bookings on the Rideshare Platform as well as on other third-party e-commerce booking platforms and/or through strategic partnerships and relationships. The Company will seek to provide drivers in the ridesharing economy with full-service vehicle rentals and fleet contract maintenance solutions for commercial standard passenger vehicles.

The Company’s material operations for the Fleet Management business will be primarily conducted solely in the State of Florida pursuant to its agreement with Ridesharerental.com. As a provider of comprehensive, integrated vehicle rental and fleet management solutions, the Fleet Management business markets and manages short and long-term vehicle rentals to ridesharing economy drivers located in southern Florida with plans to expand to the entire state within 12 months.

The Company will be focused on operating, developing and investing in its vehicle rental business with a focus on marketing directly to the peer-to-peer car sharing and ridesharing industry professionals. The Company will be capable of meeting customers’ needs, including but not limited to a guaranty that all vehicles maintained under the Fleet Management business will comply with and pass the Ridesharing Qualification Requirements. Our Fleet Management product and service offering will include full-service vehicle rental(s) and contract maintenance, along with distribution center management and transportation management service. As of the date of this Offering Circular, the Company’s customer base is primarily ridesharing drivers located within Broward County that are operating and performing driving services on behalf of a host of the private ridesharing TNCs (primarily Lyft and Uber). Per our agreement with ridesharerental.com, our Fleet Management business is limited to the State of Florida. We are presently operating just in Broward county, Florida, however the Company intends to aggressively expand our Fleet Management services and product offerings to the entire state.

The Company believes that customers will rent vehicles offered by our Fleet Management business in order to reduce the complexity, cost and total capital associated with vehicle ownership. Further, we believe that due to our market focus on the ridesharing industry and the additional imposition of the Ridesharing Qualification Requirements imposed on ridesharing vehicles by the dominant private ridesharing TNCs, customers will be further incentivized to rent our Fleet Management vehicles to guarantee compliance with the Ridesharing Qualification Requirements.

Under a full-service rental agreement, the Company provides and fully maintains the vehicle, which is generally specifically configured to meet the Ridesharing Qualification Requirements. The services provided under full-service rental and contract maintenance agreements generally include preventive and regular maintenance, advanced diagnostics, emergency road service, fleet services, and safety programs, through our company-operated facilities.

Fleet Management Software

The Company has entered into an agreement with ridesharerental.com to use its Rideshare Platform for its Fleet Management business, which we believe will ensure that the Company’s fleet of vehicles meet and comply with the Ridesharing Qualification Requirements and transmit relevant data our customers, the Company has fit its Fleet Management vehicles with fleet management GPS solution software, providing open platform fleet management solutions to businesses of all sizes. These full-featured solutions help the Company manage their drivers and vehicles by extracting accurate and actionable intelligence from real-time and historical location trip data. The telematics solutions for fleet optimization provide our Fleet Management vehicles with fitted software analytics and data involving (i) fuel efficiency; (ii) management of vehicle maintenance and (iii) prevention of vehicle wear and tear.

The Ridesharing Industry

At the most basic level, real-time ridesharing is a service that arranges one-time shared rides on short notice. Traditionally, ridesharing arrangements between two or more unrelated individuals for commuting purposes have been relatively inflexible, long- term arrangements. These commuting arrangements will establish reasonably fixed departure time schedules and driving responsibilities. The complexity of work and social schedules and the perceived increase in vehicle trip complexity, such as trip chaining, has made this type of commuting arrangement much less desirable. “Real-time” ridesharing attempts to provide added flexibility to ridesharing arrangements by allowing drivers and passengers to partake in occasional shared rides. The internet- connected, global positioning system (“GPS”) enabled device automatically detects your current location, takes the home location that you have programmed in previously and searches the database for drivers traveling a similar route and willing to pick up passengers. According to Wikipedia.org, “real-time” ridesharing is defined as “a single, or recurring ridesharing trip with no fixed schedule, organized on a one-time basis, with matching of participants occurring as little as a few minutes before departure or as far in advance as the evening before a trip is scheduled to take place”.

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A number of TNCs located in San Francisco premiered apps for real-time ridesharing in early 2010, several TNCs were introduced that were advertising as ridesharing, but in fact dispatched commercial operators similar to a taxi service. Transportation industry experts have frequently referred to these services as “ridesourcing” to clarify that drivers do not share a destination with their passengers. Rather, the “ridesourcing” app simply outsources rides to available commercial drivers. In 2013 an agreement was reached with California Public Utilities Commission creating a new category of service called “Transportation Network Companies” or “TNCs” to cover both real-time and scheduled ridesharing companies. Transportation Network Companies have faced regulatory opposition in many other cities, including Los Angeles, Chicago, New York City, and Washington, D.C, among others.

“Ridesharing” has been controversial, variously criticized as lacking adequate regulation, insurance, licensure, and training. One of the main so-called ridesharing (but actually ridesourcing) firms, Uber, was banned in Berlin and a number of other European cities. Opposition may also come from taxi companies and public transit operators because they are seen as alternatives. Early real- time ridesharing projects are believed to have begun in the 1990s, but they faced obstacles such as the need to develop a user network and a convenient means of communication. Gradually the means of arranging the ride shifted from telephone to internet, email, and smartphone; and user networks were developed around major employers and universities. As of 2006, the goal of taxi-like responsiveness still generally eluded the industry; “next day” responsiveness was generally considered the state of the art.

The term “ridesharing” was starting to become a misnomer, they’re a lot more like successful private cab or taxi businesses that cater to a smartphone-toting clientele and actively rival traditional cab or taxi companies and having reliable and affordable door- to-door transportation in general can help expand car-free living. Given the fast rise of smartphone adoption globally, ridesharing’s success doesn’t come as a surprise. But there are many reasons why customers prefer to book those services versus taxis. Among those are a clear overview of pricing prior to booking, the ease and convenience of “one-tap” rides, the ability to monitor and follow drivers on map displayed on the user’s smartphone, the convenience of a cashless transaction, fare splitting, and feedback options. The premier and probably most well know ridesharing service, Uber, was born when its founders became annoyed that they could not get a taxi in Paris. By eliminating the antiquated taxi dispatch system through technology (call and book taxi, call to request driver’s location, call when taxi doesn’t arrive), the founders of Uber created an innovative technology alternative to the traditional taxi dispatch system that has been widely adopted by users worldwide. By eliminating a key piece of the supply chain and streamlining efficiencies for the users, Uber was able to completely disrupt a century-old taxi industry. In essence, Uber & Lyft are really the two companies that dominate the market and Uber so far has won across the board: access, driver experience, customer experience, brand and funding.

The growth of the ridesharing economy has resulted in increasing consumer demand for ridesharing services, provided by Transportation Network Companies (“TNCs”) such as Lyft, Gett and Uber, that offer a ridesharing economy service through mobile applications.

Ridesharing apps connect people who need a ride with people who have a vehicle and time to drive - notably, not necessarily people who are licensed taxi drivers. Ridesharing TNCs like Lyft, Gett and Uber provide a smartphone app that lets consumers hail a ride, set their destination, and pay without leaving the app itself. The benefits to the consumer is ease of use, availability of rides, and sometimes lower prices than traditional taxis. Many companies require at least some sort of certification for the drivers and take a portion of the drivers’ fares. Ridesharing drivers can choose when they work (though they can receive bonuses for logging a certain number of hours) and provide their own vehicles. In the United States, ridesharing companies argue that the work-when-you-want arrangement qualifies drivers as contractors, not employees. Despite legal battles and controversy over surge pricing, ridesharing companies have exploded in popularity, both in the U.S. and internationally. Early entrants in the TNC app space, like Uber and Flywheel, were founded around 2009. Overall, the industry has raised more than $10 billion in venture funding.

We believe that we have strong economic prospects by virtue of the following dynamics of the industry:

•	Continued Growth in Ridesharing Market. The ridesharing services market has grown faster, gone to more places and has produced robust growth and consumer traffic figures since commercial introduction in approximately 2009. The pace of growth is also picking up. It has been reported that Uber took six (6) years before it reached a billion rides in December of 2015, but it took only six (6) months for Uber to get to two billion rides. In the U.S., the number of users of ridesharing services is estimated to increase from 8.2 million in 2014 to 20.4 million in 2020, producing a compounded annual growth rate (“CAGR”) of approximately 13.92% over the seven-year period.

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•	Globalization of Ridesharing. In the same vein, ridesharing which started as an experiment in California has grown into a global marketplace over a short period of time. Asia has emerged as a geographical territory to drive future growth. For example, Didi Chuang, the Chinese ridesharing company, completed 1.43 billion rides just in 2015 and it now claims to have 250 million users in 360 Chinese cities. Ridesharing is also acquiring deep roots in both India and Malaysia, and is making advances in Europe and Latin America, despite regulatory pushback.

•	Expanding Choices. Consumer options in ridesharing are expanding to attract an even larger audience, such as carpooling and private bus services. The expansion of consumer options has also attracted mass transit customers to more expensive luxury options. In addition, it has been reported that dominant TNC businesses are experimenting with pre-scheduled rides and multiple stops on single trip gain to meet customer needs. Our Fleet Management business and fleet of rental vehicles are designed to put more certified ridesharing vehicles on the roadways to meet the increasing consumer demand of the availability of ridesharing services.

Regulation of the Ridesharing Industry

In the current ridesharing marketplace, often times the TNCs (such as Uber or Lyft) generally takes the place of government in enforcing standards for drivers and vehicles, though two (2) states and the District of Columbia now have basic driver background and minimum insurance requirements in place for TNCs. Each TNC has its own regulations at the corporate level. However, in many instances, state, local or federal governments are beginning to seriously assess the ridesharing industry and it is likely that regulations and mandated standards are imminent. For more information see section “Vehicle Registration Requirements.”

Our Opportunity

The increasing demand for ridesharing services has produced an increase in demand by TNC businesses for more ridesharing drivers and vehicles on the road at any given time. The growing demographic of ridesharing drivers, as determined on a global basis, has drawn ridesharing drivers to the ridesharing marketing to perform services for a host of private TNC businesses focused on ridesharing, such as Uber and Lyft. The Company believes that private ridesharing TNC businesses are hiring more than 50,000 drivers a month to keep pace with the current commercial demand for ridesharing services.

Complicating this matter further, many potential ridesharing drivers drawn to the ridesharing market are being rejected or turned away from employment by the private ridesharing TNCs on account of the fact that many potential ridesharing driver’s personal vehicles are failing to meet the Ridesharing Qualification Requirements imposed on all ridesharing vehicles by the private ridesharing TNCs. Private ridesharing TNCs impose certain vehicle safety tests and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs. Generally, the TNCs impose certain standard requirements on all ridesharing drivers and their respective vehicles (the “Driver Qualification Requirements”) as well as additional vehicle safety tests, inspections and precautions on all ridesharing vehicles to be utilized by drivers under employment with the private ridesharing TNCs (the “Vehicle Qualification Requirements”, together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”). For more information see “Ridesharing Qualification Requirements”. The Company estimates that approximately 30%-50% of potential ridesharing drivers do not own or have rights or access to a car or vehicle that will meet the Ridesharing Qualification Requirements. Further, the Company believes that this issue surrounding the Ridesharing Qualifications Requirements are exacerbating the problem and resulting in a shortfall of ridesharing drivers on the road at any given time. Private ridesharing TNCs have responded to this issue by actively pursuing programs to get eligible ridesharing drivers into qualified cars that meet the Ridesharing Qualification Requirements. The Company believes that the TNC line of business and immense capital requirements in developing a fleet management business to service the growing ridesharing industry on such a large scale will restrict the ability of the private ridesharing TNCs to dominate the ridesharing vehicle rental market. Further, despite the financial resources and scale of the dominant TNCs in the ridesharing business, the Company believes that third-party vehicle rental providers are a necessity to the growth and service of a robust ridesharing market.

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Ridesharing Qualification Requirements

The TNCs generally impose a host of requirements on potential ridesharing driver applicants seeking employment with TNCs such as Uber and/or Lyft. For example, prior to becoming a ridesharing driver, Uber and Lyft impose similar uniform requirements on all ridesharing vehicles and drivers. Generally, the ridesharing driver must meet the following standard requirements (collectively, the “Driver Qualification Requirements”):

•	The ridesharing driver must obtain a minimum age of 21 years old;
•	The ridesharing driver’s vehicle must be a four-door car made in year 2007 or newer (in most cities- 2002 or newer for Los Angeles, Orange County, San Francisco);
•	The ridesharing driver must have in-state auto insurance with the driver’s name on the policy;
•	The ridesharing driver must have an in-state driver’s license, licensed in the US for at least one year;
•	The ridesharing driver must have in-state plates with a current registration (commercial plates are acceptable as well);
•	The ridesharing driver must have a clean driving record;
•	The ridesharing driver must pass on the background check;
•	The ridesharing driver’s vehicle must pass the Cosmetic Qualification Requirements.

For example, prior to becoming an Uber driver, the company requires all potential ridesharing drivers of UberX, UberXL and UberPlus/UberSelect to meet the following vehicle requirements:

•	Access to a four-door car that is year 2007 or newer (in most cities- 2002 or newer for Los Angeles, Orange County, San Francisco);
•	The vehicle is in good physical condition with no cosmetic damage;
•	No marketing or commercial branding is being outwardly displayed on the vehicle;
•	Passing score on the vehicle inspection.

In addition, the TNCs may impose cosmetic guidelines on all ridesharing vehicles providing ridesharing services on behalf of the private ridesharing company. Certain cosmetic features may prevent a potential ridesharing driver’s vehicle from qualifying under the vehicle inspection on account of the following: (i) the vehicle includes a full-body wrap containing advertisements, or any large ads; (ii) the vehicle has holes or damage to the exterior; (iii) the vehicle has taxi decals or taxi-style paint; (iv) the vehicle has significant damage to the interior (including any torn seats, large permanent stains, strong permanent odors); (v) the vehicle has paint oxidation; or (vi) the vehicle has different colored hoods/doors; (vii) the vehicle has objectionable aftermarket modification (collectively, “Cosmetic Qualification Requirements”).

In addition to the Driver Qualification Requirements, private ridesharing companies also require all potential ridesharing drivers to undergo a vehicle inspection test on all personal driver vehicles to be used by the potential ridesharing driver to perform ridesharing services on behalf of the private ridesharing company. In order to become a Uber or Lyft driver, a potential ridesharing driver’s vehicle generally must pass the 19-point vehicle inspection to confirm that it meets the private ridesharing companies requirements (the “Vehicle Qualification Requirements”, together with the Driver Qualification Requirements, the “Ridesharing Qualification Requirements”).

A 19-point inspection is a standard vehicle inspection procedure to check a car in 19 specific areas to ensure that it conforms to safety and operational requirements. While the 19 points are the same for different companies, their procedures differ slightly. The process also varies based on the geographical location where the inspection is performed. The 19 points of the vehicle checked for inspection include headlights, tail-lights, indicator lights, stop lights, foot brakes, emergency/parking brake, steering mechanism, windshield, heat and air conditioning, front, rear and side windows, front seat adjustment mechanism, door controls (open, close, lock), horn, speedometer, body condition/ damage, muffler and exhaust system, condition or tires, interior and exterior rear-view mirrors and safety belts for driver and passengers. Any vehicle having a problem or issue with any of the inspection points will generally not pass the vehicle inspection and will be refused the opportunity to become a ridesharing driver for the private ridesharing company.

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Company Growth Strategy

Our long-term strategy is focused on four priorities: expanding and diversifying our revenues; improving our operating effectiveness; enhancing the customer experience; and disciplined capital management.

Expand and Diversify Revenues—Our strategy to achieve ongoing growth is driven by initiatives that expand and diversify our revenues through customer- and market-focused initiatives. We are actively working to expand our Fleet Management business, and diversify our equipment rental fleet with a broader mix of vehicles to increase in the range of customer options and markets we serve. In addition, we seek to grow our Fleet Management business which seeks to connect the owners and/or operators of standard passenger vehicles to existing or prospective ridesharing drivers. We will continue to offer a comprehensive equipment rental fleet to achieve market leadership. We plan to expand our footprint in Florida, with a focus on increasing the following:

(i)   the number of major geographical markets in the state served by our partner’s Rideshare Platform; (ii) the number of vehicles maintained and managed under the Company’s Fleet Management business; and (iii) to continue to reconfigure existing locations with fleet and expertise tailored to local markets. Our footprint expansion will include locations served under the Rideshare Platform and Fleet Management business to better support our growing ridesharing rental business. We will continue to pursue initiatives that allow us to drive sales through our existing locations and geographical territories.

Disciplined Asset Management—We manage our vehicle rental fleet to optimize the timing of fleet rentals, repairs and maintenance, while at the same time satisfying our customers' needs. Through continued use and development of our disciplined approach to efficient fleet management, we seek to maximize our utilization and return on investment.

Litigation

From time to time we become the subject of litigation that is incurred in the ordinary course of its business. However, to date, we have not been made aware of any actual, pending or threatened litigation against the Company.

Property

We lease and maintain our primary offices at 6245 N. Federal Highway, Suite 504, Fort Lauderdale, FL 33308. We do not currently own any real estate.

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DIRECTORS, EXECUTIVE OFFICERS & CORPORATE GOVERNANCE

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Executive Officers:
Adrian McKenzie-Patasar	Chief Executive Officer	44	Since February 2016	40

Howard Ullman	President	62	Since Jan 2019	20

During the past five (5) years, none of the persons identified above has been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

Executive Officers and Directors

Adrian McKenzie-Patasar- CEO DNA Brands Inc.  Sole Director.

From 2016 to the present Mr. McKenzie has been CEO of the Company. From 2009 to the present, he has been President of PBDC LLC, a consulting company. In 1998 Mr. Patasar graduated from the University of Western Ontario (UWO), London Ontario Canada with a BA in Economics.

Howard Ullman- President DNA Brands Inc.

Mr. Ullman is a consumer products specialist in developing and launching consumer products. Mr. Ullman founded and recently sold Atmospheric Water Solutions (AWS). Formed in 2011, the company is involved in producing potable drinking water from air. Over the past five years he and or his company have filed numerous patents in atmospheric water generation (AWG) technologies. In 2015/2016 AWS won product of the year at two major exhibitions in the US and was a finalist for product of the year in four additional contests. In 2014 Ullman was named leader of the AWG industry by research giant Frost and Sullivan and has received numerous leadership awards for his work as a water steward over the past two years. He has a Bachelor of Arts degree in Economics from Tulane University. In 2015 he was awarded the CSR Leadership Award For Outstanding Contribution to Water Efficiency in India and a Leadership Excellence Award in Dubai from the World Leadership Congress. Since 2016 he has been a member of the Green Energy Council.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified.

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Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two (2) years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Code of Business Conduct and Ethics

Our Board plans to adopt a written code of business conduct and ethics (“Code”) that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We intend to post on our website a current copy of the Code and all disclosures that are required by law in regard to any amendments to, or waivers from, any provision of the Code.

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EXECUTIVE COMPENSATION

The following table represents information regarding the total compensation our executive officers and director of the Company as of December 31, 2018:

Name and Principal Position	Cash Compensation $	Other Compensation $	Total Compensation $
Adrian McKenzie-Patasar, CEO, Director	$150,000	–	$150,000
Howard Ullman, President	$60,000	–	$60,000
Total	$210,000	–	$210,000

__________________________

(1) Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification ("ASC") 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Employment Agreements.

McKenzie has entered into an employment agreement with the Company for a term of five years. Pursuant to his employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that he shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by him of fixed personal performance objectives.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Transactions

Other than as given herein, there have been no transactions and there are no currently proposed transaction, in which the Company was or is to be a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons.

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SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of July 15, 2019, 122,046,461, shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of July 15, 2019	Percentage Before Offering	Beneficially Owned (5) After Maximum Offering
Directors and Officers: (1)(2)
Adrian McKenzie-Patasar	$81,000,000	72.9%	23.2%

Greater than 5% Beneficial Owners:
Adrian McKenzie-Patasar	81,000,000	72.9%	23.2%

_________________________________

(1)	Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o DNA Brands Inc., 6245 N. Fed Hwy, Ste 504, Fort Lauderdale Fl 33311.
(2)	Andrian McKenzie-Patasar, by virtue of his ownership of 355,000 shares of Series F preferred stock, has over 26.6 billion votes and, therefore, control over all matters submitted to shareholders.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, bylaws and certificate of designation. For more detailed information, please see our certificate of incorporation, bylaws and certificate of designation which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Indebtedness.

As of October 6, 2019, the Company had a total outstanding indebtedness of $1,690,132.70. This was the last time, since the latest amendment to this Registration Statement that the Company issued any notes in exchange for cash or bona fide services. Additional information about the Company’s outstanding notes and debentures can be found in the Section below entitled “DNA Brands Inc., Recent Financing Activities.” Other investors also provided financing, information about which can also be found in the Section entitled “DNA Brands Inc., Recent Financing Activities.”

Common Stock

As of September 5, 2019, the Company had 498,000,000 shares of Common Stock authorized and 134,046,461 shares of Common Stock issued and outstanding.

The holders of the Common Stock are entitled to one vote for each share held at all meetings of shareholders (and written actions in lieu of meeting). There shall be no cumulative voting. The holders of shares of Common Stock are entitled to dividends when and as declared by the Board from funds legally available therefor, and upon liquidation are entitled to share pro rata in any distribution to holders of Common Stock. There are no preemptive, conversion or redemption privileges, nor sinking fund provisions with respect to the Common Stock.

The number of authorized shares of Common Stock may be increased or decreased subject to the Company’s legal commitments at any time and from time to time to issue them, by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote.

Preferred Stock

The following table is a summary of the Company's preferred stock. Please refer to the information following the table for the full terms.

Designation	Authorized Shares	Shares Issued	Ownership (3)	Voting
Series A Convertible Preferred Stock (1) Cancelled	4,000,000	None		None
Series C Preferred Stock	400,000	400,000	Darren Marks 200,000 shares Marvin Leiner 200,000 shares	300 votes per share
Series D Preferred Stock Cancelled	1,800,000	None
Series E Preferred Stock	1,800,000	None		68.02721 votes per share
Series F Preferred Stock	500,000	355,000	Adrian Mckenzie	75,000 per share
Series G Preferred Stock	2,000,000	None
Series H Preferred Stock (2)	1,000,000,000	None

(1)	Each share converts into one shares of Common Stock.
(2)	Each share converts into five shares of Common Stock.
(3)	The address of all shareholders is c/o DNA Brands, Inc., 6245 N Federal Hwy, Ste 504, Fort Lauderdale, FL 33308.

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The Company has authorized one billion thirty million (1,030,000,000) shares of Preferred Stock consisting of one billion twenty five million three hundred thousand (1,025,300,000) undesignated shares of Preferred Stock, $.001 par value per share. There are designated four hundred thousand (400,000) shares of Series C Preferred Stock, $.001 par value per share; one million eight hundred thousand (1,800,000) shares of Series E Preferred Stock, $.001 par value per share; five hundred thousand (500,000) shares of Series F Preferred Stock, $.001 par value per share; and two million (2,000,000) shares of Series G Redeemable Convertible Preferred Stock, $.001 par value per share, the designations, preferences, limitations and relative rights of the shares of each such class are as follows:

Series “A” Convertible Preferred Stock

There are no Series A shares outstanding.

The designation, preferences, limitations and relative rights of the Series “A” Convertible Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series ‘A’ Convertible Preferred Stock” and the number of shares of such series shall be 4,000,000 shares.

Stated Value

The stated value of the Series “A” Convertible Preferred Stock shall be $0.25 per share.

Dividends

The holders of outstanding Series “A” Convertible Preferred Shares shall not be entitled to receive any dividends.

Preference on Liquidation

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series “A” Convertible Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation’s Common Shares or junior stock, an amount equal to twenty five cents ($0.25) per share. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series “A” Convertible Preferred Shares an amount equal to twenty five cents ($0.25) per share, the holders of the Series “A” Convertible Preferred Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the holders of Series “A” Convertible Preferred Shares have received an amount equal to twenty five cents ($0.25) per share, the assets then remaining shall be distributed equally per share to the holders of a subsequently issued junior class of Preferred Shares, or if none, then to the holders of Common Shares.

A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this subdivision (d) and, in the event of any such reorganization, consolidation, merger or sale of assets, the Series “A” Convertible Preferred Shares shall be entitled only to the rights provided in the plan of reorganization.

Voting Rights

The Series “A” Convertible Preferred Shares shall not have voting rights and shall not be entitled to notice of shareholders meetings or to vote upon the election of directors or upon any other matter at any special meeting of shareholders.

Conversion of Series “A” Convertible Preferred Stock Into Common Stock

Subject to the provisions of this subdivision (f), the holder of record of any share or shares of Series “A” Convertible Preferred Stock shall have the right, at his option, at any time commencing after July 1, 2011, to convert one (1) share of Series “A” Convertible Preferred Stock into one fully paid and nonassessable share of Common Stock of the Company.

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Any holder of a share or shares of Series “A” Convertible Preferred Stock desiring to convert such Series “A” Convertible Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series “A” Convertible Preferred Stock so to be converted, duly endorsed to the Company, or in blank, at the principal office of the Company, and shall give written notice to the Company at said office that he elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

Conversion of Series “A” Convertible Preferred Stock shall be subject to the following additional terms and provisions:

As promptly as practicable after the surrender for conversion of any Series “A” Convertible Preferred Stock, the Company shall deliver or cause to be delivered to the holder of such Series “A” Convertible Preferred Stock at the holder’s address as indicated on the Company’s stock ledger (or such other place as may be designated by the holder), to or upon the written order of the holder of such Series “A” Convertible Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. Shares of the Series “A” Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series “A” Convertible Preferred Stock for conversion, as provided above, and the rights of the holders of such Series “A” Convertible Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series “A” Convertible Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series “A” Convertible Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series “A” Convertible Preferred Stock, but at the conversion ratio stated in this subdivision (e), the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series “A” Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

Such adjustments shall be made successively if more than one event listed in subdivisions (e)(3)(B), (C) and (D) hereof shall occur.

No adjustment of the conversion ratio shall be made by reason of the purchase, acquisition, redemption or retirement by the Company of any shares of the Common Stock or any other class of the capital stock of the Company, except as provided in subdivision (e)(3)(B); or

the issuance, other than as provided in subdivisions (e)(3)(B) and (D), of any shares of Common Stock of the Company, or of any securities convertible into shares of Common Stock or other securities of the Company, or of any rights, warrants or options to subscribe for or purchase shares of the Common Stock or other securities of the Company, or of any other securities of the Company, provided that in the event the Company offers any of its securities, or any rights, warrants or options to subscribe for or purchase any of its securities, to the holders of its Common Stock pursuant to any preemptive or preferential rights granted to holders of Common Stock by the Articles of Incorporation of the Company, or pursuant to any similar rights that may be granted to such holders of Common Stock by the Board of Directors of the Company, at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series “A” Convertible Preferred Stock then of record; or any offer by the Company to redeem or acquire shares of its Common Stock by paying or exchanging therefore stock of another corporation or the carrying out by the Company of the transactions contemplated by such offer, provided that at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series “A” Convertible Preferred Stock then of record.

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The Company shall at all times reserve and keep available solely for the purpose of issue upon conversion of Series “A” Convertible Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series “A” Convertible Preferred Stock.

The issuance of certificates for shares of Common Stock upon conversion of the Series “A” Convertible Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series “A” Convertible Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Company that such tax has been paid or is not due and payable.

Redemption.

The Series “A” Convertible Preferred Stock shall not be redeemable at any time by the Company.

Series C Preferred Stock

There are no Series C shares outstanding.

The designation, preferences, limitations and relative rights of the Series C Preferred Stock are as follows:

Designation and Amount. The shares of such series shall be designed as "Series C Preferred Shares" (the "Series C Preferred Shares"), and the number of shares constituting such series shall be 400,000. The number of shares constituting such series may, unless prohibited by the Articles of Incorporation, be decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of Series C Preferred Shares to a number less than the number of shares then outstanding plus the number of shares issuable upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible in Series C Preferred Shares.

Dividends and Distributions

The holders of Series C Preferred Shares, in preference to the holders of Common Shares, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, annual dividends payable in cash on the 31st day of December in each year (each such date being referred to herein as a "Dividend Payment Dates"), commencing on December 31, 2013 at the rate of $0.01 per share per year.

Dividends which are not declared will not accrue. Dividends not declared will not cumulate. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series C Preferred Shares in an amount less than the total amount of such dividends at the time such dividends are declared and become payable shall be allocated pro rata on a share-by-share basis among all such shares outstanding at that time. The Board of Directors may fix a record date for the determination of holders of Series C Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than thirty (30) days prior to the date fixed for the payment thereof.

Voting Rights. Each Series C Preferred Share will entitle the holder thereof to 300 votes on all matters submitted to a vote of the shareholders of the Corporation. Except as otherwise provided herein or in any other Certificate of Designation creating a series of Preferred Shares or by law, the holders of Series C Preferred Shares and the holders of Common Shares and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

Certain Restrictions Whenever dividends declared or other distributions payable on the Series C Preferred Shares as provided in Section 2 hereof are in arrears, thereafter and until all unpaid dividends and distributions on Series C Preferred Shares outstanding shall have been paid in full, the Corporation shall not:

declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Shares;

declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Shares, except dividends paid ratably on the Series C Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

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The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Reacquired Shares. Any Series C Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall constitute authorized but unissued Preferred Shares and may be reissued as part of a new series of Preferred Shares by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, or in any other Certificate of Designation creating a series of Preferred Shares or as otherwise required by law.

Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Shares unless, prior thereto, the holders of Series C Preferred Shares shall have received $0.67 per share, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment.

Consolidation, Merger, Exchange, etc.. In case the Corporation shall enter into any consolidation, merger, combination, statutory share exchange or other transaction in which the Common Shares are exchanged for or changed into other stock or securities, money and/or any other property, then in any such case the Series C Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share equal to the aggregate amount of stock, securities, money and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the Corporation shall at any time after May 3, 2013 declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series C Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

Series D Preferred Stock

The designation, preferences, limitations and relative rights of the Series D Preferred Stock are as follows:

Designation and Number of Series

This series of Preferred Stock shall be designated as “Series ‘D’ Preferred Stock” and the number of shares of such series shall be 1,800,000 shares.

Stated Value

The stated value of the Series “D” Preferred Stock shall be $0.055 per share.

Dividends

The holders of outstanding Series “D” Preferred Shares shall be entitled to receive dividends if and when so declared by the Company’s Board of Directors, in their sole discretion.

Preference on Liquidation

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series “D” Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, after any payment shall be made in respect of the liquidation preference on the Series “A” Preferred Stock and the Series C Preferred Stock, but before any payment shall be made in respect of the Corporation’s Common Shares or junior stock, an amount equal to $0.055 per share. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series “D” Preferred Shares an amount equal to $0.055 per share, the holders of the Series “D” Preferred Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the holders of the Series “A” Preferred Stock have received an amount equal to twenty five cents ($.25) per share, the holders of the Series C Preferred Stock have received an amount equal to sixty-seven cents ($.67) per share and the Series “D” Preferred Shares have received an amount equal to $0.055 per share, the assets then remaining shall be distributed equally per share to the holders of a subsequently issued junior class of Preferred Shares, or if none, then to the holders of Common Shares.

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A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this subdivision (d) and, in the event of any such reorganization, consolidation, merger or sale of assets, the Series “D” Preferred Shares shall be entitled only to the rights provided in the plan of reorganization.

Voting Rights

Each Series “D” Preferred Share will entitle the holder thereof to 68.02721 votes on all matters submitted to a vote of the shareholders of the Corporation. Except as otherwise provided herein or in any other Certificate of Designation creating a series of Preferred Shares or by law, the holders of Series “D” Preferred Shares and the holders of Common Shares and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

Redemption.

The Series “D” Preferred Stock shall not be redeemable at any time by the Company.

Series E Preferred Stock

The designation, preferences, limitations and relative rights of the Series E Preferred Stock are as follows:

Designation and Number of Series

This series of Preferred Stock shall be designated as “Series E Preferred Stock” and the number of shares of such series shall be 1,800,000 shares.

Stated Value

The stated value of the Series E Preferred Stock shall be $0.055 per share.

Dividends

The holders of outstanding Series E Preferred Shares shall be entitled to receive dividends if and when so declared by the Company’s Board of Directors, in their sole discretion.

Preference on Liquidation

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series E Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, after any payment shall be made in respect of the liquidation preference on the Series C Preferred Stock, but before any payment shall be made in respect of the Corporation’s Common Shares or junior stock, an amount equal to $0.055 per share. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series E Preferred Shares an amount equal to $0.055 per share, the holders of the Series E Preferred Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the holders of the holders of the Series C Preferred Stock have received an amount equal to sixty-seven cents ($.67) per share and the Series E Preferred Shares have received an amount equal to $0.055 per share, the assets then remaining shall be distributed equally per share to the holders of a subsequently issued junior class of Preferred Shares, or if none, then to the holders of Common Shares.

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A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this subdivision (d) and, in the event of any such reorganization, consolidation, merger or sale of assets, the Series E Preferred Shares shall be entitled only to the rights provided in the plan of reorganization.

Voting Rights

Each Series E Preferred Share will entitle the holder thereof to 68.02721 votes on all matters submitted to a vote of the shareholders of the Corporation. Except as otherwise provided herein or in any other Certificate of Designation creating a series of Preferred Shares or by law, the holders of Series E Preferred Shares and the holders of Common Shares and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation.

Redemption.

The Series E Preferred Stock shall not be redeemable at any time by the Company.

Series F Preferred Stock

The designation, preferences, limitations and relative rights of the Series “F” Preferred Stock are as follows:

This series of Preferred Stock shall be designated as “Series “F” Preferred Stock” and the number of shares of such series shall be 500,000 shares.

Stated Value

The stated value of the Series “F” Preferred Stock shall be $1.00 per share.

Dividends

The holders of outstanding Series “F” Preferred Shares shall not be entitled to receive any dividends.

Preference on Liquidation

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series “F” Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made in respect of the Corporation’s Common Shares or junior stock, an amount equal to One Dollar ($1.00) per share. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series “F” Preferred Shares an amount equal to One Dollar ($1.00) per share, the holders of the Series “F” Preferred Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the holders of Series “F” Preferred Shares have received an amount equal to One Dollar ($1.00) per share, the assets then remaining shall be distributed equally per share to the holders of a subsequently issued junior class of Preferred Shares, or if none, then to the holders of Common Shares.

A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this subdivision (d) and, in the event of any such reorganization, consolidation, merger or sale of assets, the Series “F” Preferred Shares shall be entitled only to the rights provided in the plan of reorganization.

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Voting Rights

The holders of record of Series “F” Preferred Shares shall be entitled to Thirty- Five Thousand (35,000) votes at any meeting of shareholders for each share of Series “F” Preferred Stock.

Redemption.

The Series “F” Preferred Stock shall not be redeemable at any time by the Company.

Series G Preferred Stock

SECTION 1. DESIGNATION OF SERIES G CONVERTIBLE PREFERRED STOCK.

The shares of the series of preferred stock created and authorized by this Resolution shall be designated "Series G Redeemable Convertible Preferred Stock" (the "Series G Preferred Stock"). The total number of authorized shares constituting the Series G Preferred Stock shall be Two Million (2,000,000) shares. The number of shares constituting this series of preferred stock of the Corporation may be increased or decreased at any time from time to time, in accordance with applicable law up to the maximum number of shares of preferred stock authorized under the Articles, less all shares at the time authorized of any other series of preferred stock of the Corporation; provided, however, that no decrease shall reduce the number of shares of this series to a number less than that of the then-outstanding shares of Series G Preferred Stock. The stated face value of the Series G Preferred Stock shall be $4.00 per share. Shares of the Series G Preferred Stock shall be dated the date of issue.

SECTION 2. DIVIDEND RIGHTS. The holders of shares of Series G Preferred Stock shall receive cumulative dividends. "Dividends," as used in this section, shall mean all dividends provided for in paragraphs 2.1 and 2.2 of this section 2.

(i)                 Semi-Annual Dividends. The holders of the Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of funds legally available for such purpose, cash dividends ("Semi-Annual Dividends") at the rate of Seven Percent (7.00%) per share semi-annually (14% Fourteen Percent Annual), (computed on the basis of a 360-day year, 30-day month), payable semi-annually on October 1 and April 1. Such dividends shall be cumulative and shall accrue, whether or not earned or declared, from and after February 16, 2016 or the date of issue of the Preferred Stock, whichever is later.

(ii)                Restrictions on Dividends, Distributions. So long as any Series G Preferred Stock shall remain outstanding, (i) no dividends whatsoever shall be declared or paid upon, nor shall any distribution be made upon, any shares of any other class of stock of the Corporation, other than a dividend or distribution payable in Common Stock, and (ii) no shares of any class of stock of the Corporation shall be redeemed by the Corporation or purchased or otherwise acquired by the Corporation or any Affiliate thereof, unless the Corporation is current with the dividends set forth in paragraph 2.1. In addition, if at any time there shall be any accrued and unpaid Dividends on any shares of Series B Preferred Stock then outstanding, no dividends whatsoever of any kind may be declared or paid upon, nor shall any distribution of any kind be made upon, any share of any class of stock of the Corporation other than the Series G Preferred Stock. For the purposes of this Section 1, the term "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person but shall exclude any Person which is an institution and which might be deemed to be such an Affiliate solely by reason of its ownership of the Series G Preferred Stock or any other securities originally issue d and sold to the initial purchaser of the Series G Preferred Stock or issued upon conversion of any of such securities, or by reason of its benefiting from any agreements or covenants of the Corporation entered into in connection with the issue and sale of any of such securities, and "Person" shall mean any individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

(iii)               Additional Dividends. After the dividends set forth in paragraph 2.1 shall have been paid, if the Board shall elect to declare cash dividends on the Common Stock, additional cash dividends shall also be declared on the Series G Preferred Stock. Such additional dividends shall, in the aggregate, be equal to at least the amount obtained by multiplying the aggregate dividend payable on Common Stock by two (2). Each holder of shares of Series G Preferred Stock shall be entitled to participate ratably in such additional dividends based upon the percentage of outstanding Series G Preferred Stock held.

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SECTION 3. LIQUIDATION RIGHTS AND RIGHTS ON DISSOLUTION.

3.1 Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series G Preferred Stock shall be entitled before any distribution or payment is made upon any shares of any other class of stock of the Corporation, to any and all mineral rights.

SECTION 4. VOTING RIGHTS. Except as otherwise provided by law and this Certificate of Incorporation, the holders of the Series G Preferred Stock shall have no right to vote on any matter to be voted on by the stockholders of the Corporation (including any election or removal of the directors of the Corporation) except as provided in paragraph 4.1, and except in each case to the extent specifically required by Colorado law.

Special Voting Rights. If and whenever any of the following events ("Preferred Stock Defaults") shall occur for any reason whatsoever: (i) the Corporation shall fail to make any conversion of the Series G Preferred Stock pursuant to this agreement on the date such conversion is required to be made or (ii) the Corporation shall take or purport to take any restricted corporate action specified herein without obtaining the prior consent to the holders of the Series G Preferred Stock required therein, then, and in any such event, a meeting of all of the stockholders of the Corporation shall be called pursuant to paragraph 4.4 and the terms of office of all directors of the Corporation in office immediately prior to such meeting shall terminate on the election and qualification of the directors elected at such meeting. At such meeting, and until all Preferred Stock Defaults shall have been cured in full, the holders of the outstanding Series G Preferred Stock, each being entitled to vote: (i) one vote per Common share that the holder of Series G Preferred Stock would be permitted to convert into as of the date of default; and (ii) voting separately as a class, shall be entitled to elect and remove the number of directors constituting a majority of the directors of the Corporation. Notwithstanding any provisions of this Certificate of Incorporation or the By-Laws of the Corporation classifying the directors of the Corporation into classes having staggered terms of office, for so long as the holders of the Series G Preferred Stock are entitled to elect or remove directors there shall be but one class of directors, each of whom shall be elected to serve, subject to paragraph 4.3.l, only until the next annual meeting of stockholders of the Corporation, and until their successors are elected and qualified. Any vacancy created by the resignation or death of any director elected by the holders of the Series G Preferred Stock may be filled by only an appointment made by a majority of the remaining directors then elected by the holders of the Series G Preferred Stock, and each director so appointed shall serve, subject to paragraph 4.3.I, until the next annual meeting of stockholders of the Corporation and until his successor is elected and qualified. Any director or directors elected by the holders of the Series G Preferred Stock or designated to fill a vacancy or vacancies, as provided in this paragraph 4.1, may be removed from office only by vote of the holders of a majority of the outstanding shares of the Series G Preferred Stock at a special meeting of such holders caused for the purpose of removing such director or directors, all as provided in paragraph 4.3. Any vacancy created by the removal of any such director shall be filed by the holders of the Series G Preferred Stock at the meeting at which such removal was voted pursuant to paragraph 4.3 or at any adjournment thereof.

(1)               Divestiture of Voting Rights. If the holders of the outstanding Series G Preferred Stock have become entitled to vote to elect or remove directors pursuant to paragraph 4.1, then, upon the curing in full of all Preferred Stock Defaults at the time existing, the holders of the Series G Preferred Stock shall be divested of their rights with respect to the election or removal of directors provided in paragraph 4.1, without prejudice to any subsequent re-vesting of such rights in the holders of the Series G Preferred Stock in accordance with the terms of paragraph 4.1 if there shall thereafter occur any Preferred Stock Default. Upon any such divesting of such voting rights of the holders of Series G Preferred Stock, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Series G Preferred Stock (or pursuant to the fourth sentence of paragraph 4.3) shall terminate forthwith and the vacancies thereby created shall be filled in the manner provided by law or in the By-Laws of the Corporation.

SECTION 5. Preferred Restrictions. The Corporation will not take any action forbidden by this paragraph without the prior consent (in addition to any other vote or consent required by law) of the holders of the outstanding shares of Series G Preferred Stock (or such higher percentage as may be required by law or by specific provisions of this Certificate of Incorporation), voting as a class in person or by proxy given in writing or at a special meeting called for the purpose.

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SECTION 6. CONVERSION RIGHTS.

6.1       Redemption and Conversion of Series G Preferred Stock into Common Stock. The Corporation will redeem the holders of the Series G Preferred Stock based upon One Dollar of value every Twelve (12) months until the entire value of Four Dollars ($4.00) plus interest is paid off as defined in section 6.2. The Corporation will redeem Twenty Five Cents ($0.25) approximately every 90 days or a maximum of One Dollar ($1.00) within a twelve month period of time. The Corporation will issue common shares for the redemption based upon outstanding principal of their holdings of the Series G Preferred Stock and any Dividends accrued, but not yet paid, into fully-paid and non-assessable shares of Common Stock at Five Percent (5%) discount to the average "Fair Market Value" (the "Conversion Rate") but not to exceed 95 Cents ($0.95) per share. However, should the Corporation effect a forward split, the ceiling price of $.95 Cents ($0.95) per share shall be discounted down according to the split ratio and notwithstanding, the ceiling price shall be negotiable at the Holder of the Series G Preferred Stock request. [n no case shall the conversion price be less than One Cent ($0.01). "Fair Market Value" on a date shall be the average of the daily closing bid prices for the Five (5) consecutive trading days before such date excluding any trades which are not bona fide arm's length transactions. The closing price for each day shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security are listed, or (b) if quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices then in common use the mean between the closing high bid and low asked quotations of such security in the over-the-counter market as shown by NASDAQ or such similar system of automated dissemination of quotations of securities prices, as reported by any member firm of the New York Stock Exchange selected by the Holder of the Series G Preferred Stock, (c) if not quoted as described in clause (b), the mean between the high bid and low asked quotations for the shares as reported by NASDAQ or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Holder of the Series G Preferred Stock. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (a) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (b) of the preceding sentence if actual transactions are reported.

Series H Convertible Preferred Stock

The designation, preferences, limitations and relative rights of the Series H Convertible Preferred Stock are as follows:

Designation and Number of Series

This series of Preferred Stock shall be designated as “Series H Convertible Preferred Stock” and the number of shares of such series shall be 1,000,000,000 shares.

Stated Value

The stated value of the Series H Preferred Stock shall be $0.001 per share.

Dividends

The holders of outstanding Series H Preferred Shares shall not be entitled to receive any dividends.

Preference on Liquidation

In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series H Convertible Preferred Shares then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, after any payment shall be made in respect of the liquidation preference on the Series F Preferred Stock, but before any payment shall be made in respect of the Corporation’s Common Shares or junior stock, an amount equal to $0.10 per share. If, upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for the distribution to its shareholders shall be insufficient to pay the holders of the Series H Convertible Preferred Shares an amount equal to $0.10 per share, the holders of the Series H Convertible Preferred Shares shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full. After the holders of any outstanding series of Preferred Shares having preference, including the holders of the Series H Convertible Preferred Shares, have received their respective preference amount, the assets then remaining shall be distributed equally per share to the holders of a subsequently issued junior class of Preferred Shares, or if none, then to the holders of Common Shares.

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A reorganization, consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation as those terms are used in this subdivision (d) and, in the event of any such reorganization, consolidation, merger or sale of assets, the Series H Convertible Preferred Shares shall be entitled only to the rights provided in the plan of reorganization.

Voting Rights

The Series H Convertible Preferred Shares shall not have voting rights and shall not be entitled to notice of shareholders’ meetings or to vote upon the election of directors or upon any other matter at any special meeting of shareholders.

Conversion of Series H Convertible Preferred Stock Into Common Stock

Subject to the provisions of this subdivision (f), the holder of record of any share or shares of Series H Convertible Preferred Stock shall have the right, at his/her/its option, at any time commencing after issuance of such Series H Convertible Preferred Stock, to convert one (1) share of Series H Convertible Preferred Stock into five (5) fully paid and nonassessable share of Common Stock of the Company.

Any holder of a share or shares of Series H Convertible Preferred Stock desiring to convert such Series H Convertible Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series H Convertible Preferred Stock so to be converted, duly endorsed to the Company, or in blank, at the principal office of the Company, and shall give written notice to the Company at said office that he/she/it elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued.

Conversion of Series H Convertible Preferred Stock shall be subject to the following additional terms and provisions:

As promptly as practicable after the surrender for conversion of any Series H Convertible Preferred Stock, the Company shall deliver or cause to be delivered to the holder of such Series H Convertible Preferred Stock at the holder’s address as indicated on the Company’s stock ledger (or such other place as may be designated by the holder), to or upon the written order of the holder of such Series H Convertible Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct.

Shares of the Series H Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series H Convertible Preferred Stock for conversion, as provided above, and the rights of the holders of such Series H Convertible Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.

In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series H Convertible Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective.

In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so that any holder of Series H Convertible Preferred Stock may thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Series H Convertible Preferred Stock, but at the conversion ratio stated in this subdivision (e), the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company.

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In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series H Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend.

Such adjustments shall be made successively if more than one event listed in subdivisions (e)(3)(B), (C) and (D) hereof shall occur.

No adjustment of the conversion ratio shall be made by reason of the purchase, acquisition, redemption or retirement by the Company of any shares of the Common Stock or any other class of the capital stock of the Company, except as provided in subdivision (e)(3)(B); or the issuance, other than as provided in subdivisions (e)(3)(B) and (D), of any shares of Common Stock of the Company, or of any securities convertible into shares of Common Stock or other securities of the Company, or of any rights, warrants or options to subscribe for or purchase shares of the Common Stock or other securities of the Company, or of any other securities of the Company, provided that in the event the Company offers any of its securities, or any rights, warrants or options to subscribe for or purchase any of its securities, to the holders of its Common Stock pursuant to any preemptive or preferential rights granted to holders of Common Stock by the Articles of Incorporation of the Company, or pursuant to any similar rights that may be granted to such holders of Common Stock by the Board of Directors of the Company, at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series H Convertible Preferred Stock then of record; or any offer by the Company to redeem or acquire shares of its Common Stock by paying or exchanging therefore stock of another corporation or the carrying out by the Company of the transactions contemplated by such offer, provided that at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series H Convertible Preferred Stock then of record.

The Company shall at all times reserve and keep available solely for the purpose of issue upon conversion of Series H Convertible Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series H Convertible Preferred Stock.

The issuance of certificates for shares of Common Stock upon conversion of the Series H Convertible Preferred Stock shall be made without charge for any tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series H Convertible Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Company that such tax has been paid or is not due and payable.

Redemption. The Board of Directors, at its discretion, shall be authorized to redeem any and all shares of Series H Convertible Preferred Stock at any time. The Board of Directors shall be entitled to redeem any and all shares of Series H Convertible Preferred Stock by delivering to the holders of Series H Convertible Preferred Stock a notice of redemption, and from and after the date of giving such notice (the “Redemption Date”), the shares called for redemption (each, a “Redeemed Share”) shall cease to be outstanding, shall not be transferred on the books of the Corporation, and the holder thereof shall cease to be entitled to all rights with respect to each Redeemed Share, excepting only the right to receive payment by the Corporation of the redemption price for such shares as set forth below. The redemption price for each Redeemed Share shall be ten cents ($0.10) per share (the “Redemption Price”). The Redemption Price for each Redeemed Share shall be payable to the holder thereof in cash after the holder has surrendered the Redeemed Share to the Corporation for redemption.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, telephone 303-282-4800, www.corporatestock.com. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price of less than Five Dollars ($5.00) per share or an exercise price of less than Five Dollars ($5.00) per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker- dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As our Common Stock immediately following this Offering may be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Common Stock shares in the secondary market.

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DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board and will depend on our financial condition, operating results, capital requirements and such other factors as our Board deems relevant.

SHARES ELIGIBLE FOR FUTURE SALE

Before this Offering, there has not been a public market for shares of our Common Stock. Future sales of substantial amounts of shares of our Common Stock, including shares issued upon the exercise of outstanding options and warrants, in the public market after this Offering, or the possibility of these sales occurring, could cause the prevailing market price for our Common Stock to fall or impair our ability to raise equity capital in the future.

After this Offering, we will have outstanding 2,647,046,361 shares of our Common Stock, assuming that all 2,500,000,000 shares are sold in the Offering and no exercise of outstanding options or warrants. The shares that we are selling in this Offering may be resold in the public market immediately following our initial public offering.

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PLAN OF DISTRIBUTION

The shares are being offered by us on a “best-efforts” basis by our officers, directors and employees, with the assistance of independent consultants, and possibly through registered broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”) and finders.

There is no aggregate minimum to be raised in order for the Offering to become effective and therefore the Offering will be conducted on a “rolling basis.” This means we will be entitled to begin applying “dollar one” of the proceeds from the Offering towards our business strategy, offering expenses, reimbursements, and other uses as more specifically set forth in the “Use of Proceeds” contained elsewhere in this Offering Circular.

We may pay selling commissions to participating broker-dealers who are members of FINRA for shares sold by them, equal to a percentage of the purchase price of the Common Stock shares. We may pay finder’s fees to persons who refer investors to us. We may also pay consulting fees to consultants who assist us with the Offering, based on invoices submitted by them for advisory services rendered. Consulting compensation, finder’s fees and brokerage commissions may be paid in cash, Common Stock or warrants to purchase our Common Stock. We may also issue shares and grant stock options or warrants to purchase our common stock to broker- dealers for sales of shares attributable to them, and to finders and consultants, and reimburse them for due diligence and marketing costs on an accountable or non-accountable basis. We have not entered into selling agreements with any broker-dealers to date, though we may engage a FINRA registered broker-dealer firm for offering administrative services. Participating broker-dealers, if any, and others may be indemnified by us with respect to this offering and the disclosures made in this Offering Circular.

We expect to commence the offer and sale of the Shares as of the date on which the Form 1-A Offering Statement of which this Offering Circular is a part (the “Offering Circular”) is qualified by the U.S. Securities and Exchange Commission (which we refer to as the “SEC” or the “Commission”).

Our Offering will expire on the first to occur of (a) the sale of all 2,500,000,000 shares of Common Stock offered hereby, (b) February 15, 2020, subject to extension for up to one hundred-eighty (180) days in the sole discretion of the Company, or (c) when our board of directors elects to terminate the Offering.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date.

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1. Electronically receive, review, execute and deliver to us a subscription agreement; and

2. Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

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Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed Ten Percent (10%) of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary if the fiduciary directly or indirectly provides funds for the purchase of the Shares.

In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the Ten Percent (10%) of net worth or annual income limitation on investment in this Offering.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Milan Saha, Esq., of Plattsburgh, New York.

EXPERTS

The financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Wendell Hacker, an independent certified public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov. In addition you can find all of our public filings on otcmarkets.com, and specifically at this link: https://www.otcmarkets.com/stock/DNAX/disclosure.

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DNA BRANDS INC.

F-1

DNA BRANDS INC.

BALANCE SHEET

(UNAUDITED)

	September 30, 2019	December 31, 2018

ASSETS

Current Assets
Cash and Cash Equivalents	$499	$62,302
Net Receivables	–	–
Inventory	–	–
Deposit - Acquisitions	25,000	40,000
Other Current Assets	989	989

Total Current Assets	26,488	103,291

Vehicles, Net	23,920	–
Other Assets	–	–

TOTAL ASSETS	$50,408	$103,291

LIABILITIES & EQUITY

Liabilities
Current Liabilities
Accounts Payable	$107,752	$107,752
Current Long Term Debt	1,997,646	1,943,146
Other Current Liabilities	482,848	482,848

Long Term Debt	–	–
Other Liabilities	–	–
Total Liabilities	2,588,246	2,533,746

Shareholder's Equity
Preferred Stock - Series A-G	2,100	2,100
Common Stock par value $.00001, 498,000,000 and 25,000,000,000 shares authorized: 147,046,461 and 7,812,767 shares issued and outstanding as of September 30, 2019 and December 30, 2018, respectively	5,076,374	5,076,345
Additional Paid-in Capital	23,693,688	23,633,717
Accumulated Deficit	(31,310,000)	(31,142,617)

Total Shareholders' Deficit	(2,537,838)	(2,430,455)

Total Liabilities and Shareholder's Equity	$50,408	$103,291

* Decrease Retired Long Term Debt from Convertible Debentures.

See notes to financial statements.

F-2

DNA BRANDS INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(UNAUDITED)

	For the Nine Months Ended
	September 30, 2019	September 30, 2018

Sales	$14,331	$–
Cost of Goods Sold	–	–
Gross Margin	14,331	–

Operating Expenses
Compensation and Benefits	–	–
General and Administrative Expenses	178,034	191,687
Interest Expense on Convertible Notes	–	277,984
Charitable Donations	–	50,000
Depreciation	3,680	–
Professional and Outside Services	–	–
Selling and Marketing Expenses	–	–
Total Operating Expenses	181,714	519,671

Loss from Operations	(167,383)	(519,671)

Other Income (Expense)	–	–
Loss before Income Taxes	(167,383)	(519,671)

Income Taxes	–	–

Net Loss	$(167,383)	$(519,671)

See notes to financial statements.

F-3

DNA BRANDS INC.

STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

For the nine months ended September 30, 2019 and 2018

	COMMON STOCK SHARES	COMMON STOCK AMOUNT	PREFERRED STOCK SHARES	PREFERRED STOCK AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL

Beginning Balance December 31, 2017	20,814,793,955	$5,076,345	355,000	$2,100	$23,633,717	$(30,422,173)	$(1,807,540)

Common Stock Issued for Services	399,999,900

Net Loss		–	–	–	–	(519,671)	(519,671)

Ending Balance September 30, 2018	21,214,793,855	$5,076,345	355,000	$2,100	$23,633,717	$(31,039,373)	$(2,327,211)

Beginning balance December 31, 2018	7,812,767	$5,076,345	355,000	$2,100	$23,633,717	$(31,142,617)	$(2,430,455)

Common Stock Issued for Services	2,600,074	29	–	–	59,971	(388,062)	60,000
			–	–	–	–
Common Stock Issued for Debt Conversion	126,220,779	–	–	–	–	–

Net loss						(167,383)	(167,383)

Ending Balance September 30, 2019	147,046,461	$5,076,374	355,000	$2,100	$23,693,688	$(31,310,000)	$(2,537,838)

See notes to financial statements.

F-4

DNA BRANDS INC.

STATEMENT OF CASH FLOW

	For the Nine Months ended
	September 30, 2019	September 30, 2018

Net Income	$(167,383)	$(519,671)

Operating Activities
Depreciation	3,680	–
Adjustments to Net Income	–	–
Changes in Liabilities	114,500	495,984
Changes in Account Receivables	–	–
Changes in Inventories	–	–
Changes in Other Operating Activities	(12,600)	–
Total Cash Flow From Operating Activities	(61,803)	(23,687)

Investing Activities
Capital expenditures	–	–
Investments	–	–
Other Cash Flows from Investing Activities	–	–
Total Cash Flow From Investing Activities	–	–

Financing Activities
Dividends Paid	–	–
Sale/Purchase of Stock	–	–
Net Borrowings	–	–
Other Cash Flows From Financing Activities	–	–
Total Cash Flow From Financing Activities	$–	$–

Effect of Exchange Rate Changes	–	–

Change in Cash and Equivalents	(61,803)	(23,687)
Cash, beginning balance	62,302	69,817
Cash, ending balance	$499	$46,130

See notes to financial statements.

F-5

DNA Brands, Inc.

Notes to Financial Statements

September 30, 2019

(Unaudited)

Company Overview and History

DNA Brands, Inc. (hereinafter referred to as ''us," "our," ''we," the "Company" or "DNA") was incorporated in the State of Colorado on May 23, 2007 under the name Famous Products, Inc. Prior to July 6, 2010 we were a beverage company. We are looking to reproduce, market and sell a proprietary line of five carbonated blends of DNA Energy Drink®, Citrus, Sugar Free Citrus, Original (a unique combination of Red Bull® and Monster® energy drinks), Cryo- Berry (a refreshing mix of cranberry and raspberry) and Molecular Melon (a cool and refreshing taste); as well as three milk based energy coffees with fortified with Omega 3. These flavors are Mocha, Vanilla Latte and Caramel Macchiato.

Our business commenced in May 2006 in the State of Florida under the name Grass Roots Beverage Company, Inc. ("Grass Roots"). Initial operations of Grass Roots included development of our energy drinks, sampling and other marketing efforts and initial distribution in the State of Florida. In May 2006 we formed DNA Beverage Corporation, a Florida corporation ("DNA Beverage"). Our early years were devoted to brand development, creating awareness through heavy sampling programs and creating credibility among our then core demographic by concentrating marketing efforts on action sports locations and events (surf, motocross, skate, etc.).

Effective July 6, 2010, we executed agreements to acquire all of the assets, liabilities and contract rights of DNA Beverage and 100% of the common stock of DNA Beverage's wholly owned subsidiary Grass Roots Beverage Company, Inc. ("Grass Roots") in exchange for the issuance of 31,250,000 shares of our common stock. The share issuance represented approximately 94.6% of our outstanding shares at the time of issuance. As a result of this transaction we also changed our name to "DNA Brands, Inc." Grass Roots was dissolved and ceased activity on December 31, 2013. Whereby DNA Brands Inc. has been the surviving entity.

Effective on or about March 15, 2019 the company signed a Fleet agreement with Ridesharerental.com to acquire and rent cars to Transportation Network Providers (TNP's), such as Uber and Lyft. This is the core focus of the business at this time.

F-6

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenues from the sale of carbonated energy drinks and other related products. Revenue is recognized when all of the following elements are satisfied: (i) there are no uncertainties regarding customer acceptance; (ii) there is persuasive evidence that an agreement exists; (iii) delivery has occurred; (iv) legal title to the products has transferred to the customer; (v) the sales price is fixed or determinable; and (vi) collectability is reasonably assured. At this time the company is in a reorganization phase and has minimal revenue.

Fair Value of Financial Instruments

The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with Financial Accounting Standards Board ("FASB") ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

F-7

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

Accounts Receivable and Allowance for Doubtful Accounts

The Company will bill its customers after its products are shipped. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts, and writes off any uncollectible amounts against the allowance.

Inventory

No Inventory at present or for Fiscal year 2019

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required. The Company is in the process of pricing and ordering Inventory.

Property and Equipment

Company owns a fleet of cars. that it rents out

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2019

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification ("ASC") 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

F-8

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

Stock-Based Compensation for fiscal year 2017-2019

On or about October 18th 2017, the company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman.

On November 5, 2018, Company issued 500,000 shares to Adrian McKenzie DBA PBDC LLC.

2/19/19 - Heidi Michitsch- 600K shares issued

2/19/19 - Howard ullman - 500K Shares issued

2/19/19 - PBDC LLC (Adrian McKenzie) 1 Million shares issued

4/16/19 - Adrian McKenzie-80 Million shares

Stock compensation arrangements with non-employee service providers are accounted for in accordance with ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach. The compensation costs of these arrangements are subject to re-measurement over the vesting terms as earned.

Stock Purchase Warrants

All Prior Warrants issued have expired worthless as of Dec 31, 2016

Going Concern

As reflected in the accompanying financial statements, the Company has recorded continual significant net losses Annually for the trailing 5 years. These matters raise a substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management's plans, which includes implementation of its business plan and continuing to raise funds through debt or equity raises. The Company will likely continue to rely upon related-party debt or equity financing in order to ensure the continuing existence of the business. Additionally the Company is working on generating new sales from additional retail outlets, distribution centers or through sponsorship agreements; and allocating sufficient resources to continue with advertising and marketing efforts.

6. Prepaid Expenses and Other Assets

None

8. Accrued Liabilities

There is $1,997,646 long term debt as of September 30, 2019.

9. Loans payable

The composition of loans payable up to September 30, 2019 are as follows:

In June 2013, the Company entered into a loan agreement with Beverage LLC and received gross proceeds of $265,000. In accordance with ACS 810- 10-55, the Company considered its relationship with, and the terms of its interest in, Beverage LLC and determined that it was a VIE that should be consolidated into its financial statements. The Company's involvement with Beverage LLC is that it serves as an entity to obtain inventory financing for DNA.

F-9

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

As of December 31, 2013 and December 2012 the amounts included in the consolidated liabilities, which are reported in loans payable (before discount) total $530,000 and $-0- respectively, relating to Beverage LLC. The loans payable bear interest at a rate of 6% per annum and are scheduled to be repaid to the lenders in equal installments of 66.67% of the original principal on September 30, 2013, December 31, 2013 and March 31, 2014. The aggregate value of the repayment installments totals $530,000 plus interest and penalties. September and December installment payments were not made. The loan is in default and the default interest rate of 10% per annum.

Convertible Note Debentures

In February 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $500,000. The debenture bears interest at 12% per annum and carries an annual transaction fee of $30,000, of which both are payable in quarterly installments commencing in May 2011. These costs are recorded as interest expense in the Company's financial statements. In addition, as further inducement for loaning the Company funds, the Company issued 125,000 restricted shares of its common stock to the holder upon execution. The common shares were valued at $31,250, their fair market value, and recorded as discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In June 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $125,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 150,000 shares of the Company's common stock. This beneficial conversion feature was valued at $90,750, using Black-Scholes methodology, and recorded as a discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In July and August 2011, the Company issued a series of secured convertible debentures to accredited investors aggregating $275,000 in gross proceeds. All proceeds from these debentures are to be utilized solely for the purpose of funding raw materials and inventory purchases through the use of an escrow agent. The debentures bear interest at 12% per annum, payable in monthly installments. The debentures are convertible at any time prior to maturity at a conversion price equal to 80% of the average share price of the Company's common stock for the 10 previous trading days prior to conversion, but not less than $0.70. In addition, as further inducement for loaning the Company funds, the Company issued the lenders 68,750 restricted shares of its common stock and 137,500 common stock warrants exercisable at $1.25 per share. As a result, the Company had to allocate fair market value to each the beneficial conversion feature, restricted shares and warrants. The common shares were valued at $30,938, their fair market value. The Company determined the fair market value of the warrants as $94,255 using the Black-Scholes valuation model. Since the combined fair market value allocated to the warrants and beneficial conversion feature cannot exceed the convertible debenture amount, the beneficial conversion feature was valued at $149,807, the ceiling of its intrinsic value. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February 2012, the Company issued a convertible debenture to an existing shareholder in the amount of $75,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 280,000 shares of the Company's common stock. As further inducement, the Company issued the lender 280,000 common stock warrants exercisable at $1.50 per share. If unexercised the warrants will expire on January 31, 2017. Using the Black-Scholes model, the warrants were valued at $63,620 and recorded as a discount to the principal amount of the debenture. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

F-10

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

In February and June 2012, the Company converted $524,950 of its loans payable to officers into convertible debentures. These debentures were offered by the Company's officers to certain accredited investors and a majority portion of the proceeds therefrom were deposited with the Company. The debentures had no maturity date and bear no interest. Therefore these debentures were payable on demand and were originally classified as a current liability. The debentures were convertible at any time into 3,499,667 shares, or $0.15 per share of common stock. The Company determined that these terms created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $524,950, the ceiling of its intrinsic value. Due to the nature of the debentures, the full value of the beneficial conversion feature was immediately recorded as interest expense in the Company's financial statements. In August 2012, these convertible debentures were converted into 3,499,666 shares of the Company's common stock.

On April 9, 2012, the Company executed an Investment Banking and Advisory Agreement with Charles Morgan Securities, Inc., New York, NY ("CMI"), wherein CMI agreed to provide consulting, strategic business planning, financing on a "best efforts" basis and investor and public relations services, as well as to assist the Company in its efforts to raise capital through the issuance of debt or equity. The agreement provided for CMI to engage in two separate private offerings with the initial private placement offering up to $3.0 million and the second private placement offering up to an additional $3.0 million; each on a "best efforts" basis. In connection with this agreement the Company issued 750,000 shares valued at $0.25 per share or a total value of$187,500. This amount was fully amortized in the Company's financial statements as of December 31, 2012.

In July 2012, the Company received proceeds from convertible debentures totaling $182,668 in connection with the CMI agreement. The debentures bear interest at 12% per annum, which is payable in cash or the Company's common stock at the time of conversion or maturity. The debentures are convertible at any time prior to maturity at a conversion price equal to the lesser of 75% of the average share price of the Company's common stock for the five previous trading days prior to conversion or $0.35, but not less than $0.15. In the event that the Company offers or issues shares of its common stock at a share price less than $0.15, the floor conversion price will adjust to the new lower price. The Company determined that the terms of the debentures created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $160,813 and recorded as a discount to the principal amount of the debentures. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On August 7, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture does not bear interest. As an inducement, the Company agreed to issue the lender 20,000 shares of its common stock. The common shares were valued at their trading price on the date of the agreement and recorded as interest expense in the Company's results of operations. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the conversion terms of this note were modified and the note was converted into 1,500,000 shares of common stock.

On September 25, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company's common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the lender converted $23,000 of principal into 919,403 shares of common stock in accordance with the conversion terms of the debenture.

F-11

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

On November l, 2012, the Company issued a convertible debenture in the amount of $80,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the average closing bid price of the Company's common stock on the 30 previous trading days prior to the day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $56,286, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

During the second quarter of 2013, the Company recorded $65,000 in gross proceeds from the issuance of three convertible debentures. The debentures bear interest at 12% per annum, which is payable in cash at the time of maturity. The debentures are convertible at any time prior to maturity into 216,667 shares of the Company's common stock. As further inducement, the Company issued the lenders 216,667 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on February 28, 2017. Using the Black-Scholes model, the warrants were valued at $69,455 and recorded as a discount up to the principal amount of the debentures. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. As of December 31, 2013, two of the debentures totaling $35,000 in principal value were converted into 316,667 shares of common stock. Some of the original conversion terms were modified prior to the notes' conversions. The remaining $30,000 debenture is in default, as its maturity date was April 25, 2013.

On September 17, 2013, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company's common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On October 31, 2013, the Company issued a convertible debenture in the amount of $204,000. The debenture bears interest at 18% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest closing bid price of the Company's common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $204,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $53,000. The debenture bears interest at 8% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 58% of the average of the 3 lowest share closing bid prices of the Company's common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $48,533, its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

F-12

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

On November 6, 2013, the Company issued a convertible debenture in the amount of $125,000. The debenture bears interest at 10% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share closing bid price of the Company's common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $125,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $80,000. The debenture bears no interest and is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the average share closing bid price of the Company's common stock on the thirty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $80,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 21, 2013, the Company issued a convertible debenture in the amount of $100,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share intra-day price of the Company's common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $100,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

June 10, 2014 Company issued a convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum. This debenture is in default.

April 22, 2014 the company issued a 1 year convertible debenture of $77,500, maturing April 22 2015, to Tidepool Ventures Inc. Bearing 10% interest per annum. This note has a Conversion factor of 45% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days to the market. (Representing a 55% discount to market price). This note was sold to World Market Ventures LLC and converted into common stock.

April 22, 2014 the company issued a 1 year maturity convertible debenture of $110,000 to Iconic Holding LLC. Bearing 5% interest per annum, maturing April 22 2015. This note has a Conversion factor of 50% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). $32,250 was converted into Common stock for 2016. This note is in default.

May 2, 2014, the company issued a 1 year convertible debenture to LG Capital funding LLC of $37,500 maturing May 2, 2015, bearing 8% annual interest. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2014 the company issued a 1 year maturity convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum maturing June 10th 2015. This note has a conversion factor of 60% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 40% discount to market price). This note is in default. $63K, was converted into Common stock for the year 2016.

F-13

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

Oct 7, 2014, the Company issued a 1 year Convertible Debenture to Coventry Enterprises LLC for $30,000. Bearing 8% per annum. Maturing Oct 7 2015. This note has a Conversion ratio with a 50% of market price. Market price is Calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

Jan 14, 2016 the company issued a convertible debenture to Darren Marks for $25,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by the average of the lowest bid price of the trailing 5 business days (Representing a 60% discount to market). This note is in default.

Jan 14, 2016 the company issued a convertible debenture to Darren Marks for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Jan 14, 2016, the company issued a convertible debenture to Melvin Leiner for $50,000 bearing 8% interest per annum. Maturing Jan 14 ,2017 . This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Feb 1, 2016, the company issued a convertible debenture to Andrew Telsey for $30,000, bearing 8% Interest per annum. Maturing Feb 1 2017. This note has a conversion of 60% of market value. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. ( Representing a 40% discount to market price). This Note is in default.

Feb 1, 2016, the Company issued a convertible Note to Darren Marks for $70,500, bearing 8% interest per annum. Maturing Feb 1 2017. This note has a conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market Price). This Note is in default.

Feb 1 2016, the Company issued a convertible Note to Melvin Leiner for $106,632.70, bearing 8% interest, with a conversion ratio, of 40% market price. Maturing Feb 1 2017. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. Discount to market. (Representing a 60% discount to market price). This Note is in default.

April 16, 2016, the company issued a convertible debenture to Tidepool Ventures group for $10,000 bearing 5% interest per annum. Maturing April 16 2017. This note has a conversion ratio of 45% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 55% discount to market). This debenture is in default.

April 26, 2016, the company issued a convertible debenture to Iconic Holdings LLC for $25,000 bearing 10% interest per annum Maturing April 26 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

F-14

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

June 10, 2016, the company issued a convertible debenture to Tidepool Ventures LLC for $3,000 bearing 5% interest per annum. Maturing June 10 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing 50% discount to market price). This note is in default.

June 29, 2016, the company issued a convertible debenture to Tidepool Ventures LLC of Eight thousand seven hundred fifty dollars ($8,750) bearing 5% interest per annum. Maturing June 29 2017. This Note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

August 12, 2016, the company issued a convertible debenture to Tidepool Ventures LLC $3,000 bearing 5% interest per annum. Maturing August 12 2017. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

Sept 7, 2016, the company issued a convertible debenture to Dr. Rutherford for $20,000 Bearing 5% interest per annum. Maturing September 7 2017. This note has a conversion of 50% discount of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

Feb 1, 2017, Company issued a Convertible debenture to CEO Adrian McKenzie or his company PBDC LLC for Eighty Nine Thousand Dollars ($89,000). Bearing 9.875% interest for Annual Back Salary and Annual Bonus for 2016. This debenture is in default.

March 31, 2017, company issued a convertible note to CEO Adrian McKenzie or his company PBDC LLC for Eight thousand dollars ($8,000), bearing 9.875% interest for Back Salaries for the months of February and March 2017. This note is in default.

May 21, 2017, Company issued a convertible Promissory Note to Heidi Michitsch for One Hundred Thousand Dollars, bearing 9.875% interest ($100K). This note is in default.

June 30th company issued a convertible debenture to CEO Adrian McKenzie or his company PBDC LLC in the amount of Six Thousand Dollars ($6,000), bearing 9.875% interest, for back salary for Q2, 2017. This debenture is in default.

November 24th the company issued a convertible debenture to Mr. Fred Rosen for Four Thousand Dollars ($4,000), for funds loaned to the company. This debenture is in default.

On November 25th the Company issued a Convertible Note for Twenty Thousand Dollars USD ($20,000) Dr. Thomas Rutherford, for funds loaned to the company. This note is in default.

On Nov 29th 2017 company issued a Convertible Promissory Note. to Mr. Joseph Gibson, for Five Thousand Dollars USD ($5,000) USD. This note is in default.

On or about November 30th 2017 issued a Convertible Promissory Note to Dr. Doug Eagers Five Thousand USD ($5K) for funds loaned to the Company. This note is in default.

F-15

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

On or about December 13th 2017 the company issued a Convertible Promissory Note to Barry Romich of Ten Thousand dollars USD ($10,000), for funds loaned to the company. This note is in default.

On or about December 15th 2017 the company issued a Convertible Promissory Note to Mr. Kerry Goodman for One hundred Thousand Dollars USD ($100K, $50K cashed late December, $50K cashed early February). This note is in default.

On or about December 31st 2017 company issued a Convertible promissory Note payable to Ms. Heidi Michitsch of Six thousand Dollars USD ($6K) for Back Salaries Due, Q4 2017. This note is in default.

On Dec 31st 2017 the Company issued a Convertible promissory Note to CEO Adrian P. McKenzie or his company PBDC LLC in the Amount of Thirty One Thousand, two hundred and Eighty USD ($31,280). This Promissory Note covers monies loaned to the company for the Token Talk Acquisition and Back Salaries owed to Mr. McKenzie over the given time period. This note is in default.

On or about March 31st 2018 the company issued a Convertible promissory note to CEO Adrian P. McKenzie, for Eleven thousand Five Hundred USD ($11,500) or his company PBDC LLC for back salaries owed. This note is in default.

On or about June 30th 2018/ company issued a Convertible note in the amount of Twenty Six Thousand Five Hundred dollars USD ($26,500) to CEO Adrian P. McKenzie or his company PBOC LLC, for back salaries owed. This note is in default.

On or about August 13th 2018, the company issued a Convertible Note of Fifty Thousand Dollars USD in exchange for Fifty Thousand Dollar USD ($50,000) Loan to the Company, to the BA Romich Trust. This note is in default.

On or about August 13th 2018, the Company issued a Convertible note in the amount of Fifty Thousand Dollars USD ($50,000) as a Charitable donation to the Romich Foundation. This note is in default.

On or about September 30th 2018 the company issued a Convertible note in the amount of Thirty Thousand Dollars ($30,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or November 18th 2018, The company issued a convertible promissory Note to Dr. Thomas Rutherford for One Hundred Thousand Dollars USD ($100,000), for funds loaned to the company. This note is in default.

On or about December 31st 2018 the company issued a Convertible note in the amount of Twenty One Thousand Dollars ($21,000) to Adrian P McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

F-16

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

Equity

Preferred and Common Stock

As of June 30, 2019 the company is Authorized to issue 498,000,000 Common shares. Of which as of June 30, 2019, 105,897,867 shares were issued and outstanding.

Sole Office and Director Adrian McKenzie Holds 355K Series F preferred, which have voting rights of 75,000 votes per share. (Control Block)

At December 31, 2016 the Company was authorized to issue 10,000,000 shares of $0.001 Preferred Stock and 400,000,000 shares of $0.001 par value Common Stock. The holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. Each share of common stock is entitled to one vote.

On May 3, 2013 the Company authorized the issuance of 300,000 shares of Series C Preferred Stock ("Series C") and issued 150,000 shares of Series C to Darren Marks, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Marks; and issued 150,000 shares of its Series C to Mel Leiner, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Leiner. Each Series C share entitles the holder to 300 votes on all matters submitted to a vote of the Company's shareholders.

On October 21, 2013 the Company authorized the issuance of 1,800,000 shares of Series D Preferred Stock ("Series D") and issued 900,000 shares of Series D to Darren Marks in settlement of $900,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series D to Mel Leiner in settlement of $900,000 owed by the Company to Mr. Leiner. Each share of Series D Convertible Preferred Stock is convertible into 68.2721 shares of our Common Stock. If all of these shares are converted it would result in the issuance of 122,448,780 shares.

On December 27, 2013 Messrs. Marks and Leiner returned their Series D shares and these shares were cancelled. Additionally on December 27, 2013 the Company authorized the issuance of 1,800,000 shares of Series E Preferred Stock ("Series E") and issued 900,000 shares of Series E to Darren Marks in settlement of $50,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series E to Mel Leiner in settlement of $50,000 owed by the Company to Mr. Leiner. Each share of Series E stock has voting rights equal to 68.02721 common shares. The Series E is not convertible into any of our common shares.

At December 31, 2017 and 2016, preferred stock issued and outstanding 2,100,000 and 0 shares, respectively. At December 31, 2017 and 2016, common stock issued and outstanding totaled 20.7 Billion and 11.7 Billion shares, respectively.

Historically, the Company has issued and sold preferred stock, common stock and common stock warrants in order to fund a significant portion its operations. Additionally, the Company has issued shares of its common stock to compensate its employees, pay service providers and retire debt.

F-17

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

Stock Options

ALL stock options that have been issued in the past have expired worthless.

As of December 31, 2017, 2016 and 2015, there was $-0- in unrecognized compensation related to stock options outstanding. All outstanding stock options are vested. Since the inception of the Company, no stock options have been exercised.

On or about October 18th 2017, the company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman, Pre reversal, Post reversal after October 31 2018, they equate to Four Hundred and thirty eight thousand (438K) common shares.

On or about November 5th 2018 the company issued Five hundred Thousand Shares (500K) to Adrian McKenzie dba PBDC LLC.

On or about Feb 7 2019 company converted $40K worth of common stock to World Market Ventures LLC from a $20K Convertible Promissory note dated Sept 7 2016 payable to Dr. Thomas Rutherford.

On Feb 19 2019 the company issued the following common stock:

600K (Six hundred thousand shares) to Heidi Michitsch, For work done on Rideshares deal 500K (Five hundred thousand shares) to Howard Ullman For work done on Rideshare deal 1,000,000 (One Million shares) For work done on Rideshare deal.

On or about March 5th 2019 company issued 885K shares of common stock to Mr. Kerry Goodman for a Promissory note conversion.

March 31, 2019 the company issued a Convertible Promissory note payable to CEO Adrian McKenzie/ his company PBDC LLC, in the amount of $23,500, for backpay for Q1 2019.

On April 16 2019 the company issued CEO Adrian Mckenzie 80 Million common shares in exchange for settlement agreement of convertible debt owed from March 31, 2017.

On or about May 6th 2019 the company issued a Convertible Promissory Note (8.75% interest), to Dr. Thomas Rutherford, in the amount of Thirty Thousand Dollars ($30,000), for funds loaned to the company.

On or about May 15th 2019 the company issued 4 millions shares of common stock to Mr. Kerry Goodman for a $25K promissory note conversion.

April 16 2019, issued 80 million shares to Adrian McKenzie, redemption of $8K Promissory Note April 23 2019, issued 9,100,000, shares to GPL Ventures, option purchase of Rutherford Note May 9 2019 Issued 1,000,000 to World Market Ventures LLC, Purchase from Rutherford.

F-18

DNA Brands, Inc.

Notes to Financial Statements (Continued)

September 30, 2019

(Unaudited)

Stock Warrants

All Prior Warrants have expired worthless and not exercised

The net operating loss is comprised as follows:

Loss from operations 2018 ($622,915)

Loss from operations 2017 ($314,875)

Loss from operations 2016 ($318,272)

Loss from operations 2015 ($104, 373)

Loss From operation 2014 ($801,213)

Commitments

As of December 1, 2018 the company is committed to $1300 per month for an office facility that it leases annually.

F-19

DNA BRANDS INC.

BALANCE SHEET

(UNAUDITED)

	December 31, 2018	December 31, 2017

ASSETS

Current Assets
Cash and Cash Equivalents	$62,302	$69,817
Net Receivables	–	–
Inventory	–	–
Deposit - Acquisitions	40,000	–
Other Current Assets	989	989

Total Current Assets	103,291	70,806

Property, Net	–	–
Other Assets	–	–

TOTAL ASSETS	$103,291	$70,806

LIABILITIES & EQUITY

Liabilities
Current Liabilities
Accounts Payable	$107,752	$107,752
Current Long Term Debt	1,943,146	1,604,146
Other Current Liabilities	482,848	–
Total Current Liabilities	2,533,746

Long Term Debt	–	–
Total Noncurrent Liabilities	–
Total Liabilities	2,533,746	1,878,346

Shareholder's Equity
Preferred Stock - Series A-G	2,100	2,100
Common Stock par value $.00001, 9,000,000 shares authorized: 7,812,767 shares issued and outstanding as of December 31, 2018, 25,000,000,000 shares authorized, 20,814,793,955 shares issued and outstanding as of December 31, 2017	5,076,345	5,076,345
Additional Paid-in Capital	23,633,717	23,633,717
Accumulated Deficit	(31,142,617)	(30,519,702)

Total Shareholders' Deficit	(2,430,455)	(1,807,540)

Total Liabilities and Shareholder's Equity	$103,291	$70,806

See notes to financial statements.

F-20

DNA BRANDS INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Sales	$–	$–
Cost of Goods Sold	–	–
Gross Margin	–	–

Operating Expenses
Compensation and Benefits	–	–
General and Administrative Expenses	256,515	214,875
Interest Expense on Convertible Notes	316,400	–
Charitable Donations	50,000	–
Professional and Outside Services	–	100,000
Selling and Marketing Expenses	–	–
Total Operating Expenses	622,915	314,875

Loss from Operations	(622,915)	(314,875)

Other Income (Expense)	–	–
Loss before Income Taxes	(622,915)	(314,875)

Income Taxes	–	–

Net Loss	$(622,915)	$(314,875)

See notes to financial statements.

F-21

DNA BRANDS INC.

STATEMENT OF STOCKHOLDERS EQUITY (DEFICIT)

For the nine months ended December 31, 2018 and 2017

	COMMON STOCK SHARES	COMMON STOCK AMOUNT	PREFERRED STOCK SHARES	PREFERRED STOCK AMOUNT	ADDITIONAL PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL

Beginning Balance December 31, 2016	11,700,000,000	$5,055,845	355,000	$2,100	$23,539,217	$(30,204,827)	$(1,607,665)

Common Stock Issued for Services	9,114,793,955	20,500	94,500				115,000

Net Loss		–	–	–	–	(314,875)	(314,875)

Ending Balance December 31, 2017	20,814,793,955	$5,076,345	355,000	$2,100	$23,633,717	$(30,519,702)	$(1,807,540)

Beginning balance December 31, 2017	20,814,793,955	$5,076,345	355,000	$2,100	$23,633,717	$(30,519,702)	$(1,807,540)

Common Stock Issued for Services	399,999,900	–	–	–	–	–	–
			–	–	–	–
Reverse stock split	(21,206,981,088)	–	–	–	–	–

Net loss						(622,915)	(622,915)

Ending Balance December 31, 2018	7,812,767	$5,076,374	355,000	$2,100	$23,633,717	$(31,142,617)	$(2,430,455)

See notes to financial statements.

F-22

DNA BRANDS INC.

STATEMENT OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017

Net Income	$(622,915)	$(314,875)

Operating Activities
Depreciation	–	–
Adjustments to Net Income	–	–
Changes in Liabilities	655,400	207,280
Changes in Account Receivables	–	–
Changes in Inventories	–	–
Changes in Other Operating Activities	(40,000)	–
Total Cash Flow From Operating Activities	(7,515)	(107,595)

Investing Activities
Total Cash Flow From Investing Activities	–	–

Financing Activities
Dividends Paid	–	–
Sale/Purchase of Stock	–	115,000
Net Borrowings	–	–
Other Cash Flows From Financing Activities	–	–
Total Cash Flow From Financing Activities	$–	$115,000

Effect of Exchange Rate Changes	–	–

Change in Cash and Equivalents	(7,515)	7,405
Cash, beginning balance	69,817	62,412
Cash, ending balance	$62,302	$69,817

See notes to financial statements.

F-23

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

Company Overview and History

DNA Brands, Inc. (hereinafter referred to as “us,” “our,” “we,” the “Company” or “DNA”) was incorporated in the State of Colorado on May 23, 2007 under the name Famous Products, Inc. Prior to July 6, 2010 we were a beverage company. We are looking to reproduce, market and sell a proprietary line of five carbonated blends of DNA Energy Drink®, Citrus, Sugar Free Citrus, Original (a unique combination of Red Bull® and Monster® energy drinks), Cryo-Berry (a refreshing mix of cranberry and raspberry) and Molecular Melon (a cool and refreshing taste); as well as three milk based energy coffees with fortified with Omega 3. These flavors are Mocha, Vanilla Latte and Caramel Macchiato.

Our business commenced in May 2006 in the State of Florida under the name Grass Roots Beverage Company, Inc. (“Grass Roots”).  Initial operations of Grass Roots included development of our energy drinks, sampling and other marketing efforts and initial distribution in the State of Florida.  In May 2006 we formed DNA Beverage Corporation, a Florida corporation (“DNA Beverage”). Our early years were devoted to brand development, creating awareness through heavy sampling programs and creating credibility among our then core demographic by concentrating marketing efforts on action sports locations and events (surf, motocross, skate, etc.).

Effective July 6, 2010, we executed agreements to acquire all of the assets, liabilities and contract rights of DNA Beverage and 100% of the common stock of DNA Beverage’s wholly owned subsidiary Grass Roots Beverage Company, Inc. (“Grass Roots”) in exchange for the issuance of 31,250,000 shares of our common stock. The share issuance represented approximately 94.6% of our outstanding shares at the time of issuance.  As a result of this transaction we also changed our name to “DNA Brands, Inc.”

Grass Roots was dissolved and ceased activity on December 31, 2013. Whereby DNA Brands Inc. has been the surviving entity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenues from the sale of carbonated energy drinks and other related products. Revenue is recognized when all of the following elements are satisfied: (i) there are no uncertainties regarding customer acceptance; (ii) there is persuasive evidence that an agreement exists; (iii) delivery has occurred; (iv) legal title to the products has transferred to the customer; (v) the sales price is fixed or determinable; and (vi) collectability is reasonably assured. At this time the company is in a reorganization phase and has minimal to no revenue.

Fair Value of Financial Instruments

The Company’s financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

F-24

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

In accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company  will bill its customers after its products are shipped. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts, and writes off any uncollectible amounts against the allowance.

Inventory

No Inventory at present or for Fiscal year 2018

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company’s management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required.

The Company is in the process of pricing and ordering inventory.

Property and Equipment

None at present or for fiscal year 2018

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2018

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification (“ASC”) 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

F-25

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

No events or changes in circumstances have been identified which would impact the recoverability of the Company’s long-lived assets reported at December 31, 2016 and 2015.

Stock-Based Compensation for fiscal year 2017 and 2018

On or about October 18, 2017, the Company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman.

On November 5, 2018, Company issued 500K, shares to Adrian McKenzie DBA  PBDC LLC

Stock compensation arrangements with non-employee service providers are accounted for in accordance with ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach. The compensation costs of these arrangements are subject to re-measurement over the vesting terms as earned.

Stock Purchase Warrants

All Prior Warrants issued have expired worthless as of Dec 31 2016

Going Concern

As reflected in the accompanying financial statements, the Company has recorded continual significant net losses  Annually for the trailing 5 years. These matters raise a substantial doubt about the Company’s ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management's plans, which includes implementation of its business plan and continuing to raise funds through debt or equity raises. The Company will likely continue to rely upon related-party debt or equity financing in order to ensure the continuing existence of the business. Additionally the Company is working on generating new sales from additional retail outlets, distribution centers or through sponsorship agreements; and allocating sufficient resources to continue with advertising and marketing efforts.

6. Prepaid Expenses and Other Assets

None

7. Accrued Liabilities

$316,400- Interest on Convertible notes for fiscal year 2018.

9. Loans payable

The composition of loans payable  up to December 31, 2018 are as follows:

In June 2013, the Company entered into a loan agreement with Beverage LLC and received gross proceeds of $265,000. In accordance with ACS 810- 10-55, the Company considered its relationship with, and the terms of its interest in, Beverage LLC and determined that it was a VIE that should be consolidated into its financial statements. The Company’s involvement with Beverage LLC is that it serves as an entity to obtain inventory financing for DNA.

As of  December 31, 2013 and December 2012 the amounts included in the consolidated liabilities, which are reported in loans payable  (before discount) total $530,000 and $-0- respectively, relating to Beverage LLC. The loans payable bear interest at a rate of 6% per annum and are scheduled to be repaid to the lenders in equal installments of 66.67% of the original principal on September 30, 2013, December 31, 2013 and March 31, 2014. The aggregate value of the repayment installments totals $530,000 plus interest and penalties.  September and December installment payments were not made. The loan is in default and the default interest rate of 10% per annum.

F-26

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

Convertible Note Debentures

In February 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $500,000. The debenture bears interest at 12% per annum and carries an annual transaction fee of $30,000, of which both are payable in quarterly installments commencing in May 2011. These costs are recorded as interest expense in the Company's financial statements. In addition, as further inducement for loaning the Company funds, the Company issued 125,000 restricted shares of its common stock to the holder upon execution. The common shares were valued at $31,250, their fair market value, and recorded as discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In June 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $125,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 150,000 shares of the Company’s common stock. This beneficial conversion feature was valued at $90,750, using Black-Scholes methodology, and recorded as a discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In July and August 2011, the Company issued a series of secured convertible debentures to accredited investors aggregating $275,000 in gross proceeds. All proceeds from these debentures are to be utilized solely for the purpose of funding raw materials and inventory purchases through the use of an escrow agent. The debentures bear interest at 12% per annum, payable in monthly installments. The debentures are convertible at any time prior to maturity at a conversion price equal to 80% of the average share price of the Company’s common stock for the 10 previous trading days prior to conversion, but not less than $0.70. In addition, as further inducement for loaning the Company funds, the Company issued the lenders 68,750 restricted shares of its common stock and 137,500 common stock warrants exercisable at $1.25 per share. As a result, the Company had to allocate fair market value to each the beneficial conversion feature, restricted shares and warrants. The common shares were valued at $30,938, their fair market value. The Company determined the fair market value of the warrants as $94,255 using the Black-Scholes valuation model. Since the combined fair market value allocated to the warrants and beneficial conversion feature cannot exceed the convertible debenture amount, the beneficial conversion feature was valued at $149,807, the ceiling of its intrinsic value. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February 2012, the Company issued a convertible debenture to an existing shareholder in the amount of $75,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 280,000 shares of the Company’s common stock. As further inducement, the Company issued the lender 280,000 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on January 31, 2017. Using the Black-Scholes model, the warrants were valued at $63,620 and recorded as a discount to the principal amount of the debenture. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February and June 2012, the Company converted $524,950 of its loans payable to officers into convertible debentures. These debentures were offered by the Company’s officers to certain accredited investors and a majority portion of the proceeds therefrom were deposited with the Company. The debentures had no maturity date and bear no interest. Therefore these debentures were payable on demand and were originally classified as a current liability. The debentures were convertible at any time into 3,499,667 shares, or $0.15 per share of common stock. The Company determined that these terms created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $524,950, the ceiling of its intrinsic value. Due to the nature of the debentures, the full value of the beneficial conversion feature was immediately recorded as interest expense in the Company’s financial statements. In August 2012, these convertible debentures were converted into 3,499,666 shares of the Company’s common stock.

On April 9, 2012, the Company executed an Investment Banking and Advisory Agreement with Charles Morgan Securities, Inc., New York, NY (“CMI”), wherein CMI agreed to provide consulting, strategic business planning, financing on a “best efforts” basis and investor and public relations services, as well as to assist the Company in its efforts to raise capital through the issuance of debt or equity. The agreement provided for CMI to engage in two separate private offerings with the initial private placement offering up to $3.0 million and the second private placement offering up to an additional $3.0 million; each on a “best efforts” basis. In connection with this agreement the Company issued 750,000 shares valued at $0.25 per share or a total value of $187,500. This amount was fully amortized in the Company's financial statements as of December 31, 2012.

F-27

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

In July 2012, the Company received proceeds from convertible debentures totaling $182,668 in connection with the CMI agreement. The debentures bear interest at 12% per annum, which is payable in cash or the Company’s common stock at the time of conversion or maturity. The debentures are convertible at any time prior to maturity at a conversion price equal to the lesser of 75% of the average share price of the Company’s common stock for the five previous trading days prior to conversion or $0.35, but not less than $0.15. In the event that the Company offers or issues shares of its common stock at a share price less than $0.15, the floor conversion price will adjust to the new lower price. The Company determined that the terms of the debentures created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $160,813 and recorded as a discount to the principal amount of the debentures. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On August 7, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture does not bear interest. As an inducement, the Company agreed to issue the lender 20,000 shares of its common stock. The common shares were valued at their trading price on the date of the agreement and recorded as interest expense in the Company’s results of operations. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the conversion terms of this note were modified and the note was converted into 1,500,000 shares of common stock.

On September 25, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the lender converted $23,000 of principal into 919,403 shares of common stock in accordance with the conversion terms of the debenture.

On November 1, 2012, the Company issued a convertible debenture in the amount of $80,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the average closing bid price of the Company’s common stock on the 30 previous trading days prior to the day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $56,286, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

During the second quarter of 2013, the Company recorded $65,000 in gross proceeds from the issuance of three convertible debentures. The debentures bear interest at 12% per annum, which is payable in cash at the time of maturity. The debentures are convertible at any time prior to maturity into 216,667 shares of the Company’s common stock. As further inducement, the Company issued the lenders 216,667 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on February 28, 2017. Using the Black-Scholes model, the warrants were valued at $69,455 and recorded as a discount up to the principal amount of the debentures. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. As of December 31, 2013, two of the debentures totaling $35,000 in principal value were converted into 316,667 shares of common stock. Some of the original conversion terms were modified prior to the notes’ conversions. The remaining $30,000 debenture is in default, as its maturity date was April 25, 2013.

F-28

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

On September 17, 2013, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company’s common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On October 31, 2013, the Company issued a convertible debenture in the amount of $204,000. The debenture bears interest at 18% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest closing bid price of the Company’s common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $204,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $53,000. The debenture bears interest at 8% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 58% of the average of the 3 lowest share closing bid prices   of the Company’s common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $48,533, its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $125,000. The debenture bears interest at 10% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share closing bid price   of the Company’s common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $125,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $80,000. The debenture bears no interest and is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the average share closing bid price   of the Company’s common stock on the thirty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $80,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 21, 2013, the Company issued a convertible debenture in the amount of $100,000. The debenture bears interest at 12% per annum, which is payable in the Company’s common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share intra-day price   of the Company’s common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $100,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

June 10, 2014, the Company issued a convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum. This debenture is in default.

F-29

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

April 22, 2014, the Company issued a 1 year convertible debenture of $77,500, maturing April 22, 2015, to Tidepool Ventures Inc. Bearing 10% interest per annum. This note has a Conversion factor of 45%  of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days to the market. (Representing a 55% discount to market price). This note was sold to World Market Ventures LLC and converted into common stock.

April 22, 2014, the company issued a 1 year maturity convertible debenture of  $110,000 to Iconic Holding LLC. Bearing 5% interest per annum, maturing April 22, 2015. This note has a Conversion factor of 50% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price).  $32,250 Was converted into Common stock for 2016. This note is in default.

May 2, 2014, the Company issued a 1 year convertible debenture to LG Capital funding LLC of $37,500 maturing May 2, 2015. Bearing 8% annual interest. This note has a conversion factor  of 50% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2014, the Company issued a 1 year maturity convertible debenture of $75,000  to Coventry Enterprises LLC bearing 8% interest per annum maturing June 10, 2015. This note has a conversion factor of 60% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 40% discount  to market price). This note is in default. $63K, was converted into Common stock for the year 2016.

Oct 7, 2014, the Company issued a 1 year Convertible Debenture to Coventry Enterprises LLC for $30,000.  Bearing 8% per annum. Maturing Oct 7, 2015. This note has a Conversion ratio with a 50% of market price. Market price is Calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default.

Jan 14, 2016, the Company issued a convertible debenture to Darren Marks for $25,000 bearing 8% interest  per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by the average of the lowest bid price of the trailing 5 business days (Representing a 60% discount to market). This note is in default.

Jan 14, 2016, the Company issued a convertible debenture to Darren Marks for $50,000 bearing 8% interest  per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price  of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Jan 14, 2016, the Company issued a convertible debenture to Melvin Leiner for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2017. This note has a Conversion factor of 40% of market price. Market price is calculated by taking  the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default.

Feb 1, 2016, the Company issued a convertible debenture to Andrew Telsey for $30,000, bearing 8% interest per annum. Maturing Feb 1, 2017. This note has a conversion of  60% of market value. Market price is calculated by taking the average of the lowest bid price  of the trailing 5 business days. (Representing a 40% discount to market price). This Note is in default.

Feb 1, 2016, the Company issued a convertible Note to Darren Marks for $70,500, bearing 8% interest per annum.  Maturing Feb 1, 2017. This note has a conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price  of the trailing 5 business days. (Representing a 60% discount to market price). This Note is in default.

Feb 1, 2016, the Company issued a convertible Note to Melvin Leiner  for $106,632.70, bearing 8% interest, with a conversion ratio, of 40% market price.  Maturing Feb 1, 2017. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. Discount to market. (Representing a 60% discount to market price). This Note is in default.

F-30

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

April 16, 2016, the Company issued a convertible debenture to Tidepool Ventures group for $10,000 bearing 5% interest per annum. Maturing April 16, 2017. This note has a conversion ratio of 45% of market price.  Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 55% discount to market). This debenture is in default.

April 26, 2016, the Company issued a convertible debenture to Iconic Holdings LLC for $25,000 bearing 10% interest per annum Maturing April 26, 2017. This note has a conversion ratio of 50%  of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

June 10, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC  for $3,000 bearing 5% interest per annum. Maturing June 10, 2017. This note has a conversion ratio of 50% of market price.  Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing 50% discount to market price). This note is in default.

June 29, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC  of Eight thousand seven hundred fifty dollars ($8,750) bearing 5% interest per annum. Maturing June 29, 2017. This Note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price  of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

August 12, 2016, the Company issued a convertible debenture to Tidepool Ventures LLC $3,000 bearing 5% interest per annum, maturing August 12, 2017. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price  of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

Sept 7, 2016 the company issued a convertible debenture to Dr. Rutherford for $20,000 Bearing 5% interest per annum. Maturing September 7, 2017. This note has a conversion of 50% discount of  market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This note is in default.

Feb 1, 2017, the Company issued a Convertible debenture to CEO Adrian McKenzie or his company PBDC LLC for Eighty Nine Thousand Dollars ($89,000). Bearing 9.875% interest for Annual Back Salary and Annual Bonus for 2016. This note is in default.

March 31, 2017, the Company issued a convertible note to CEO Adrian McKenzie or his company PBDC LLC for Eight thousand dollars ($8,000), bearing 9.875% interest  for Back Salaries for the months of February and March 2017. This note is in default.

May 21, 2017, the Company issued a convertible Promissory Note  to Heidi Michitsch for One Hundred Thousand Dollars, bearing 9.875% interest ($100K). This note is in default.

June 30, 2017, the Company issued a convertible debenture to CEO Adrian McKenzie  or his company PBDC LLC in the amount of Six Thousand Dollars ($6,000), bearing 9.875% interest, for back salary for Q2, 2017. This note is in default.

November 24, 2017, the Company issued a convertible debenture to Mr. Fred Rosen for Four Thousand Dollars ($4,000), for funds loaned to the company. This note is in default.

On November 25, 2017, the Company issued a Convertible Note  for Twenty Thousand Dollars USD ($20,000) Dr. Thomas Rutherford, for funds loaned to the company. This note is in default.

On Nov 29, 2017, the Company issued a Convertible Promissory Note. to Mr. Joseph Gibson, for Five Thousand Dollars USD ($5,000) USD. This note is in default.

F-31

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

On or about November 30, 2017, the Company issued a Convertible Promissory Note to Dr. Doug Engers Five Thousand USD ($5K) for funds loaned to the Company. This note is in default.

On or about December 13, 2017, the Company issued a Convertible Promissory Note to Barry Romich of Ten Thousand dollars USD ($10,000), for funds loaned to the company. This note is in default.

On or about December 15, 2017, the Company issued a Convertible Promissory Note to Mr. Kerry Goodman for One hundred Thousand Dollars USD ($100K, $50K cashed late December, $50K cashed early February). This note is in default.

On or about December 31, 2017, the Company issued a Convertible promissory Note payable to Ms. Heidi Michitsch of Six thousand Dollars USD ($6K) for Back Salaries Due, Q4 2017. This note is in default.

On Dec 31, 2017, the Company issued a Convertible promissory Note to CEO Adrian P. McKenzie or his company PBDC LLC in the Amount of Thirty One Thousand, two hundred and Eighty USD ($31,280). This Promissory Note covers monies loaned to the company for the Token Talk Acquisition and Back Salaries owed to Mr. McKenzie over the given time period. This note is in default.

On or about March 31, 2018, the Company issued a Convertible promissory note to CEO Adrian P. McKenzie, for Eleven thousand Five Hundred USD ($11,500) or his company PBDC LLC for back salaries owed. This note is in default.

On or about June 30, 2018, the Company issued a Convertible note in the amount of Twenty Six Thousand Five Hundred dollars USD ($26,500) to CEO Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or about August 13, 2018, the Company issued a Convertible Note of Fifty Thousand Dollars USD in exchange for Fifty Thousand Dollar USD ($50,000) Loan to the Company, to the BA Romich Trust. This note is in default.

On or about August 13, 2018, the Company issued a Convertible note in the amount of Fifty Thousand Dollars USD ($50,000) as a Charitable donation to the Romich Foundation. This note is in default.

On or about September 30, 2018, the Company issued a Convertible note in the amount of Thirty Thousand Dollars ($30,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

On or November 18, 2018, the Company issued a convertible promissory Note to Dr. Thomas Rutherford for One Hundred Thousand Dollars USD ($100,000), for funds loaned to the company. This note is in default.

On or about December 31, 2018, the Company issued a Convertible note in the amount of Twenty One Thousand Dollars ($21,000) to Adrian P. McKenzie or his company PBDC LLC, for back salaries owed. This note is in default.

Equity

Preferred and Common Stock

As of Dec 31 2018 the company is Authorized to issue 9 million Common shares, of which as of December 31 2018, 7.9 Million shares were issued and outstanding.

Sole Office and Director Adrian McKenzie Holds 355K Series F preferred, which have voting rights of 75,000 votes per share. (Control Block).

F-32

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

At December 31, 2016, the Company was authorized to issue 10,000,000 shares of $0.001 Preferred Stock and 400,000,000 shares of $0.001 par value Common Stock. The holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. Each share of common stock is entitled to one vote.

On May 3, 2013, the Company authorized the issuance of 300,000 shares of Series C Preferred Stock (“Series C”) and issued 150,000 shares of Series C to Darren Marks, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Marks; and  issued 150,000 shares of its Series C to Mel Leiner, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Leiner. Each Series C share entitles the holder to 300 votes on all matters submitted to a vote of the Company's shareholders.

On October 21, 2013, the Company authorized the issuance of 1,800,000 shares of Series D Preferred Stock (“Series D”) and issued 900,000 shares of Series D to Darren Marks in settlement of $900,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series D to Mel Leiner in settlement of $900,000 owed by the Company to Mr. Leiner. Each share of Series D Convertible Preferred Stock is convertible into 68.2721 shares of our Common Stock. If all of these shares are converted it would result in the issuance of 122,448,780 shares.

On December 27, 2013, Messrs. Marks and Leiner returned their Series D shares and these shares were cancelled. Additionally on December 27, 2013, the Company authorized the issuance of 1,800,000 shares of Series E Preferred Stock (“Series E”) and issued 900,000 shares of Series E to Darren Marks in settlement of $50,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series E to Mel Leiner in settlement of $50,000 owed by the Company to Mr. Leiner. Each share of Series E stock has voting rights equal to 68.02721 common shares. The Series E is not convertible into any of our common shares.

At December 31, 2017 and 2016, preferred stock issued and outstanding 2,100,000 and 0 shares, respectively. At December 31, 2017 and 2016, common stock issued and outstanding totaled 20.7 Billion and 11.7 Billion shares, respectively. Historically, the Company has issued and sold preferred stock, common stock and common stock warrants in order to fund a significant portion its operations. Additionally, the Company has issued shares of its common stock to compensate its employees, pay service providers and retire debt.

Stock Options

ALL stock options that  have been issued  in the past have expired worthless.

As of December 31, 2017, 2016 and 2015, there was $-0- in unrecognized compensation related to stock options outstanding. All outstanding stock options are vested. Since the inception of the Company, no stock options have been exercised.

On or about October 18, 2017, the Company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman, Pre reversal, Post reversal after October 31, 2018, they equate to Four Hundred and thirty eight thousand (438K) common shares.

On or about November 5, 2018, the Company issued Five hundred Thousand Shares (500K) to Adrian McKenzie dba PBDC LLC.

On or about Feb 7, 2019, the Company converted $40K worth of common stock to World Market Ventures LLC  from a $20K Convertible Promissory note dated Sept 7 2016 payable to Dr. Thomas Rutherford.

On Feb 19, 2019, the Company issued the following common stock:

600K (Six hundred thousand shares) to Heidi Michitsch, for work done on  Rideshares deal

500K (Five hundred thousand shares) to Howard Ullman for work done on Rideshare deal

1,000,000 (One Million shares) For work done on Rideshare deal.

F-33

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2018

(Unaudited)

On or about March 5, 2019, the Company issued 885K shares of common stock to Mr. Kerry Goodman for a Promissory note conversion.

On March 31, 2019, the Company issued a Convertible Promissory note payable to CEO Adrian McKenzie/ his company PBDC LLC, in the amount of $23,500, for backpay for Q1 2019.

On April 16, 2019, the Company issued CEO Adrian Mckenzie 80 Million common shares in exchange for settlement agreement of convertible debt owed from March 31, 2017.

On or about May 6, 2019, the Company issued a Convertible Promissory Note (8.75% interest), to Dr. Thomas Rutherford, in the amount of Thirty Thousand Dollars ($30,000), for funds loaned to the company.

On or about May 15, 2019, the Company issued 4 million shares of common stock to Mr. Kerry Goodman for a $25K promissory note conversion.

April 16, 2019, issued 80 million shares to Adrian McKenzie, redemption of $8K Promissory Note.

April 23, 2019, issued 9,100,000, shares to GPL Ventures, Purchase of from Rutherford.

May 9, 2019, issued 1,000,000 to World Market Ventures LLC, Purchase from Rutherford.

Stock Warrants

All Prior Warrants have expired worthless and not exercised.

The net operating loss is comprised as follows:

Loss from operations 2018	$(622,915)
Loss from operations 2017	$(314,875)
Loss from operations 2016	$(318,272)
Loss from operations 2015	$(104,373)
Loss From operation 2014	$(801,213)

Commitments

As of December 1, 2018, the Company is committed to $1300 per month for an office facility, that it leases annually.

F-34

During the second quarter of 2013, the Company recorded $65,000 in gross proceeds from the issuance of three convertible debentures. The debentures bear interest at 12% per annum, which is payable in cash at the time of maturity. The debentures are convertible at any time prior to maturity into 216,667 shares of the Company's common stock. As further inducement, the Company issued the lenders 216,667 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on February 28, 2017. Using the Black-Scholes model, the warrants were valued at $69,455 and recorded as a discount up to the principal amount of the debentures. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. As of December 31, 2013, two of the debentures totaling $35,000 in principal value were converted into 316,667 shares of common stock. Some of the original conversion terms were modified prior to the notes' conversions. The remaining $30,000 debenture is in default, as its maturity date was April 25, 2013.

On September 17, 2013, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company's common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

F-35

DNA BRANDS INC.

BALANCE SHEET

(UNAUDITED)

	December 31, 2017	December 31, 2016

ASSETS

Current Assets
Cash and Cash Equivalents	$69,817	$62,412
Net Receivables	–	–
Inventory	–	–
Other Current Assets	989	989

Total Current Assets	70,806	63,401

Property, Net	–	–
Other Assets	–	–

TOTAL ASSETS	$70,806	$63,401

LIABILITIES & EQUITY

Liabilities
Current Liabilities
Accounts Payable	$107,752	$107,752
Current Long Term Debt	1,604,146	1,396,866
Other Current Liabilities	166,448	166,448

Long Term Debt	–	–
Other Liabilities	–	–
Total Liabilities	1,878,346	1,671,066

Shareholder's Equity
Preferred Stock - Series A-G	2,100	2,100
Common Stock par value $.00001, 25,000,000,000 shares authorized: 20,814,793,955 shares issued and outstanding as of December 31, 2017	5,076,345	5,055,845
Additional Paid-in Capital	23,633,717	23,539,217
Accumulated Deficit	(30,519,702)	(30,204,827)

Total Shareholders' Deficit	(1,807,540)	(1,607,665)

Total Liabilities and Shareholder's Equity	$70,806	$63,401

* Decrease Retired Long Term Debt from Convertible Debentures

F-36

DNA BRANDS INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Sales	$–	$–
Cost of Goods Sold	–	–
Gross Margin	–	–

Operating Expenses
Compensation and Benefits	–	–
General and Administrative Expenses	214,875	102,139
Professional and Outside Services	100,000	216,133
Selling and Marketing Expenses	–	–
Total Operating Expenses	314,875	318,272

Loss from Operations	(314,875)	(318,272)

Other Income (Expense)	–	–
Loss before Income Taxes	(314,875)	(318,272)

Income Taxes	–	–

Net Loss	$(314,875)	(318,272)

F-37

DNA BRANDS INC.

STATEMENT OF CASH FLOW

FOR THE YEARS ENDED DECEMBER 31, 2017 AND 2016

	2017	2016

Net Income	$(314,875)	$(318,272)

Operating Activities
Depreciation	–	–
Adjustments to Net Income	–	–
Changes in Liabilities	207,280	274,383
Changes in Account Receivables	–	–
Changes in Inventories	–	–
Changes in Other Operating Activities	–	–
Total Cash Flow From Operating Activities	(107,595)	(43,889)

Investing Activities
Capital Expenditures	–	–
Investments	–	–
Other Cash Flows From Investing Activities	–	–
Total Cash Flow From Investing Activities	–	––

Financing Activities
Dividends Paid	–	–
Sale/Purchase of Stock	115,000	105,100
Net Borrowings	–	–
Other Cash Flows From Financing Activities	–	–
Total Cash Flow From Financing Activities	$115,000	$105,100

Effect of Exchange Rate Changes	–	–

Change in Cash and Equivalents	7,405	$61,211
Cash, beginning balance	62,412	1,201
Cash, ending balance	$69,817	$62,412

F-38

DNA BRANDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

YEAR 2017

	QTR 1	QTR 2	QTR 3	QTR 4	YTD
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	2017

Sales	$–	$–	$–	$–	$–
Cost of Goods Sold	–	–	–	–	–
Gross Margin	–	–	–	–	–

Operating Expenses
Compensation and Benefits	63,719	53,627	38,967	58,562	214,875
General and Administrative Expenses		100,000	–	–	100,000
Professional and Outside Services		–	–	–	–
Selling and Marketing Expenses		–	–	–	–
Total Operating Expenses	63,719	153,627	38,967	58,562	314,875

Loss from Operations	(63,719)	(153,627)	(38,967)	(58,562)	(314,875)

Other Income (Expense)
Loss before Income Taxes	(63,719)	(153,627)	(38,967)	(58,562)	(314,875)

Income Taxes	–	–	–	–	–

Net Loss	$(63,719)	$(153,627)	$(38,967)	$(58,562)	$(314,875)

F-39

DNA BRANDS, INC.

STATEMENT OF CASH FLOW

YEAR 2017

	QTR 1	QTR 2	QTR 3	QTR 4	YTD
	3/31/2017	6/30/2017	9/30/2017	12/31/2017	2017

Net Income	$(63,719)	$(153,627)	$(38,967)	$(58,562)	$(314,875)

Operating Activities
Depreciation	–	–	–	–	–
Adjustments to Net Income	–	–	–	–	–
Changes in Liabilities	–	86,000	–	121,280	207,280
Changes in Accounts Receivables	–	–	–	–	–
Changes in Inventories	–	–	–	–	–
Changes in Other Operating Activities	–	–	–	–	–
Total Cash Flow From Operating Activities	(63,719)	(67,627)	(38,967)	62,718	(107,595)

Investing Activities	–	–	–	–	–
Capital Expenditures	–	–	–	–	–
Investments	–	–	–	–	–
Other Cash Flows From Investing Activities	–	–	–	–	–
Total Cash Flow From Investing Activities	–	–	–	–	–

Financing Activities	–	–	–	–	–
Dividends Paid	–	–	–	–	–
Sale/Purchase of Stock	75,000	40,000	–	–	115,000
Net Borrowings	–	–	–	–	–
Other Cash Flows From Financing Activities	–	–	–	–	–
Total Cash Flow From Financing Activities	75,000	40,000	–	–	115,000

Effect of Exchange Rate Changes	–	–	–	–	–

Change in Cash and Equivalents	$11,281	$(27,627)	$(38,967)	$62,718	$7,405

F-40

DNA Brands, Inc.

Notes to Financial Statements

December 31, 2017

(Unaudited)

Company Overview and History

DNA Brands, Inc. (hereinafter referred to as “us,” “our,” “we,” the “Company” or “DNA”) was incorporated in the State of Colorado on May 23, 2007 under the name Famous Products, Inc. Prior to July 6, 2010 we were a beverage company. We are looking to reproduce, market and sell a proprietary line of five carbonated blends of DNA Energy Drink®, Citrus, Sugar Free Citrus, Original (a unique combination of Red Bull® and Monster® energy drinks), Cryo- Berry (a refreshing mix of cranberry and raspberry) and Molecular Melon (a cool and refreshing taste); as well as three milk based energy coffees with fortified with Omega 3. These flavors are Mocha, Vanilla Latte and Carmel Macchiato.

Our current business commenced in May 2006 in the State of Florida under the name Grass Roots Beverage Company, Inc. ("Grass Roots"). Initial operations of Grass Roots included development of our energy drinks, sampling and other marketing efforts and initial distribution in the State of Florida. In May 2006 we formed DNA Beverage Corporation, a Florida corporation ("DNA Beverage"). Our early years were devoted to brand development, creating awareness through heavy sampling programs and creating credibility among our then core demographic by concentrating marketing efforts on action sports locations and events (surf, motocross, skate, etc.).

Effective July 6, 2010, we executed agreements to acquire all of the assets, liabilities and contract rights of DNA Beverage and 100% of the common stock of DNA Beverage's wholly owned subsidiary Grass Roots Beverage Company, Inc. ("Grass Roots") in exchange for the issuance of 31,250,000 shares of our common stock. The share issuance represented approximately 94.6% of our outstanding shares at the time of issuance. As a result of this transaction we also changed our name to "DNA Brands, Inc."

Grass Roots was dissolved and ceased activity on December 31, 2013. Whereby DNA Brands, Inc. has been the surviving entity.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Revenue Recognition

The Company derives revenues from the sale of carbonated energy drinks and other related products. Revenue is recognized when all of the following elements are satisfied: (i) there are no uncertainties regarding customer acceptance; (ii) there is persuasive evidence that an agreement exists; (iii) delivery has occurred; (iv) legal title to the products has transferred to the customer; (v) the sales price is fixed or determinable; and (vi) collectability is reasonably assured. At this time the company is in a reorganization phase and has minimal to no revenue.

Fair Value of Financial Instruments

The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, prepaid expenses, accounts payable, accrued expenses, derivative liabilities, and loans payable. The carrying values of the financial instruments approximate their fair value due to the short-term nature of these instruments. The fair values of the loans payable have interest rates that approximate market rates.

F-41

DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

Derivative Instruments

The Company does not enter into derivative contracts for purposes of risk management or speculation. However, from time to time, the Company enters into contracts, namely convertible notes payable, that are not considered derivative financial instruments in their entirety, but that include embedded derivative features.

In accordance with Financial Accounting Standards Board ("FASB") ASC Topic 815-15, Embedded Derivatives, and guidance provided by the SEC Staff, the Company accounts for these embedded features as a derivative liability or equity at fair value.

The recognition of the fair value of the derivative instrument at the date of issuance is applied first to the debt proceeds. The excess fair value, if any, over the proceeds from a debt instrument, is recognized immediately in the statement of operations as interest expense. The value of derivatives associated with a debt instrument is recognized at inception as a discount to the debt instrument and amortized to interest expense over the life of the debt instrument. A determination is made upon settlement, exchange, or modification of the debt instruments to determine if a gain or loss on the extinguishment has been incurred based on the terms of the settlement, exchange, or modification and on the value allocated to the debt instrument at such date.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents are stated at cost and consist of bank deposits. The carrying amount of cash and cash equivalents approximates fair value.

Accounts Receivable and Allowance for Doubtful Accounts

The Company will bill its customers after its products are shipped. The Company bases its allowance for doubtful accounts on estimates of the creditworthiness of customers, analysis of delinquent accounts, payment histories of its customers and judgment with respect to the current economic conditions. The Company generally does not require collateral. The Company believes the allowances are sufficient to cover uncollectible accounts. The Company reviews its accounts receivable aging on a regular basis for past due accounts, and writes off any uncollectible amounts against the allowance.

Inventory

No Inventory at present or for Fiscal year 2017

Inventory is stated at the lower of cost or market. Cost is principally determined by using the average cost method that approximates the First-In, First-Out (FIFO) method of accounting for inventory. Inventory consists of raw materials as well as finished goods held for sale. The Company's management monitors the inventory for excess and obsolete items and makes necessary valuation adjustments when required.

The Company is in the process of pricing and ordering Inventory.

F-42

DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

Property and Equipment

None at present or for fiscal year 2017

Property and equipment is recorded at cost less accumulated depreciation. Replacements, maintenance and repairs which do not improve or extend the lives of the respective assets are charged to expense as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Impairment of Long-Lived Assets

None at present or for fiscal year 2017

Long- lived assets are reviewed for impairment when events or changes in circumstances indicate the book value of the assets may not be recoverable. In accordance with Accounting Standards Codification ("ASC") 360-10-35-15 Impairment or Disposal of Long-Lived Assets, recoverability is measured by comparing the book value of the asset to the future net undiscounted cash flows expected to be generated by the asset.

No events or changes in circumstances have been identified which would impact the recoverability of the Company's long-lived assets reported at December 31, 2016 and 2015.

Stock-Based Compensation for fiscal year 2017

On or about October 18th 2017, the company issued 1,533,200,000 shares of common stock to Consultant Howard Ullman

Stock compensation arrangements with non-employee service providers are accounted for in accordance with ASC 505-50 Equity-Based Payments to Non-Employees, using a fair value approach. The compensation costs of these arrangements are subject to re-measurement over the vesting terms as earned.

Stock Purchase Warrants

All Prior Warrants issued have expired worthless as of Dec 31, 2016

Going Concern

As reflected in the accompanying financial statements, the Company has recorded net losses of $318,272 and $104,273 for the years ended December 31, 2016 and 2015, respectively. These matters raise a substantial doubt about the Company's ability to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on management's plans, which includes implementation of its business plan and continuing to raise funds through debt or equity raises. The Company will likely continue to rely upon related-party debt or equity financing in order to ensure the continuing existence of the business. Additionally, the Company is working on generating new sales from additional retail outlets, distribution centers or through sponsorship agreements; and allocating sufficient resources to continue with advertising and marketing efforts.

F-43

DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

6. Prepaid Expenses and Other Assets

None

8. Accrued Liabilities

None for fiscal year 2017

9. Loans payable

The composition of loans payable up to December 31, 2017 are as follows:

In June 2013, the Company entered into a loan agreement with Beverage LLC and received gross proceeds of $265,000. In accordance with ACS 810-10-55, the Company considered its relationship with, and the terms of its interest in, Beverage LLC and determined that it was a VIE that should be consolidated into its financial statements. The Company's involvement with Beverage LLC is that it serves as an entity to obtain inventory financing for DNA.

As of December 31, 2013 and December 2012 the amounts included in the consolidated liabilities, which arc reported in loans payable (before discount) total $530,000 and $-0- respectively, relating to Beverage LLC. The loans payable bear interest at a rate of 6% per annum and are scheduled to be repaid to the lenders in equal installments of 66.67% of the original principal on September 30, 2013, December 31, 2013 and March 31, 2014. The aggregate value of the repayment installments totals $530,000 plus interest and penalties. September and December installment payments were not made. The loan is in default and the default interest rate of 10% per annum.

Convertible Note Debentures

In February 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $500,000. The debenture bears interest at 12% per annum and carries an annual transaction fee of$30,000, of which both are payable in quarterly installments commencing in May 2011. These costs are recorded as interest expense in the Company's financial statements. In addition, as further inducement for loaning the Company funds, the Company issued 125,000 restricted shares of its common stock to the holder upon execution. The common shares were valued at $31,250, their fair market value, and recorded as discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In June 2011, the Company issued a convertible debenture to an existing shareholder in the amount of $125,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 150,000 shares of the Company's common stock. This beneficial conversion feature was valued at $90,750, using Black-Scholes methodology, and recorded as a discount to the debenture. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

F-44

DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

In July and August 2011, the Company issued a series of secured convertible debentures to accredited investors aggregating $275,000 in gross proceeds. All proceeds from these debentures are to be utilized solely for the purpose of funding raw materials and inventory purchases through the use of an escrow agent. The debentures bear interest at 12% per annum, payable in monthly installments. The debentures are convertible at any time prior to maturity at a conversion price equal to 80% of the average share price of the Company's common stock for the 10 previous trading days prior to conversion, but not less than $0.70. In addition, as further inducement for loaning the Company funds, the Company issued the lenders 68,750 restricted shares of its common stock and 137,500 common stock warrants exercisable at $1.25 per share. As a result, the Company had to allocate fair market value to each the beneficial conversion feature, restricted shares and warrants. The common shares were valued at $30,938, their fair market value. The Company determined the fair market value of the warrants as $94,255 using the Black-Scholes valuation model. Since the combined fair market value allocated to the warrants and beneficial conversion feature cannot exceed the convertible debenture amount, the beneficial conversion feature was valued at $149,807, the ceiling of its intrinsic value. These costs will be amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February 2012, the Company issued a convertible debenture to an existing shareholder in the amount of $75,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of maturity. The debenture is convertible at any time prior to maturity into 280,000 shares of the Company's common stock. As further inducement, the Company issued the lender 280,000 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on January 31, 2017. Using the Black-Scholes model, the warrants were valued at $63,620 and recorded as a discount to the principal amount of the debenture. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

In February and June 2012, the Company converted $524,950 of its loans payable to officers into convertible debentures. These debentures were offered by the Company's officers to certain accredited investors and a majority portion of the proceeds therefrom were deposited with the Company. The debentures had no maturity date and bear no interest. Therefore these debentures were payable on demand and were originally classified as a current liability. The debentures were convertible at any time into 3,499,667 shares, or $0.15 per share of common stock. The Company determined that these terms created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $524,950, the ceiling of its intrinsic value. Due to the nature of the debentures, the full value of the beneficial conversion feature was immediately recorded as interest expense in the Company's financial statements. In August 2012, these convertible debentures were converted into 3,499,666 shares of the Company's common stock.

On April 9, 2012, the Company executed an Investment Banking and Advisory Agreement with Charles Morgan Securities, Inc., New York, NY ("CMI"), wherein CMI agreed to provide consulting, strategic business planning, financing on a "best efforts" basis and investor and public relations services, as well as to assist the Company in its efforts to raise capital through the issuance of debt or equity. The agreement provided for CMI to engage in two separate private offerings with the initial private placement offering up to $3.0 million and the second private placement offering up to an additional $3.0 million; each on a "best efforts" basis. In connection with this agreement the Company issued 750,000 shares valued at $0.25 per share or a total value of $187,500. This amount was fully amortized in the Company's financial statements as of December 31, 2012.

In July 2012, the Company received proceeds from convertible debentures totaling $182,668 in connection with the CMI agreement. The debentures bear interest at 12% per annum, which is payable in cash or the Company's common stock at the time of conversion or maturity. The debentures are convertible at any time prior to maturity at a conversion price equal to the lesser of 75% of the average share price of the Company's common stock for the five previous trading days prior to conversion or $0.35, but not less than $0.15. In the event that the Company offers or issues shares of its common stock at a share price less than $0.15, the floor conversion price will adjust to the new lower price. The Company determined that the terms of the debentures created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $160,813 and recorded as a discount to the principal amount of the debentures. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

F-45

DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

On August 7, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture does not bear interest. As an inducement, the Company agreed to issue the lender 20,000 shares of its common stock. The common shares were valued at their trading price on the date of the agreement and recorded as interest expense in the Company's results of operations. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the conversion terms of this note were modified and the note was converted into 1,500,000 shares of common stock.

On September 25, 2012, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company's common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. During the second quarter of 2013, the lender converted $23,000 of principal into 919,403 shares of common stock in accordance with the conversion terms of the debenture.

On November 1, 2012, the Company issued a convertible debenture in the amount of $80,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the average closing bid price of the Company's common stock on the 30 previous trading days prior to the day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $56,286, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

During the second quarter of 2013, the Company recorded $65,000 in gross proceeds from the issuance of three convertible debentures. The debentures bear interest at 12% per annum, which is payable in cash at the time of maturity. The debentures are convertible at any time prior to maturity into 216,667 shares of the Company's common stock. As further inducement, the Company issued the lenders 216,667 common stock warrants exercisable at $1.50 per share. If unexercised, the warrants will expire on February 28, 2017. Using the Black-Scholes model, the warrants were valued at $69,455 and recorded as a discount up to the principal amount of the debentures. This discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements. As of December 31, 2013, two of the debentures totaling $35,000 in principal value were converted into 316,667 shares of common stock. Some of the original conversion terms were modified prior to the notes' conversions. The remaining $30,000 debenture is in default, as its maturity date was April 25, 2013.

On September 17, 2013, the Company issued a convertible debenture in the amount of $50,000. The debenture bears interest at 6% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 70% of the lowest closing bid price of the Company's common stock on the four previous trading days prior to and day of conversion, but not less than $0.0001. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $50,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

F-46

DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

On October 31, 2013, the Company issued a convertible debenture in the amount of $204,000. The debenture bears interest at 18% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest closing bid price of the Company's common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $204,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $53,000. The debenture bears interest at 8% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 58% of the average of the 3 lowest share closing bid prices of the Company's common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $48,533, its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of $125,000. The debenture bears interest at 10% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share closing bid price of the Company's common stock on the twenty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $125,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 6, 2013, the Company issued a convertible debenture in the amount of$80,000. The debenture bears no interest and is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the average share closing bid price of the Company's common stock on the thirty previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $80,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

On November 21, 2013, the Company issued a convertible debenture in the amount of $100,000. The debenture bears interest at 12% per annum, which is payable in the Company's common stock at the time of conversion or maturity. The debenture is convertible at any time prior to maturity at a conversion price equal to 50% of the lowest share intra-day price of the Company's common stock on the ten previous trading days prior to and day of conversion. The Company determined that the terms of the debenture created a beneficial conversion feature. Using the Black-Scholes model, the beneficial conversion feature was valued at $100,000, the ceiling of its intrinsic value, and recorded as a discount to the principal amount of the debenture. The discount is amortized using the effective interest method over the term of the debenture and recorded as interest expense in the Company's financial statements.

June 10, 2014 Company issued a convertible debenture of $75,000 to Coventry Enterprises LLC bearing 8% interest per annum. This debenture is in default.

F-47

DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

April 22, 2014 the company issued a 1-year convertible debenture of $77,500, maturing April 22, 2015, to Tidepool Ventures Inc. Bearing 10% interest per annum. This note has a Conversion factor of 45% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days to the market. (Representing a 55% discount to market price). This note was sold to WMV Inc. and converted into common stock.

April 22, 2014 the company issued a 1-year maturity convertible debenture of $110,000 to Iconic Holding LLC. Bearing 5% interest per annum, maturing April 22, 2015. This note has a Conversion factor of 50% of market price. Market price is calculated by the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). $32,250 was converted into Common stock for 2016. This Note is Delinquent.

May 2, 2014 the company issued a 1-year convertible debenture to LG Capital funding LLC of $35,000 maturing May 2, 2015. Bearing 8% annual interest. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default. The creditor has taken no action.

June 10, 2014 the company issued a 1-year maturity convertible debenture of$75,000 to Coventry Enterprises LLC bearing 8% interest per annum maturing June 10, 2015. This note has a conversion factor of 60% of market price. Market price is calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 40% discount to market price). This note is in default. $63K, was converted into Common stock for the year 2016.

Oct 7, 2014, the Company issued a 1 year Convertible Debenture to Coventry Enterprises LLC for $30,000. Bearing 8% per annum. Maturing Oct 7 2015. This note has a Conversion ratio with a 50% of market price. Market price is Calculated by taking the average of the lowest Bid price for the trailing ten business days. (Representing a 50% discount to market price). This note is in default. No action has been taken

Jan 14, 2016 the company issued a convertible debenture to Darren Marks for $25,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by the average of the lowest bid price of the trailing 5 business days (Representing a 60% discount to market). This note is in default. No action has been taken

Jan 14, 2016 the company issued a convertible debenture to Darren Marks for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2015. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in Default, no action has been taken, for fiscal year 2016.

Jan 14, 2016 the company issued a convertible debenture to Melvin Leiner for $50,000 bearing 8% interest per annum. Maturing Jan 14, 2017. This note has a Conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market price). This note is in default. No action has been taken for fiscal year 2016.

Feb 1, 2016 the company issued a convertible debenture to Andrew Telsey for $30,000, bearing 8% Interest per annum. Maturing Feb 1, 2017. This note has a conversion of 60% of market value. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 40% discount to market price). This Note is in default. No action has been taken for fiscal year 2016.

F-48

DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

Feb 1, 2016, the Company issued a convertible Note to Darren Marks for $70,500, bearing 8% interest per annum. Maturing Feb 1, 2017. This note has a conversion factor of 40% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 60% discount to market Price). This Note is in default. No action has been taken for fiscal year 2016.

Feb 1 2016, the Company issued a convertible Note to Melvin Leiner for $106,632.70, bearing 8% interest, with a conversion ratio, of 40% market price. Maturing Feb 1, 2017. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. Discount to market. (Representing a 60% discount to market price). This Note is in default. No action has been taken for fiscal year 2016.

April 16, 2016 the company issued a convertible debenture to Tidepool Ventures group for $10,000 bearing 5% interest per annum. Maturing April 16, 2017. This note has a conversion ratio of 45% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 55% discount to market). This debenture is in default.

April 26, 2016 the company issued a convertible debenture to Iconic Holdings LLC for $25,000 bearing 10% interest per annum Maturing April 26, 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

June 10, 2016 the company issued a convertible debenture to Tidepool Ventures LLC for $3,000 bearing 5% interest per annum. Maturing June 10, 2017. This note has a conversion ratio of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing 50% discount to market price). This debenture is in default.

June 29, 2016 the company issued a convertible debenture to Tidepool Ventures LLC $8750 bearing 5% interest per annum. Maturing June 29, 2017. This Note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

August 12, 2016 the company issued a convertible debenture to Tidepool Ventures LLC $3,000 bearing 5% interest per annum. Maturing August 12, 2017. This note has a conversion factor of 50% of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

Sept 7, 2016 the company issued a convertible debenture to Dr. Rutherford for $20,000 Bearing 5% interest per annum. Maturing September 7 2017. This note has a conversion of 50% discount of market price. Market price is calculated by taking the average of the lowest bid price of the trailing 5 business days. (Representing a 50% discount to market price). This debenture is in default.

Feb 1st, 2017 Company issued a Convertible debenture to CEO Adrian McKenzie for (Eighty-Nine Thousand Dollars. ($89K)). Bearing 9.875% interest for Annual Back Salary and Annual Bonus for 2016. This debenture is in default.

March 31st, 2017 company issues convertible note to CEO Adrian McKenzie for Eight thousand dollars ($8K), bearing 9.875% interest for Back Salaries for the months of February and March 2017. This note is in default.

May 21st, 2017 Company issued a convertible Promissory Note to Heidi Michitsch for One Hundred Thousand Dollars, bearing 9.875% interest ($100K). This note is in default.

June 30th company issued a convertible debenture to CEO Adrian McKenzie in the amount of Six thousand Dollars ($6K), bearing 9.875% interest, for back salary for Q2, 2017. This note is in default.

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DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

November 24th the company issued a convertible debenture to Mr. Fred Rosen for $4K dollars USD, for funds loaned to the company. This note is in default.

On November 25th the Company issued a Convertible Note for $20K Dr. Thomas Rutherford, for funds loaned to the company. This note is in default.

On or about Nov 29 /2017 the company issued a Convertible Promissory Note. to Mr. Joseph Gibson, for $5K USD. This note is in default.

On or about November 30th issued a Convertible Promissory Note to Dr. Doug Engers $5K, for funds loaned to the Company. This note is in default.

On or about December 13th issued a Convertible Promissory Note to Barry Romich $10K USD, for funds loaned to the company.This note is in default.

On or about December 15th, 2017 the company issued a Convertible Promissory Note to Mr. Kerry Goodman for $100K USO ($50K cashed late December, $50K cashed early February).

On or about December 31 company issued a Convertible Promissory Note payable to Ms. Heidi Michitsch $6K for Back Salaries Due, 04 2017. This note is in default.

On Dec 31, 2017 the Company issued a convertible Promissory Note to CEO Adrian P. McKenzie in the Amount of $31,280. This Promissory Note covers monies loaned to the company for the Token Talk Acquisition and Back Salaries owed to Mr. McKenzie over the given time period. This note is in default.

Equity

Preferred and Common Stock

As of December 31, 2017 the company is Authorized to issues 25 billion Common shares. Of which as of December 31, 2017, 20.8 Billion shares are issued and outstanding.

Sole Office and Director Adrian McKenzie Holds 355K Series F preferred, which have voting rights of 75,000 votes per share. (Control Block)

At December 31, 2016 the Company was authorized to issue 10,000,000 shares of $0.001 Preferred Stock and 400,000,000 shares of $0.001 par value Common Stock. The holders of common stock are entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors. Each share of common stock is entitled to one vote.

On May 3, 2013 the Company authorized the issuance of 300,000 shares of Series C Preferred Stock ("Series C") and issued 150,000 shares of Series C to Darren Marks, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Marks; and issued 150,000 shares of its Series C to Mel Leiner, an officer and director of the Company, in settlement of $100,000 owed by the Company to Mr. Leiner. Each Series C share entitles the holder to 300 votes on all matters submitted to a vote of the Company's shareholders.

On October 21, 2013 the Company authorized the issuance of 1,800,000 shares of Series D Preferred Stock ("Series D") and issued 900,000 shares of Series D to Darren Marks in settlement of $900,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series D to Mel Leiner in settlement of $900,000 owed by the Company to Mr. Leiner. Each share of Series D Convertible Preferred Stock is convertible into 68.2721 shares of our Common Stock. If all of these shares are converted it would result in the issuance of 122,448,780 shares.

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DNA Brands, Inc.

Notes to Financial Statements (Continued)

December 31, 2017

(Unaudited)

On December 27, 2013 Messrs. Marks and Leiner returned their Series D shares and these shares were cancelled. Additionally on December 27, 2013 the Company authorized the issuance of 1,800,000 shares of Series E Preferred Stock ("Series E") and issued 900,000 shares of Series E to Darren Marks in settlement of $50,000 owed by the Company to Mr. Marks; and issued 900,000 shares of its Series E to Mel Leiner in settlement of $50,000 owed by the Company to Mr. Leiner. Each share of Series E stock has voting rights equal to 68.02721 common shares. The Series E is not convertible into any of our common shares.

At December 31, 2016 and 2015, preferred stock issued and outstanding 2,100,000 and 0 shares, respectively. At December 31, 2016 and 2015, common stock issued and outstanding totaled 11.7 Billion, and 6.7 Billion shares, respectively.

Historically, the Company has issued and sold preferred stock, common stock and common stock warrants in order to fund a significant portion its operations. Additionally, the Company has issued shares of its common stock to compensate its employees, pay service providers and retire debt.

Stock Options

ALL stock options that have been issued in the past have expired worthless

As of December 31, 2017, 2016 and 2015, there was $-0- in unrecognized compensation related to stock options outstanding. All outstanding stock options are vested. Since the inception of the Company, no stock options have been exercised.

Stock Warrants

All Prior Warrants have now expired as of Jan 31 2017

The net operating loss is comprised as follows:
Loss from operations 2017	$(314,875)
Loss from operations 2016	$(318,272)
Loss from operations 2015	$(104, 373)
Loss From operation 2014	$(801, 213)

Commitments

As of December 1, 2016 the company is committed to $1300 per month for an office facility, that it leases annually.

/

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PART III—EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description
2.1	Articles of Incorporation (1)
2.2	Amended Articles of Incorporation - 3-17-11 (1)
2.3	Amended Articles of Incorporation - 1-2-14 (1)
2.4	Amended Articles of Incorporation - 8-26-14 (1)
2.5	Amended Articles of Incorporation - 2-18-16 (1)
2.6	Amended Articles of Incorporation - 11-11-17 (1)
2.7	Bylaws (1)
3.1	Specimen Stock Certificate (1)
4.1	Subscription Agreement (1)
6.1	Employment Agreement of Adrian McKenzie (1)
6.2	Indemnification Agreement – Adrian McKenzie (1)
6.3	Promissory Note ($100,000) with Dr. Thomas Rutherford, dated June 1, 2013 (2)
6.4	Promissory Note ($50,000) with Chris Carleo, dated June 1, 2013 (2)
6.5	Promissory Note ($15,000) with Curtis J. Nelson, dated June 1, 2013 (2)
6.6	Promissory Note ($10,000) with Harry R. Grim, dated June 14, 2013 (2)
6.7	Promissory Note ($20,000) with Jan Ehrenwerth, MD and Mary Ann Ehrenwerth, dated June 17, 2013 (2)
6.8	Convertible Promissory Note ($53,000) between DNA Brands, Inc. and Asher Enterprises, Inc., dated March 17, 2014 (2)
6.9	Notice of Conversion dated March 17, 2014 (2)
6.10	Convertible Redeemable Note ($75,000) with Coventry Enterprises, LLC, dated June 10, 2014 (2)
6.11	Convertible Redeemable Note ($78,750.00) between LF Capital Funding, LLC, dated March 31, 2015 (2)
6.12	Convertible Redeemable Note ($38,500), with LG Capital Funding, LLC, dated May 2, 2015 (2)
6.13	Convertible Promissory Note ($106,632.70) between DNA Brands, Inc. and Melvin Leiner, dated February 1, 2016 (2)
6.14	Convertible Promissory Note ($70,500) between DNA Brands, Inc. and Darren Marks, dated February 1, 2016 (2)
6.15	Convertible Promissory Note ($30,000) between DNA Brands, Inc. and Andrew I. Telsey, dated February 1, 2016 (2)
6.16	Employment Agreement with Heidi Michitsch, dated May 21, 2017 (2)
6.17	Convertible Promissory Note ($10,000) between DNA Brands, Inc. and Barry Romich, dated December 13, 2017 (2)
6..18	Convertible Promissory Note ($100,000) between DNA Brands, Inc. and Kerry Goodman, dated December 15, 2017 (2)
6.19	Assignment Agreement by and among Asher Enterprises, Inc., Jabro Funding Corp and DNA Brands, Inc., dated September 13, 2018 (2)
6..20	Unsecured Convertible Promissory Note ($50,000) between DNA Brands, Inc. and Barry A. Rmich, dated August 13, 2019 (2)
6..21	Convertible Promissory Note ($23,500) between DNA Brands, Inc. and PBDC LLC or Adrian McKenzie, dated March 31, 2019 (2)
6..22	Convertible Promissory Note ($150,000) between DNA Brands, Inc. and GPL Ventures LLC, dated April 3, 2019 (2)
6..23	Convertible Promissory Note ($100,000) between DNA Brands, Inc. and GPL Ventures LLC, dated April 3, 2019 (2)
6..24	Convertible Promissory Note ($30,000) between DNA Brands, Inc. and Dr. Thomas Rutherford, dated May 6, 2019 (2)
6..25	Convertible Promissory Note ($20,000) between DNA Brands, Inc. and Adrian McKenzie-Patasar or dba PBDC LLC, dated June 30, 2019 (2)
6..26	Convertible Promissory Note ($37,500) between DNA Brands, Inc. and Adrian McKenzie-Patasar or dba PBDC LLC, dated September 30, 2019 (2)
6.27	Convertible Promissory Note ($30,000) between DNA Brands, Inc. and Dr. Thomas Rutherford, dated October 6, 2019 (2)
6.28	Convertible Promissory Note ($21,000) between DNA Brands, Inc. and PBDC LLC or Adrian McKenzie, dated December 31, 2019 (2)
7.1	RideShare Rental Fleet Owners Agreement (1)
11.1*	Consent of Milan Saha, Esq. (included in Exhibit 12.1)
12.1*	Opinion of Milan Saha, Esq.

(1) Incorporated by reference to the Company’s Offering Statement on Form 1-A filed with the Commission on August 7, 2019.

(2) Incorporated by reference to the Company’s Offering Statement on Amendment No. 1 to Form 1-A filed with the Commission on October 21, 2019.

* Filed herewith.

II-1

SIGNATURE

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on behalf by the undersigned, thereunto duly authorized, in Fort Lauderdale, State of Florida, on December 18, 2019.

DNA Brands, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Executive Officer, Director

Date: December 18, 2019

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Executive Officer, Director,

Chief Financial Officer (Principal Financial Officer

Date: December 18, 2019

SIGNATURES OF DIRECTORS:

By: /s/ Adrian McKenzie

Name: Adrian McKenzie

Title: Chief Executive Officer, Director

Date: December 18, 2019

II-2